Exhibit 10.19

Execution Version

SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT

AMONG

PHYSICIANS FORMULA, INC.,
as the Borrower,

THE GUARANTORS PARTY HERETO

AND

MILL ROAD CAPITAL, L.P.,
as the Purchaser, a Holder and the Holder Representative

Dated as of November 6, 2009

SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT

Physicians Formula, Inc.
1055 West 8th Street
Azusa, CA 91702

Dated as of November 6, 2009

Mill Road Capital, L.P.,
   as the Purchaser, a Holder and
   the Holder Representative,
Two Sound View Drive
Greenwich, CT 06830

Ladies and Gentlemen:

Physicians Formula, Inc., a New York corporation (the “Borrower”), Physicians Formula Holdings, Inc., a Delaware corporation (“Holdings”) and the direct parent of the Borrower, and the other direct and indirect Subsidiaries of Holdings from time to time party to this Agreement, as Guarantors, hereby agree with you as follows:

ARTICLE I.
PURCHASE AND SALE OF THE SENIOR SUBORDINATED NOTES

1.1            The Notes. The Borrower has authorized the issuance and sale of its Senior Subordinated Notes due May 6, 2013 in the aggregate original principal amount of eight million dollars ($8,000,000) in the form set forth as Exhibit A attached hereto (referred to herein individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange therefor or replacement thereof).  Commencing on the date of issuance, the Notes will accrue interest on the unpaid principal amount thereof at an interest rate per annum (the “Interest Rate”) consisting of (i) fifteen percent (15.00%) per annum in cash interest plus (ii) four percent (4.00%) per annum to be added automatically to the unpaid principal amount of the Notes (“PIK Interest”) on each Interest Payment Date.

(b)            Interest on the Notes shall be computed based on a 360-day year and actual days elapsed.  Cash interest on the Notes shall be payable monthly in arrears on the first day of each calendar month (each, an “Interest Payment Date”) commencing on December 1, 2009, by wire transfer of immediately available funds to one or more accounts designated by the relevant Holders.  All accrued PIK Interest shall be compounded quarterly on the first day of each calendar quarter.  The records of the Holders shall, absent manifest error, be conclusive evidence of the outstanding principal balance of the Notes, including all PIK Interest added to the principal amount thereof and the compounding thereof, but any failure of any Holder to record, or any error in so recording, any such amount on such Holder’s records shall not limit or otherwise affect the obligations of the Borrower under the Notes to make all payments of principal of and interest thereon when due.

1.2            Purchase and Sale of the Notes.  The Borrower agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Borrower a Note in the principal amount of eight million dollars ($8,000,000) at a closing (the “Closing”) to be held at the offices of Foley Hoag LLP located in Boston, Massachusetts at 10:00 a.m. Boston time, or at such other location and time as agreed to by the Borrower and the Purchaser, on the date on which this Agreement is executed and delivered and upon satisfaction or waiver of the conditions described in Article VI hereof (the “Closing Date”).  At the Closing, the Borrower will issue and deliver one Note to the Purchaser, payable to the Purchaser or its registered assigns, in the principal amount of eight million dollars ($8,000,000), against receipt of the aggregate face amount of such Note in immediately available funds by wire transfer to an account of the Borrower or an account of such other third party as directed by the Borrower on or prior to the date hereof; provided that it is understood and agreed that the Purchaser may, upon notice to the Borrower, deduct from such issue price payable by the Purchaser to the Borrower at the Closing the amount of any fees and expenses due the Purchaser hereunder, including, without limitation, pursuant to Sections 1.11 and 6.11.

1.3            Payments and Endorsements.

(a)            Payments of principal, interest and premium, if any, on the Notes and other payments under the Operative Documents shall be made prior to 2:00 p.m. (Greenwich, Connecticut time) on the date due, and shall be made without set-off or counterclaim, directly by wire transfer of immediately available funds to the account or accounts designated in writing by the Holder Representative, without any presentment or notation of payment, except that prior to any transfer of any Note the Holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.  All payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes pro rata based on the principal amount outstanding and held by each Holder thereof.  The Borrower hereby authorizes each Holder to endorse on the Notes held by such Holder the PIK Interest paid thereon, and the Borrower shall, upon the request of any Holder of one or more Notes and in lieu of endorsement of such PIK Interest, issue to such Holder one or more additional Notes evidencing the PIK Interest paid on the Notes held by such Holder, in each case, promptly upon the request of such Holder, all of which shall be made, issued and otherwise effected in accordance with the terms of Section 1.8.

(b)            Each Holder that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Holder Representative on or before the Closing Date or, if later, the date such Person becomes a Holder of one or more Notes hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Holder and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Holder, including fees, pursuant to the Operative Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Holder, including fees, pursuant to the Operative Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Holder is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Holder is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code).  Thereafter and from time to time, each Holder of one or more Notes shall submit to the Borrower and the Holder Representative such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Holder Representative, to such Holder and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Holder, including fees, pursuant to the Operative Documents or the Obligations.  Upon the request of the Borrower or the Holder Representative, each Holder of one or more Notes that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Holder Representative two duly completed and signed copies of form W-9 (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) or such other certificate, as requested, to the effect that it is such a United States person.

(c)            If any Holder of one or more Notes determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Holder Representative any form or certificate that such Holder is obligated to submit pursuant to subsection (b) of this Section 1.3 or that such Holder is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Holder shall promptly notify the Borrower and the Holder Representative of such fact and the Holder shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

(d)            The obligations of the Borrower and the Guarantors under this Section 1.3 shall survive the payment in full of all amounts due hereunder or under the Notes and the termination of this Agreement and the other Operative Documents.

1.4            Redemptions; Prepayments; Repurchases.

(a)            Redemptions at Maturity.  Unless the maturity of the Notes is accelerated pursuant to Article VIII hereof, the Notes shall mature and be redeemed by the Borrower in one installment which shall be paid on May 6, 2013.  On the stated or accelerated maturity date of the Notes, the Borrower will pay in cash the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK Interest.  No redemption of less than all of the Notes shall affect the obligation of the Borrower to make the redemption required by the preceding sentence.

(b)            Optional Prepayments.  The Borrower may voluntarily prepay the Notes, in whole or in part, at any time (subject to clause (e) below).  Optional prepayments permitted pursuant to this clause (b) may only be made upon payment to the Holder Representative (on behalf of the relevant Holders) of an amount equal to the sum of the principal amount to be prepaid, together with all accrued and unpaid interest (including PIK Interest) on the principal amount so prepaid through the date of prepayment, plus the Prepayment Premium, if any, indicated in clause (d) below corresponding to the period in which the prepayment occurs.  Written notice of any prepayment pursuant to this Section 1.4(b) shall be given to the Holder Representative at least five (5) Business Days prior to the date of any such prepayment.

(c)            Repurchase upon a Change of Control.  Without in any way limiting the Holders’ rights under Article VIII hereof with respect to any event described in this clause (c) that also constitutes an Event of Default, but subject to clause (e) below, if there shall occur a Change of Control, then the Borrower shall, immediately upon the occurrence of such Change in Control, offer in writing to repurchase Notes at a purchase price equal to the entire principal amount of the Notes, together with all accrued and unpaid interest (including PIK Interest) on the principal amount through the date of repurchase, plus the Prepayment Premium, if any, indicated in clause (d) below corresponding to the period in which the repurchase occurs.  If any Holder shall not have responded to any such offer within ten Business Days of receipt of same, such Holder shall be deemed to have rejected such offer.

(d)            Prepayment Premium.  In the event of any prepayment or repurchase of the Notes prior to the Maturity Date pursuant to clauses (b) or (c) above, the Borrower shall pay to the Holder Representative (on behalf of the Holders) the prepayment premium indicated below corresponding to the time period in which such prepayment or repurchase occurs or is required to occur (the “Prepayment Premium”) (which prepayment premium shall be paid to the Holder Representative (on behalf of the Holders) as liquidated damages and compensation for the costs of making funds available with respect to the loans evidenced by the Notes):

Period	Prepayment Premium (% of the aggregate principal amount of the Notes prepaid or repurchased)

Closing Date through November 5, 2010	5%
November 6, 2010 through November 5, 2011	4%
November 6, 2011 through November 5, 2012	2%
November 6, 2012 through May 5, 2013	1%

(e)            Consent of Senior Lender.  Notwithstanding the foregoing provisions of clauses (b) and (c) above, the Borrower shall have no right to voluntarily prepay the Notes under clause (b) above or obligation to mandatorily repurchase the Notes under clause (c) above unless the Borrower or the Senior Lender (if required pursuant to the Intercreditor Agreement) shall have delivered (or caused to be delivered) to the Holder Representative all required written consents, if any, of the Senior Lender and any other holders of the Senior Obligations to such optional prepayment or repurchase in form and substance reasonably satisfactory to the Required Holders, which delivery shall be made, in the case of any such voluntary prepayment, at least five (5) Business Days prior to the date of such voluntary prepayment.

(f)             Pro Rata Prepayment.  Except as set forth in Section 11.5, each prepayment or other repayment of the Notes shall be made as to all of the Notes and shall be made so that the Notes held by each Holder shall be prepaid or repaid in a principal amount which shall bear the same ratio to the aggregate unpaid principal amount being redeemed, prepaid or repaid on all of the Notes as the unpaid principal amount of the Notes then held by such Holder bears to the aggregate unpaid principal amount of all of the Notes.

(g)            No Other Acquisition of Notes.  The Borrower will not purchase, redeem, prepay, tender for or otherwise acquire or repay, directly or indirectly, any of the outstanding Notes except upon the redemption, prepayment or repurchase of the Notes in accordance with the other terms of this Section 1.4.  The Borrower will promptly cancel all Notes acquired by it pursuant to any purchase, redemption, prepayment or tender for the Notes pursuant to any provision of this Agreement or otherwise, and no Notes may be issued in substitution or exchange for any such Notes.

1.5            Default Rate of Interest.  If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred, the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time in default shall (both before and after acceleration and entry of judgment) bear interest, payable in cash on demand, at a rate per annum equal to the Interest Rate payable pursuant to Section 1.1 hereof plus three percent (3%) per annum; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the Interest Rate as set forth in Section 1.1 hereof.

1.6            Maximum Legal Rate of Interest. Notwithstanding any provision to the contrary contained herein, in the Notes or in any other Operative Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein, in the Notes or in any other Operative Document, then in such event: (a) the provisions of this Section shall govern and control; (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Holders may have received hereunder shall, at the option of the Required Holders, be (i) applied as a credit against the then-outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing; (d) the interest rate payable hereunder, under the Notes or under any other Operative Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement, the Notes and the other Operative Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate; and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Holders for any damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement and the Operative Documents, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations shall remain at the Maximum Rate until each Holder has received the amount of interest which it would have received during such period on the Obligations had the rate of interest not been limited to the Maximum Rate during such period.

1.7            Payment or Delivery on Non-Business Days.  Whenever any payment or delivery to be made shall be due on a day which is not a Business Day, such payment or delivery may be made on the next succeeding Business Day, and, if a payment, such extension of time shall in such case be included in the computation of payment of interest due.

1.8            Transfer and Exchange of Notes.  The Borrower shall keep a register in which it shall provide for the registration of the Notes and the registration of transfers of Notes.  The Holder of any Note may, prior to maturity, prepayment or repurchase of such Note, surrender such Note at the principal office of the Borrower for transfer or exchange.  Any Holder desiring to transfer or exchange any Note (including, but not limited to, any assignment of a Note or Notes contemplated by Section 11.5 hereof) shall first notify the Borrower in writing at least ten (10) Business Days in advance of such transfer or exchange.  Promptly, but in any event within ten (10) Business Days after such notice to the Borrower from the Holder Representative (on behalf of a Holder of one or more Notes) of  a Holder’s intention to make such an exchange of such Holder’s Note(s) and without expense (other than transfer taxes, if any) to such Holder, the Borrower shall issue in exchange therefor another Note or Notes in the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Holder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without further restriction).  Each new Note shall be made payable to such Person or Persons, or assigns, as the Holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Borrower shall have no obligation or liability under any Note to any Person other than the registered Holder of each such Note.  Assignments and transfers of Notes by the Holders shall be made in compliance with Section 11.5 hereof.

1.9            Replacement of Notes.  Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of such Note the Borrower will issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Holder, its nominee, or any of its partners is the Holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification shall be required as a condition to the execution and delivery by the Borrower of a new Note in replacement of such lost, stolen or destroyed Note other than the Holder’s written agreement to indemnify the Borrower.

1.10          Ranking.  The Obligations and the rights and remedies of the Holders under the Operative Documents relating to the indebtedness evidenced by the Notes shall be senior in right of payment to all Subordinated Debt (other than any indebtedness which has priority by operation of law) of Holdings, the Borrower and the other Subsidiaries.  The Obligations and the rights and remedies of the Holders under the Operative Documents relating to the indebtedness evidenced by the Notes shall be subordinate and junior in right of payment to the Senior Obligations in the manner and to the extent provided in the Intercreditor Agreement.

1.11          Closing Fee; Expenses.  At the Closing the Borrower shall pay to the Purchaser or its designee a closing fee of $160,000 (the “Closing Fee”), payable in cash, and such fee shall be in addition to the other amounts required to be paid at the Closing pursuant to Section 6.15 hereof.  At the option of the Purchaser by notice to the Borrower, the amount of such fee and the other amounts required to be paid pursuant to Section 6.15 hereof may be paid by the Purchaser by deducting such amounts from the purchase price of the Notes payable at the Closing.

1.12          Original Issue Discount.  The Borrower and the Holders intend, for applicable income tax purposes: (i) that the Notes are debt for U.S. federal income tax purposes, that the issuance of the Notes and the Holders’ right to receive warrants constitutes an “investment unit” as of the date hereof within the meaning of Section 1273 of the Code, and that the right to receive warrants is not received in exchange for any debt owned by the Borrower to any Holders as of the date hereof, (ii) that the Notes issued to the Holder (other than any notes delivered in exchange therefor or replacement thereof) constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), (iii) that the Notes are issued with original issue discount (“OID”), and (iv) that the Borrower shall timely calculate and report the amount of OID as required by applicable law.  The Borrower and the Holders agree to adhere to the terms of this Note for U.S. federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on the Notes), except as required by applicable law.

1.13          Security Interest. The Obligations shall be secured by a perfected security interest (subject, in terms of priority, only to Liens created under the Senior Loan Documents and Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, Holdings and the other Guarantors, whether now owned or hereafter acquired, pursuant to and subject to the limitations and the terms and conditions of Article II herein, the Guarantor Security Agreement and the other Security Documents.

1.14          Amendments for Mezzanine Financing and Warrants.  The parties agree to amend the Operative Documents to reflect the terms and conditions set forth in Annex A attached hereto (the “Mezzanine Financing”) and to cause Holdings to issue warrants to Purchaser on the terms and conditions set forth in Annex A; provided that all such terms and conditions and the issuance of the warrants are approved by the stockholders of Holdings.  Holdings agrees (i) as soon as reasonably practicable following the date of this Agreement, Holdings shall prepare in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and file with the Commission a proxy statement (the “Proxy Statement”) to be sent to the stockholders of Holdings in connection with a meeting for the purpose of approving the issuance of the warrants and the other terms of the Mezzanine Financing (the “Stockholders Meeting”); (ii) as soon as reasonably practicable after such filing with the Commission (if Holdings learns that no review of the Proxy Statement will be made by the staff of the Commission) or as soon as reasonably practicable after the completion of any review of the Proxy Statement made by staff of the Commission, Holdings shall mail, or cause to be mailed, the Proxy Statement in which Holdings shall make a recommendation that the stockholders of Holdings approve the issuance of the warrants and the other terms of the Mezzanine Financing; and (iii) within 60 days of such mailing, Holdings shall hold the Stockholders Meeting.  Purchaser will cooperate with Holdings in the preparation of the Proxy Statement.  For the avoidance of doubt, any amendments to the Operative Documents as a result of the transactions set forth in Annex A shall not result in any payment of a Prepayment Premium.  Upon the approval of such terms and conditions by the stockholders of Holdings, the parties shall execute and deliver documentation to effect such terms and conditions and to issue the warrants, including without limitation, an amendment to this Agreement substantially in the form attached hereto as Annex A-1, an amended and restated promissory note substantially in the form attached hereto as Annex A-2, a warrant substantially in the form attached hereto as Annex A-3 and a registration rights agreement substantially in the form attached hereto as Annex A-4.

1.15          Standstill.  Until September 30, 2012, MRC and its Affiliates shall not (a) acquire more than 35% of the common stock of Holdings or (b) seek to elect voting seats on the Board of Directors of Holdings (except as permitted in Section 7.33 herein), in each case, without the prior written consent of the Board of Directors of Holdings. These restrictions shall be released upon the receipt by the Borrower of any bid (other than a bid from MRC or its Affiliates) for the acquisition of Holdings and its Subsidiaries.  The Borrower shall provide MRC with notice of the receipt of any such bid within three Business Days of receipt by the Borrower or any of its Affiliates.

ARTICLE II.
SECURITY INTEREST.

2.1            Grant of Security Interest.  The Borrower hereby pledges, collaterally assigns and grants to the Holder Representative and to the Holders, a Lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of all Obligations; provided, however, notwithstanding the foregoing, no Lien is hereby granted on any Excluded Property, and such Excluded Property shall not be deemed to be “Collateral”; provided further that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall be deemed to be “Collateral.”  Following the written request by the Required Holders, the Borrower shall grant the Holder Representative and the Holders, a Lien and security interest in all commercial tort claims that it may have against any Person.

2.2            Notifying Account Debtors and Other Obligors; Collection of Collateral.  The Holder Representative may at any time (whether or not a Default Period then exists) deliver a Record giving an account debtor or other Person obligated to pay an Account, a General Intangible, or other amount due, notice that the Account, General Intangible, or other amount due has been assigned to the Holder Representative for security and must be paid directly to the Holder Representative.  The Borrower shall join in giving such notice and shall Authenticate any Record giving such notice upon the Holder Representative’s request.  After the Borrower or the Holder Representative gives such notice, the Holder Representative may, but need not, in the Holder Representative’s or in the Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, such Account, General Intangible, or other amount due, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any account debtor or other obligor.  The Holder Representative may, in the Holder Representative’s name or in the Borrower’s name, as the Borrower’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower’s mail to any address designated by the Holder Representative, otherwise intercept the Borrower’s mail, and receive, open and dispose of the Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower’s account or forwarding such mail to the Borrower’s last known address.

2.3            Collateral Assignment of Insurance.  As additional security for the Obligations, the Borrower hereby collaterally assigns to the Holder Representative and to the Holders, all rights of the Borrower under every policy of insurance covering the Collateral and all business records and other documents relating to it, and all monies (including, without limitation, all proceeds and refunds) that may be payable under any policy, and the Borrower hereby directs the issuer of each policy to pay all such monies directly to the Holder Representative.  At any time, whether or not a Default Period then exists, the Holder Representative may (but need not), in the Holder Representative’s or the Borrower’s name, execute and deliver proofs of claim, receive payment of proceeds and endorse checks and other instruments representing payment of the policy of insurance, and adjust, litigate, compromise or release claims against the issuer of any policy.  Any monies received under any insurance policy assigned to the Holder Representative, other than liability insurance policies, or received as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid to the Holder Representative and, as determined by the Holder Representative in its sole discretion, either be applied to prepayment of the Obligations or disbursed to the Borrower under staged payment terms reasonably satisfactory to the Holder Representative for application to the cost of repairs, replacements, or restorations which shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed.

2.4            Borrower’s Premises.

(a)            Holder Representative’s Right to Occupy the Borrower’s Premises.  The Borrower hereby grants to the Holder Representative the right, at any time during a Default Period and without notice or consent, to take exclusive possession of all locations where the Borrower conducts its business or has any rights of possession, including without limitation the locations described on Schedule 2.4 (the “Premises”), until the earlier of (i) payment in full and discharge of all Obligations or (ii) final sale or disposition of all items constituting Collateral and delivery of those items to purchasers.

(b)            Holder Representative’s Use of the Borrower’s Premises.  During any Default Period, the Holder Representative may use the Premises to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by the Holder Representative in good faith.

(c)            Borrower’s Obligation to Reimburse the Holder Representative.  The Holder Representative shall not be obligated to pay rent or other compensation for the possession or use of any Premises, but if the Holder Representative elects to pay rent or other compensation to the owner of any Premises in order to have access to the Premises, then the Borrower shall promptly reimburse the Holder Representative all such amounts, as well as all actual out-of-pocket taxes, fees, charges and other expenses at any time payable by the Holder Representative with respect to the Premises by reason of the execution, delivery, recordation, performance or enforcement of any terms of this Agreement.

2.5            License.  Without limiting the generality of any other Security Document, the Borrower hereby grants to the Holder Representative a non-exclusive, worldwide and royalty-free license during any Default Period to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral.

2.6            Financing Statements.

(a)            Authorization to File.  The Borrower authorizes the Holder Representative to file financing statements describing Collateral to perfect the Holder Representative’s Security Interest in the Collateral, and the Holder Representative may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including without limitation any commercial tort claims.  All financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized.  Following the termination of this Agreement and payment of all Obligations, the Holder Representative shall, at the Borrower’s expense and within the time periods required under applicable law, release or terminate any filings or other agreements that perfect the Security Interest.

(b)            Termination.  The Holder Representative shall, at the Borrower’s expense, release or terminate any filings or other agreements that perfect the Security Interest, provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnitee under this Agreement with respect to any Indemnified Liabilities, upon the Holder Representative’s receipt of the following, in form and content satisfactory to the Holder Representative: (i) cash payment in full of all payment Obligations and a completed performance by the Borrower with respect to its other Obligations under this Agreement, (ii) a release of all claims against the Holder Representative by the Borrower relating to the Holder Representative’s performance and obligations under the Operative Documents, and (iii) an agreement by the Borrower and any Guarantor, and any new lender to the Borrower to indemnify the Holder Representative for any payments received by the Holder Representative that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason.

2.7            Setoff.  The Holder Representative may at any time during a Default Period, in its sole discretion and without demand or notice to anyone, setoff any liability owed to the Borrower by the Holder Representative against any Obligations, whether or not due; provided that in no event shall Holder Representative offset against the Borrower’s payroll account number 4121973010 maintained at Senior Lender so long as the funds held in such payroll account are limited to the amount required to satisfy the Borrower’s payroll obligations during the following seven day period (as of any date of determination).

2.8            Collateral Related Matters.  This Agreement does not contemplate a sale of Accounts or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency.  The Holder Representative’s duty of care with respect to Collateral in its possession (as imposed by law) will be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or third Person, and the Holder Representative need not otherwise preserve, protect, insure or care for such Collateral.  The Holder Representative shall not be obligated to preserve rights the Borrower may have against prior parties, to liquidate the Collateral at all or in any particular manner or order or apply the Proceeds of the Collateral in any particular order of application.  The Holder Representative has no obligation to clean-up or prepare Collateral for sale.  The Borrower waives any right it may have to require the Holder Representative to pursue any third Person for any of the Obligations.

2.9            Notices Regarding Disposition of Collateral.  If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by applicable law in a particular situation, such notice will be deemed commercially reasonable if given in the manner specified in Section 11.3 at least ten (10) calendar days before the date of intended disposition or other action.

2.10          Limitation on Security Interest.  Notwithstanding anything herein to the contrary, the Security Interest granted hereunder together with any other security interest granted under the other Security Documents shall be capped at an amount equal to the lesser of (a) 10% of the aggregate market value of all assets of the Holdings, the Borrower and its Subsidiaries and (b) 10% of the aggregate market value of all outstanding Capital Stock of Holdings, in each case, as determined on the Closing Date.

2.11          Senior Lender Acting as Bailee.  With respect to any provision in this Agreement, the Guarantor Security Agreement or any other Security Document which requires the Borrower, Holdings or any other Guarantor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights, other Collateral or other assets that are collateral requiring possession or control thereof in order to perfect the security interest of the Holder Representative and the Holders therein under the Uniform Commercial Code, no such delivery or giving of control to the Holder Representative shall be required to the extent such Collateral or other assets are required to be delivered to or control is required to be given to Senior Lender in accordance with the Senior Credit Agreement, it being understood that the Senior Lender is acting as agent and bailee for the benefit of the Holder Representative and the Holders pursuant to the terms of the Intercreditor Agreement.

ARTICLE III.
DEFINITIONS; INTERPRETATION

3.1            Definitions.  As used herein, the following terms shall have the following meanings:

“Accounts” shall have the meaning given it under the UCC.

“Additional Guarantor Supplement” means a Guaranty in the form of Exhibit D attached hereto.

“Adjusted EBITDA” means, determined on a consolidated basis for the Borrower and its wholly-owned subsidiaries, the Borrower’s net income, calculated before (in each case, to the extent included in determining net income) (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense, (iv) gains arising from the write-up of assets, (v) any extraordinary gains, (vi) stock-based compensation expenses, (vii) changes resulting from the valuation of goodwill and intangible assets made in accordance with FASB Accounting Standard 142, (viii) changes resulting from foreign exchange adjustments arising from a revaluation of assets subject to foreign currency revaluation, and (ix) provisions arising from adjustments to the Borrower’s inventory reserves for obsolete, excess, or slow-moving inventory.

“Affiliate” or “Affiliates” means, as to any Person, any other Person controlled by, controlling or under common control with the first Person.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Senior Subordinated Note Purchase and Security Agreement.

“Approved Fund” means any Fund that is administered, managed or serviced by (a) a Holder, (b) an Affiliate of a Holder that is under common control with such Affiliate, or (c) an entity or an Affiliate of an entity that administers, manages or services a Holder that is under common control with such Affiliate.

“Authenticated” means (a) to have signed; or (b) to have executed or to have otherwise adopted a symbol, or have encrypted or similarly processed a Record in whole or in part, with the present intent of the authenticating Person to identify the Person and adopt or accept a Record.

“Book Net Worth” means the aggregate of the Owners’ equity in the Borrower, determined in accordance with GAAP, and calculated without regard to any change in the valuation of goodwill and intangible assets made in accordance with FASB Accounting Standard 142.

“Borrower” shall have the meaning assigned to that term in the first paragraph of this Agreement.

“Borrower Inventory G/L Reserve” means the dollar amount carried in the Borrower’s general ledger reserve for inventory considered to be obsolete, excessive, or otherwise having a value less than cost.  For clarification purposes, as of September 30, 2009, the Borrower’s general ledger reserve was $5,446,000.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Greenwich, Connecticut, the State of New York or the State of California.

“Capital Expenditures” means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset (including fixtures for in-store displays) and any capitalized costs incurred as a result of the Borrower’s move from Covina, CA to City of Industry, CA, or for the lease of any other asset whether payable currently or in the future, but excluding any prepaid operating expenses.

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

“Capitalized Lease Obligation” means any obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall have the meaning assigned to such term in Section 7.6 hereof.

“Change of Control” means the occurrence of any of the following events:

(a)            Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) who does not have an ownership interest in the Borrower on the Closing Date is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that any such Person, entity or group will be deemed to have “beneficial ownership” of all securities that such Person, entity or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the voting power of all classes of ownership of the Borrower;

(b)            During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of the Borrower, was approved by a vote of two thirds of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office;

(c)            Holdings ceases to own, directly or indirectly, beneficially and of record, 100% of the Borrower; or

(d)            Either Ingrid Jackel ceases to be employed as the Chief Executive Officer of the Borrower or Jeffrey P. Rogers ceases to be employed as the President of the Borrower, and not replaced by a Person with substantially comparable experience within 90 days of any such event.

“Closing” shall have the meaning assigned to such term in Section 1.2 hereof.

“Closing Date” shall have the meaning assigned to such term in Section 1.2 hereof.

“Closing Fee” shall have the meaning given to such term in Section 1.11 hereof.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations thereunder, as the same may from time to time be supplemented or amended and remain in effect.

“Collateral” means all of the Borrower’s Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any collection account, and any items in any lockbox; together with (a) all substitutions and replacements for and products of such property; (b) in the case of all goods, all accessions; (c) all accessories, attachments, parts, Equipment and repairs now or subsequently attached or affixed to or used in connection with any goods; (d) all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future; (e) all collateral subject to the Lien of any of the Security Documents; (f) any money, or other assets of the Borrower that come into the possession, custody, or control of the Holder Representative now or in the future; (g) Proceeds of any of the above Collateral; (h) books and records of the Borrower, including without limitation all mail or e-mail addressed to the Borrower; and (i) all of the above Collateral, whether now owned or existing or acquired now or in the future or in which the Borrower has rights now or in the future.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Borrower’s, Holdings’, or a Subsidiary’s books and records, equipment, or inventory, in each case, in form and substance satisfactory to the Holder Representative in the Holder Representative’s Permitted Discretion.

“Collateral Pledge Agreement” means each of those certain Collateral Pledge Agreements of each of Holdings and the Borrower dated as of November 6, 2009 in the forms attached hereto as Exhibit D.

“Commission” means the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.1(a) hereof and is in the form of Exhibit C attached hereto or in such form that is acceptable to the Required Holders in their sole discretion.

“Constituent Documents” means with respect to any Person, as applicable, that Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

“December G/L Adjustment” means an amount equal to the product of (i) $11,484,000 minus the Borrower Inventory G/L Reserve as of December 31, 2009, times (ii) sixty-percent (60%).  The December G/L Adjustment shall reflect the Borrower’s estimate of the effect of its customers’ annual product line adjustments.  Any reversals of such December G/L Adjustment in subsequent months will also increase each of the foregoing minimum required amounts by the amount of such reversal.

“Default” means any Event of Default or any event or condition the occurrence of which would, with the passage of any applicable grace period or the giving of notice, or both, constitute an Event of Default.

“Default Period” means any period commencing on the day an Event of Default occurs, through and including the date identified by the Holder Representative (on behalf of the Required Holders) in a Record as the date that the Event of Default has been cured or waived.

“Director” means with respect to any Person, a director if such Person is a corporation, or a governor or manager if such Person is a limited liability company.

“Domestic Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Electronic Record” means a Record that is created, generated, sent, communicated, received, or stored by electronic means, but does not include any Record that is sent, communicated, or received by fax.

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“Equipment” shall have the meaning given it under the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Event of Default” means any event or condition identified as such in Section 8.1 hereof.

“Excess Interest” shall have the meaning assigned to such term in Section 1.6 hereof.

“Excluded Property” means, collectively, (i) any permit, lease or license or any contractual obligation entered into by the Borrower (A) that prohibits or requires the consent of any Person other than the Borrower, Holdings and its Subsidiaries which has not been obtained as a condition to the creation by the Borrower of a Lien on any right, title or interest in such permit, lease, license or contractual obligation or any Capital Stock or equivalent thereof related thereto or that contains terms stating that the granting of a lien therein would otherwise result in a material loss by the Borrower of any material rights therein, (B) to the extent that any law applicable thereto prohibits the creation of a Lien thereon or (C) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or any contractual obligation, but only, with respect to the prohibition in (A), (B) and (C) to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) property or assets owned by the Borrower that is subject to a purchase money Lien or a Capital Lease Obligation permitted hereunder if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the Borrower, Holdings and its Subsidiaries which has not been obtained as a condition to the creation of any other Lien on such property or such assets, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office) (each such trademark, an “Intent To Use Trademark”), (iv) any Intellectual Property Right owned by the Borrower if the grant of a security interest in such Intellectual Property Right would result in the cancellation or voiding of such Intellectual Property Right, and (iv) shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is defined in the Code); provided, however, “Excluded Property” shall not, except as explicitly stated herein, include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

“Fund” means any Person (other than a natural person) and any other special purpose investment vehicle, securitization vehicle, money market account, investment account or other account that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, subordinated loans, similar extensions of credit or any of the foregoing, whether or not in combination with warrants or other equity securities.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“General Intangibles” shall have the meaning given it under the UCC.

“Guarantor” and “Guarantors” means Holdings and each direct or indirect Domestic Subsidiary of the Borrower or Holdings (including any Domestic Subsidiary formed or acquired after the Closing Date) other than the Borrower.

“Guarantor Security Agreement” means that certain Guarantor Security Agreement dated as of November 6, 2009 among Holdings, the other Guarantors and the Purchaser in the form attached hereto as Exhibit B.

“Guaranty” and “Guaranties” shall have the meanings assigned to such term in Section 9.1 hereof.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, or petroleum, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

“Holder Representative-Related Persons” means MRC and any successor Holder Representative pursuant to Section 10.9, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

“Holder” or “Holders” shall mean the Purchaser (so long as it holds one or more Notes) and any other holder or holders from time to time of one or more Notes.

“Holdings” shall have the meaning assigned to that term in the first paragraph of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in Section 11.8 hereof.

“Indemnified Liability” shall have the meaning assigned to such term in Section 11.8 hereof.

“Information” shall have the meaning assigned to such term in Section 11.22 hereof.

“Infringement” or “Infringing” when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including without limitation all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Intent to Use Trademark” is defined in the definition of Excluded Property.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof among the Senior Lender, the Borrower and the Purchaser, including (subject to the terms of such agreement) any successor agreement pursuant to a refinancing of the Senior Obligations.

“Interest Payment Date” shall have the meaning assigned to such term in Section 1.1(b) hereof.

“Interest Rate” shall have the meaning assigned to such term in Section 1.1(a) hereof.

“Inventory” shall have the meaning given it under the UCC.

“Investment Property” shall have the meaning given it under the UCC.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 5.8 hereof.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, adverse claim, trust claim, encumbrance, title retention agreement or analogous instrument or device, including without limitation the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

“Material Adverse Effect” means any of the following:

(a)            A material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower;

(b)            A material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents, or any other document or agreement related to this Agreement; or

(c)            A material adverse effect on the ability of the Holder Representative or the Holders to enforce the Obligations or to realize the intended benefits of the Security Documents, including without limitation a material adverse effect on the validity or enforceability of any Operative Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations.

“Maturity Date” shall be May 6, 2013.

“Maximum Rate” shall have the meaning assigned to such term in Section 1.6 hereof.

“Mezzanine Financing” shall have the meaning assigned to such term in Section 1.14 hereof.

“MRC” means Mill Road Capital, L.P.

“MRC’s Designee” shall have the meaning assigned to such term in Section 7.33 hereof.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Net Cash Proceeds” means the cash proceeds of any asset sale (including cash proceeds received as deferred payments pursuant to a note, installment receivable or otherwise, but only upon actual receipt) net of (a) attorney, accountant, and investment banking fees, (b) brokerage commissions, (c) amounts required to be applied to prior Liens or the repayment of debt secured by a Lien not prohibited by this Agreement on the asset being sold, and (d) taxes paid or reasonably estimated to be payable as a result of such asset sale.

“Net Income” means after-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, all as determined in accordance with GAAP.

“Note” and “Notes” shall have the meaning assigned to that term in Section 1.1(a) hereof.

“Obligations” shall mean all indebtedness, obligations and liabilities of the Borrower and/or the Guarantors to any of the Holders, individually or collectively, whether existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred or owing under this Agreement, the Notes or any of the other Operative Documents or in respect of any of the Notes or other instruments, agreements or documents at any time evidencing any of the foregoing, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all interest, fees and other amounts that, but for the filing of a petition in bankruptcy, would otherwise accrue (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and including all fees and disbursements of counsel that are required to be paid by the Borrower or any Guarantor pursuant to any of the Operative Documents), and including obligations to perform acts and refrain from taking actions as well as obligations to pay money.

“OFAC” shall have the meaning assigned to such term in Section 5.12 hereof.

“Officer” means with respect to any Person, an officer if such Person is a corporation, an officer or a manager if such Person is a limited liability company, or an officer or a partner if such Person is a partnership.

“Operative Documents” means this Agreement, the Notes, the Guaranties, the Security Documents, the Intercreditor Agreement and each other agreement, instrument or document now or hereafter executed and pursuant to or in connection with any of the foregoing.

“Owned Intellectual Property” shall have the meaning assigned to such term in Section 5.8 hereof.

“Owner” means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement entered into between the Borrower or any of the Guarantors and the Holder Representative in the forms attached hereto as Exhibit C.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Discretion” means a determination made by the Holder Representative from the perspective of a secured lender.

“Permitted Lien” and “Permitted Liens” shall have the meaning assigned to such term in Section 7.3(a) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of a governmental entity.

“PIK Interest” shall have the meaning assigned to that term in Section 1.1(a) hereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

“Premises” shall have the meaning assigned to such term in Section 2.4(a) hereof.

“Proceeds” shall have the meaning given it under the UCC.

“Prepayment Premium” shall have the meaning assigned to such term in Section 1.4(d) hereof.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Proxy Statement” shall have the meaning assigned to such term in Section 1.14 hereof.

“Purchaser” shall mean MRC and its successors and assigns.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form, and includes all information that is required to be reported by the Borrower to Holder Representative pursuant to Section 7.1.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of indebtedness so long as:

(a)            the principal amount of such refinancings, renewals, or extensions of indebtedness does not exceed the principal amount of indebtedness refinanced, renewed, or extended (plus all accrued interest on the indebtedness and the amount of all reasonable amounts of fees and expenses reasonably incurred, including premiums, incurred in connection therewith),

(b)            such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the indebtedness so refinanced, renewed, or extended (excluding the effects of prepayments of such indebtedness in connection with such refinancing), nor are they on terms or conditions that, after being compared to the terms or conditions of the existing indebtedness and taken as a whole, are or could reasonably be expected to be materially more burdensome or restrictive to the Borrower,

(c)            if the indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Holders (as determined by Holder Representative in Holder Representative’s sole discretion) as those that were applicable to the refinanced, renewed, or extended indebtedness, and

(d)            the indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the indebtedness other than those Persons which were obligated with respect to the indebtedness that was refinanced, renewed, or extended.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Required Holders” means, as of the date of determination, for so long as any of the Notes remain outstanding, Holders holding Notes representing at least a majority of the aggregate outstanding principal amount of all Notes then outstanding, acting or voting together as a single class.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, or any vice president responsible for financial affairs of the Borrower, Holdings or any other Guarantor, as applicable.

“San Gabriel Valley Site Liabilities” means any and all losses and obligations arising from or related to any of the following:  (a) any hazardous substances or other contamination present at, in, on or under, or that originated at or migrated from, the Borrower’s or any Subsidiary’s leased real property in the City of Industry, California on or prior to the date hereof, including any obligations to or asserted by the California Regional Water Quality Control Board, the United States Environmental Protection Agency or other government agency; (b) any involvement in, with or at the San Gabriel Valley Superfund Site and/or the Puente Valley Area or Operable Unit thereof in connection with the Borrower’s or any Subsidiary’s leased real property in the City of Industry, California (collectively, the “San Gabriel Valley Superfund Site”); and (c) all pending and any future asserted personal injury, property or natural resource damage, toxic tort or other lawsuits or claims related to hazardous substances or other contaminants within the San Gabriel Valley Superfund Site and/or any Hazardous Substances or other contamination present at, in, on or under, or that originated at or migrated from, the Borrower’s or any Subsidiary’s leased real property in the City of Industry, California on or prior to the date hereof, including any contamination related claims or lawsuits filed or to be filed by water suppliers located within the San Gabriel Valley Superfund Site thereof in connection with the Borrower’s or any Subsidiary’s leased real property in the City of Industry, California.

“San Gabriel Valley Superfund Site” has the meaning set forth in the definition of “San Gabriel Valley Site Liabilities.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Security Documents” means this Agreement, the Guarantor Security Agreement, each Collateral Pledge Agreement, each Patent and Trademark Security Agreement, and any other document delivered to the Holder Representative from time to time to create and/or perfect a security interest in Collateral or other assets that are collateral, directly or indirectly, for the Obligations.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 hereof.

“Senior Collateral” means all of the property, rights and interests of Holdings, the Borrower and any other Subsidiaries that are or are intended to be subject to the security interests and Liens created by the Senior Credit Agreement and the other Senior Loan Documents.

“Senior Credit Agreement” means that certain Wells Fargo Business Credit and Security Agreement dated as of the date hereof between the Borrower, as borrower and Senior Lender, as lender, including any successor agreement pursuant to a refinancing of the Senior Obligations.

“Senior Lender” shall mean Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division, as the lender under the Senior Credit Agreement, and its successors or assigns thereunder.

“Senior Loan Documents” shall mean the Senior Credit Agreement plus the “Loan Documents” as such term is defined in the Senior Credit Agreement (or to any substantially equivalent term or concept in any amended or successor Senior Credit Agreement).

“Senior Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement (with respect to Senior Lender only) and the term “Indebtedness” in the Senior Credit Agreement (or to any substantially equivalent term or concept in any amended or successor Senior Credit Agreement).

“Stockholders Meeting” shall have the meaning assigned to such term in Section 1.14 hereof.

“Subordinated Debt” means indebtedness of Holdings, the Borrower or any other Subsidiaries other than the Senior Obligations, including without limitation all interest on Subordinated Debt, whether payable in cash or in kind, all on terms and conditions, and in amounts, satisfactory to the Required Holders in their sole discretion (as evidenced by their written approval).

“Subordination Agreement” means any agreement providing for the subordination of any Subordinated Debt on terms and conditions satisfactory to the Required Holders in their sole discretion (as evidenced by their written approval).

“Subsidiary” means any Person of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, irrespective of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted in the State of New York from time to time.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

3.2            Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “party” or “parties” when used with reference to this Agreement shall include each party to this Agreement and, by their acceptance of a Note, each Holder.  The words “include”, “includes” and “including” when used in this Agreement are not limiting.  All references to time of day herein are references to Greenwich, Connecticut time unless otherwise specifically provided.  Except as otherwise specifically provided herein, reference to any document or agreement shall include such document or agreement as amended, waived, supplemented or otherwise modified and in effect from time to time in accordance with its terms and the terms of this Agreement.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

3.3            Change in Accounting Principles.  If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 7.1 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower, Holdings or the Required Holders may by notice to the Holder Representative, the Borrower and Holdings, respectively, require that the Holder Representative, the Borrower and Holdings negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Holdings and its Subsidiaries shall be the same as if such change had not been made.  No delay by the Borrower, Holdings or the Holder Representative in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.  Until any such covenant, standard, or term is amended in accordance with this Section 3.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.  Without limiting the generality of the foregoing, the Borrower and Holdings shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1            Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants, which representations and warranties shall survive the closing, that:

(a)            The Purchaser is a limited partnership, duly formed and validly existing under the laws of the State of Delaware, and has duly authorized, executed and delivered this Agreement and such of the other Operative Documents as require execution by it.

(b)            It is the present intention of the Purchaser to acquire its Note for its own account, and not as nominee or agent.

(c)            The Note is being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof in violation of the securities laws; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of the Purchaser shall at all times be within its control.  The Purchaser was not formed solely for the purpose of making an investment in the Borrower.  The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.  In making its decision to invest in the Note, the Purchaser has relied upon independent investigations made by the Purchaser and the Purchaser's representatives, including the Purchaser's own professional, tax and other advisors.  The Purchaser and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Borrower concerning the terms and conditions of the investment in the Note.  The Purchaser has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for the Purchaser to evaluate the financial risks inherent in an investment in the Note.  The Purchaser understands that its investment in the Note involves a high degree of risk and that no governmental authority has passed on or made any recommendation or endorsement of the Note.

(d)            The Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Note is not, and will not be, registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.  The Purchaser acknowledges that, in issuing the Note, the Borrower is relying on the representations and warranties of the Purchaser in this Section 4.1.

(e)            No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Borrower for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or any agent of the Purchaser.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Holdings and the Borrower represent and warrant to the Purchaser as follows:

5.1            Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number.  The Borrower is a corporation, organized, validly existing and in good standing under the laws of the State of New York and is licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Effect.  The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, those Operative Documents and any other documents or agreements that it has entered into with the Holder Representative related to this Agreement.  During the past five (5) years, the Borrower has done business solely under the names set forth on Schedule 5.1 in addition to its correct legal name.  The Borrower’s chief executive office and principal place of business is located at the address set forth on Schedule 5.1, and all of the Borrower’s records relating to its business or the Collateral are kept at that location.  All Inventory and Equipment is located at that location or at one of the other locations set forth on Schedule 5.1, other than Inventory in-transit between such locations in the ordinary course of business.  The Borrower’s name, Federal Employer Identification Number and Organization Identification Number are correctly set forth at the end of the Agreement next to the Borrower’s signature.

5.2            Capitalization.  The Capitalization Chart set forth on Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Borrower and all rights to acquire ownership interests, including the record holder, number of interests and percentage interests on a fully diluted basis as of the date hereof, and the Organizational Chart set forth on Schedule 5.2 shows the ownership structure of all Subsidiaries of the Borrower.

5.3            Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower of the Operative Documents and any other documents or agreements described in or related to this Agreement, and the issuance and sale of the Notes have been authorized and do not (i) require the consent or approval of the Borrower’s Owners; (ii) require the authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental agency or instrumentality, whether domestic or foreign, or any other Person, except to the extent obtained, accomplished or given prior to the date of this Agreement; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default or event of default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest and Liens in favor of the Senior Lender) upon or with respect to any of the properties now owned or subsequently acquired by the Borrower.

5.4            Legal Agreements.  This Agreement, the other Operative Documents, and any other document or agreement described in or related to this Agreement, will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5            Subsidiaries.  Except as set forth on Schedule 5.5, the Borrower has no Subsidiaries.

5.6            Financial Condition; No Adverse Change.  The Borrower has furnished to the Holder Representative its audited financial statements for its fiscal year ended December 31, 2008 and unaudited financial statements for the fiscal-year-to-date period ended August 31, 2009 and those statements fairly present in all material respects the Borrower’s financial condition as of those dates and the results of the Borrower’s operations and cash flows for the periods then ended and were prepared in accordance with GAAP.  Since the date of the most recent financial statements, there has been no Material Adverse Effect.

5.7            Litigation.  There are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower, Holdings or Subsidiaries or the properties of the Borrower, Holdings or Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, Holdings or Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

5.8            Intellectual Property Rights.

(i)             Owned Intellectual Property.  Set forth on Schedule 5.8 is a complete list of all registered patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, and registered copyrights and applications to register copyrights for which the Borrower is the owner of record (the “Owned Intellectual Property”).  Except as set forth on Schedule 5.8 and except for such Owned Intellectual Property that is not material to the Borrower’s business, (A) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including without limitation covenants not to sue any Person), court orders, injunctions, decrees, writs or Liens, whether by agreement memorialized in a Record Authenticated by the Borrower or otherwise, (B) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (C) all Owned Intellectual Property is valid, subsisting and enforceable, and (D) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

(ii)            Agreements with Employees and Contractors.  The Borrower has entered into an agreement with each Person that is an employee obligating such Person to assign to the Borrower, without additional compensation, any Intellectual Property Rights developed by such Person in the course of such Person’s employment with the Borrower (except to the extent permitted by such agreement or prohibited by law).

(iii)           Intellectual Property Rights Licensed from Others.  Set forth on Schedule 5.8 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”) and a summary of any ongoing payments the Borrower is obligated to make with respect to Licensed Intellectual Property.  Except as set forth on Schedule 5.8, in any other schedule or exhibit to this Agreement, or in any other Record, copies of which have been given to the Holder Representative, the Borrower’s licenses to use the Licensed Intellectual Property are in full force and effect and are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether agreed to in a Record Authenticated by the Borrower or otherwise.  Except as disclosed on Schedule 5.8, the Borrower is not contractually obligated to make royalty payments of a material nature, or pay fees to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(iv)           Other Intellectual Property Needed for Business.  Except for Off-the-shelf Software and as disclosed on Schedule 5.8, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower’s business as it is presently conducted or as the Borrower reasonably foresees conducting it and the Borrower owns, possesses or has the right to use all such Intellectual Property Rights.

(v)            Infringement.  Except as set forth on Schedule 5.8, the Borrower has no knowledge of, and has not received notice either orally or in a Record alleging, any Infringement of another Person’s Intellectual Property Rights (including any claim set forth in a Record that the Borrower must license or refrain from using the Intellectual Property Rights of any Person) nor, to the Borrower’s knowledge, is there any threatened claim in writing or any reasonable basis for any such claim.

5.9            Taxes.  The Borrower, Holdings and Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them.  The Borrower, Holdings and Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower, Holdings and Subsidiaries, as the case may be, are required to be filed, and the Borrower, Holdings and Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on these returns or on any assessment received by any of them to the extent such taxes have become due.

5.10          Titles and Liens.  The Borrower has good and marketable title to all Collateral free and clear of all Liens other than Permitted Liens.  No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

5.11          No Defaults.  The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

5.12          Submissions to the Holder Representative.  All financial and other information provided to the Holder Representative by or on behalf of the Borrower in connection with this Agreement (i) is true, correct and complete in all material respects, (ii) does not omit any material fact that would cause such information to be misleading, and (iii) as to projections, budgets, valuations or proforma financial statements, presents a good faith opinion as to such projections, budgets, valuations and proforma condition and results as of the date such projections, budgets, valuations and proforma financial statements were provided to the Holder Representative.

5.13          Financing Statements.  The Borrower has previously authorized the filing of financing statements sufficient when filed to perfect the Security Interest and other Liens created by the Security Documents.  When the financing statements are filed, the Holder Representative will have a valid and perfected security interest in all Collateral capable of being perfected by the filing of financing statements.  None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing has been filed with respect to such Collateral.

5.14          Rights to Payment.  Except to the extent that the Holder Representative has been notified in an Authenticate Record, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim of the account debtor or other obligor named in that instrument.

5.15          Employee Benefit Plans.

(i)             Maintenance and Contributions to Plans.  Except as set forth on Schedule 5.15, neither the Borrower nor any ERISA Affiliate (A) maintains or has maintained any Pension Plan, (B) contributes or has contributed to any Multiemployer Plan, or (C) provides or has provided post-retirement medical or insurance benefits to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code, or applicable state law).

(ii)            Knowledge of Plan Noncompliance with Applicable Law.  Except as set forth on Schedule 5.15, neither the Borrower nor any ERISA Affiliate has (A) knowledge that the Borrower or the ERISA Affiliate is not in full compliance with the requirements of ERISA, the Code, or applicable state law with respect to any Plan, (B) knowledge that a Reportable Event occurred or continues to exist in connection with any Pension Plan, or (C) sponsored a Plan that it intends to maintain as qualified under the Code that is not so qualified, and no fact or circumstance exists which may have an adverse effect on such Plan’s tax qualified status.

(iii)           Funding Deficiencies and Other Liabilities.  Neither the Borrower nor any ERISA Affiliate has liability for any (A) accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) under any Plan, whether or not waived, (B) withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan under Section 4201 or 4243 of ERISA or (C) event or circumstance which could result in financial obligation to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

(iv)           No Controlled Group Liabilities.  The Borrower has not incurred nor reasonably expects to incur any liability under Title IV of ERISA from any ERISA Affiliate.

5.16          Environmental Matters.

(i)             Hazardous Substances on Premises.  Except as set forth on Schedule 5.16 and except for the existence of the San Gabriel Valley Site Liabilities, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Holder Representative or the Holders under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create a material liability.

(ii)            Disposal of Hazardous Substances.  Except as set forth on Schedule 5.16, the Borrower has not disposed of Hazardous Substances, in such a manner as to create any material liability under any Environmental Law.

(iii)           Claims and Proceedings with Respect to Environmental Law Compliance.  Except as set forth on Schedule 5.16 and except for the existence of the San Gabriel Valley Site Liabilities, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant to such an Environmental Law.

(iv)           Compliance with Environmental Law; Permits and Authorizations.  Except as set forth on Schedule 5.16, the Borrower (A) conducts its business at all times in compliance with applicable Environmental Law, (B) possesses valid licenses, permits and other authorizations required under applicable Environmental Law for the lawful and efficient operation of its business, none of which are scheduled to expire, or are subject to withdrawal, or material limitation within the next 12 months and (C) has not been denied insurance on grounds related to potential environmental liability.

(v)            Status of Premises.  Except as set forth on Schedule 5.16 and except for the existence of the San Gabriel Valley Site Liabilities, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(vi)           Environmental Audits, Reports, Permits and Licenses.  The Borrower has delivered to the Holder Representative all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrower’s businesses.

5.17          Commercial Tort Claims.  Neither Holdings, the Borrower, nor any Subsidiaries has any known commercial tort claims as of the Closing Date.

5.18          Margin Rules.  Neither Holdings, nor the Borrower nor any other Subsidiary owns or has any present intention of purchasing or carrying, and no portion of the proceeds of the loans evidenced by the Note shall be used for purchasing or carrying, any “margin security” or “margin stock” as such terms are used in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

5.19          Representation by Counsel.  The Borrower and Holdings each acknowledge that it has been advised by counsel in connection with the negotiation, execution and delivery of each Operative Document.

5.20          Relationship of Parties, etc.  The Borrower and Holdings acknowledge and agree that neither the Purchaser nor any other Holder has any fiduciary relationship with or duty to Holdings, the Borrower or any of their Subsidiaries or Affiliates arising out of or in connection with this Agreement or any of the other Operative Documents.  Borrower and Holdings further acknowledge and agree that no joint venture exists between the Borrower, Holdings and/or any of their Subsidiaries or Affiliates, on the one hand, and the Purchaser or any other Holder, on the other hand.

5.21          Brokers.  Except as otherwise disclosed in writing to the Purchaser prior to the date hereof, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and neither Holdings, nor the Borrower nor any other Subsidiary has or will have any obligation to any person in respect of any finder’s or brokerage fees in connection herewith or therewith.

5.22          Foreign Assets Control Regulations and Anti-Money Laundering.

(a)        Neither Holdings, nor the Borrower nor any other Subsidiary (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)            Holdings, the Borrower and each other Subsidiary are, to the extent required by law, in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the loans evidenced by the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.23          Securities Act.  Neither Holdings, nor the Borrower, nor any other Subsidiary, nor anyone acting on the behalf of any such Person has offered or will offer to sell Notes or other securities to, or has solicited or will solicit offers with respect thereto from, or has entered into or will enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes under the registration provisions of the Securities Act or the registration provisions of any securities or Blue Sky laws of any applicable jurisdiction.  Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, the issuance of the Notes is not required to be registered under the Securities Act or any applicable state securities laws, and such issuances shall be in compliance with all applicable federal and state securities laws.

5.24          Delivery of and Senior Loan Documents.  Holder Representative has received complete copies of the Senior Loan Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Holder Representative.

ARTICLE VI.
CONDITIONS PRECEDENT

The obligation of the Purchaser to purchase its Note at the Closing is subject to the satisfaction (or waiver by the Purchaser, in its sole discretion) of the following conditions precedent:

6.1            Representations and Warranties.  Each of the representations and warranties of the Borrower and Holdings set forth herein and in the other Operative Documents shall be true and correct in all respects as of the Closing Date, except to the extent any of the same expressly relates to an earlier date.

6.2            No Default.  No Default or Event of Default shall have occurred and be continuing or would occur as a result of the purchase and sale of the Purchaser’s Note and the use of the proceeds thereof by the Borrower and its Subsidiaries.

6.3            No Violation of Order or Judgment.  The purchase and sale of the Purchaser’s Note shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Purchaser as then in effect.

6.4            Documentation at Closing.  The Purchaser shall have received each of the following agreements, instruments, documents, certificates and opinions in form and substance reasonably satisfactory to the Purchaser and its counsel and duly executed and delivered by the parties thereto:

(a)            this Agreement;

(b)            the Purchaser’s Note;

(c)            the Guarantor Security Agreement;

(d)            each Patent and Trademark Security Agreement;

(e)            each Collateral Pledge Agreement;

(f)             the Intercreditor Agreement;

(g)            certificates of insurance or insurance binders evidencing compliance with Section 7.15 hereof;

(h)            Reserved;

(i)             copies of Holdings’, the Borrower’s and each other Subsidiary’s charter and bylaws (or other comparable organizational documents), and all amendments thereto, certified in each instance by an Officer of such Person to be true, correct and complete on the Closing Date and, in the case of charter or other comparable organizational documents, by the Secretary of State of its jurisdiction of formation, incorporation or other organization, as the case may be;

(j)             copies of resolutions of Holdings, the Borrower’s and each other Subsidiary’s Board of Directors (or comparable governing body) and shareholders or members (if required) authorizing the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute the Operative Documents on Holdings, the Borrower’s and each other Subsidiary’s behalf, all certified in each instance by an Officer of such Person;

(k)            certificates of good standing for Holdings, the Borrower and each other Subsidiary from the office of the Secretary of State of the jurisdiction of its formation, incorporation or other organization and, in the case of the Borrower, in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by the Borrower makes such licensing or qualification necessary;

(l)             the Holder Representative shall have received for the Purchaser the favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Purchaser;

(m)           a certificate of a Responsible Officer of each of the Borrower and Holdings as to the accuracy of the Borrower’s and Holdings’ representations and warranties and as to such other matters as the Purchaser may request;

(n)            the results of UCC searches of each of the Borrower, Holder and its Subsidiaries in form and substance reasonably satisfactory to the Purchaser and evidence in form and substance reasonably satisfactory to the Purchaser that all Liens encumbering the assets of Holdings and its Subsidiaries (other than Liens in favor of the Senior Lender or MRC or Permitted Liens or Liens to be released on the Closing Date) have been released;

(o)            each document (including any Uniform Commercial Code financing statement) required by this Agreement or the other Operative Documents, any related agreement or under law or reasonably requested by Purchaser to be filed, registered or recorded in order to create, in favor of Purchaser, a perfected security interest in or lien upon the Collateral and any other assets that are collateral under any of the Security Documents shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Purchaser shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(p)            copies of the Senior Credit Agreement and the other principal Senior Loan Documents with terms, conditions and amounts reasonably satisfactory to the Purchaser, each certified by a Responsible Officer of the Borrower as true, correct and complete, and evidence reasonably satisfactory to the Purchaser that all conditions precedent to the loans to be made thereunder to Borrower at the closing thereunder have been made or will be made simultaneously with the Closing; and

(q)            such other documents, instruments and certificates, and completion of such other matters, as the Purchaser may reasonably deem reasonably necessary or appropriate.

6.5            Financial Information.  The Purchaser shall have received such financial statements, evaluations, certifications and other financial information as it may require (including, but not limited to, the latest month and year-to-date internally prepared financings statements of the Borrower, Holdings and its Subsidiaries) in order to satisfy itself as to the financial condition of Holdings, the Borrower and the other Subsidiaries, and the lack of material contingent liabilities of Holdings, the Borrower and the other Subsidiaries.

6.6            Litigation.  No litigation, arbitration, proceeding or investigation shall be pending or threatened that questions the validity or legality of the transactions contemplated by any Operative Document or seeks a restraining order, injunction or damages in connection therewith or that, in the judgment of the Purchaser, might adversely affect the transactions contemplated hereby or might have a Material Adverse Effect.

6.7            Material Adverse Effect.  No Material Adverse Effect shall have occurred with respect to the Borrower or Holdings since the date of the Purchaser’s latest examination of the Borrower and Holdings.

6.8            Necessary Consents.  Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, all consents, waivers, acknowledgments and other agreements from third persons that Purchaser may deem reasonably necessary or desirable in order to effectuate the provisions or purposes of this Agreement and the other Operative Documents (other than those contemplated by Section 1.14 hereof).

6.9            Material Agreements.  There shall not have occurred any default of any material contract or agreement of Borrower or Holdings which would reasonably be expected to have a Material Adverse Effect.

6.10          Due Diligence.  The Purchaser shall be satisfied with the results of its due diligence investigation of Holdings, the Borrower and the other Subsidiaries, including, but not limited to, with respect to business, accounting, legal, customer, supplier and environmental matters, and the Purchaser shall have received such information as it may require (including in order to satisfy itself as to the financial condition of Holdings, the Borrower and the other Subsidiaries.

6.11          Fees.  The Purchaser shall have received the Closing Fee as provided for in Section 1.11 hereof and payment of all costs, expenses and other amounts described in Section 11.4(a)(i) as to which the Purchaser gives the Borrower notice prior to or at the Closing, including attorneys’ fees payable by Borrower in accordance herewith.

ARTICLE VII.
COVENANTS

So long as any Note or any other Obligation remains unpaid, the Borrower, Holdings, and to the extent set forth herein, each other Subsidiary of Holdings shall comply with each of the following covenants, unless the Holder Representative shall consent otherwise in an Authenticated Record delivered to the Borrower.

7.1            Reporting Requirements.  The Borrower shall deliver to the Holder Representative the following information, compiled where applicable using GAAP consistently applied, in form and content acceptable to the Holder Representative:

(a)            Annual Financial Statements.  As soon as available and in any event within 90 days after the Borrower’s fiscal year end, the Borrower’s audited financial statements prepared by an independent certified public accountant acceptable to the Holder Representative (it being understood that Deloitte & Touche is acceptable), which shall include the Borrower’s balance sheet, income statement, and statement of retained earnings and cash flows prepared, if requested by the Holder Representative, on a consolidated and consolidating basis to include Holdings and Subsidiaries.  The annual financial statements shall be accompanied by the unqualified opinion of such accountant (provided, that a qualification or exception may be included in any such audit report or opinion for any period ending within the 12-month period preceding the Maturity Date to the extent such qualification is a result of the line of credit under the Senior Credit Agreement or the Obligations being reported as short term indebtedness) and a certificate (the “Compliance Certificate”) in the form of Exhibit E that is signed by a Responsible Officer of the Borrower.  Each Compliance Certificate that accompanies an annual financial statement shall also be accompanied by (i) copies of all management letters prepared by the Borrower’s accountants; and (ii) a detailed statement, including computations, signed by the accountant demonstrating whether or not the Borrower is in compliance with the financial covenants of this Agreement.  In addition, the Borrower shall use commercially reasonable efforts to obtain and deliver to the Holder Representative with the Compliance Certificate a report signed by the accountant stating that in making the investigations necessary to render the accountant’s opinion, the accountant obtained no knowledge, except as specifically stated, of any other Event of Default under the Agreement.

(b)            Monthly Financial Statements.  As soon as available and in any event within 30 days after the end of each month, the Borrower prepared balance sheet, income statement, and statement of cash flows prepared for that month and for the year–to-date period then ended, prepared, if requested by the Holder Representative, on a consolidated and consolidating basis to include Holdings and Subsidiaries, and stating in comparative form the figures for the corresponding date and periods in the prior fiscal year and the final budget delivered to and accepted by the Holder Representative, subject to quarter-end and year-end adjustments and the absence of footnotes.  The financial statements shall be accompanied by a Compliance Certificate in the form of Exhibit E that is signed by a Responsible Officer of the Borrower.

(c)            10-Q Financial Reports.  As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower’s 10-Q financial reports filed with the Commission.  This requirement may be satisfied by the Borrower by posting a link to the filing on the Borrower’s publicly-accessible website.

(d)            Collateral Reports.  Simultaneously with delivery to the Senior Lender, a calculation of the Borrower’s Eligible Accounts and Eligible Inventory (each as defined in the Senior Credit Agreement).

(e)            Projections.  No later than 15 days after the beginning of each fiscal year, the Borrower’s projected balance sheet and income statement and statement of cash flows for each month of such fiscal year, certified by a Responsible Officer of the Borrower to the effect that (a) such projections were prepared in good faith by the Borrower, (ii) the Borrower has a reasonable basis for the assumptions contained in such projections when made and (iii) such projections have been prepared in accordance with such assumptions.

(f)             Reserved.

(g)            Customer Lists.  On January 1 and July 1 of each calendar year, an updated customer listing (with contact names and addresses).

(h)            Litigation.  No later than five days after a Responsible Officer obtains actual knowledge thereof, a Record notifying the Holder Representative of any litigation or other proceeding before any court or governmental agency which seeks a monetary recovery against the Borrower in excess of $100,000.

(i)             Intellectual Property.  (i) No later than 30 days after the end of each fiscal quarter, a Record notifying the Holder Representative of any Intellectual Property Rights of the Borrower acquired during such fiscal quarter, together with copies of all registrations and filings with respect to same; (ii) except as permitted under Section 7.18 and except for Permitted Liens, no later than five (5) Business Days before it disposes of material Intellectual Property Rights, a Record notifying the Holder Representative of the Borrower’s intention to dispose of such rights, along with copies of all proposed documents and written agreements concerning the disposal of such rights as reasonably requested by the Holder Representative; and (iii) promptly after a Responsible Officer obtains actual knowledge thereof (and in any event, within five Business Days), a Record notifying the Holder Representative of (A) any Infringement by any Person of  material Intellectual Property Rights owned by the Borrower, (B) any written material claims that the Borrower is Infringing another Person’s Intellectual Property Rights and (C) except as permitted under Section 7.18, any threatened cancellation, termination or material limitation of the material Owned Intellectual Property or Licensed Intellectual Property.

(j)             Defaults.  No later than three days after learning of the probable occurrence of any Event of Default, a Record notifying the Holder Representative of the Event of Default and the steps being taken by the Borrower to cure the Event of Default.

(k)            Reserved.

(l)             Changes in Officers and Directors.  Promptly following occurrence, a Record notifying the Holder Representative of any change in the persons constituting the Borrower’s Officers and Directors.

(m)           Collateral.  Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event within five Business Days), a Record notifying the Holder Representative of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of its payment.

(n)            Commercial Tort Claims.  Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event within five Business Days), a Record notifying the Holder Representative of any commercial tort claims brought by the Borrower against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower’s damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Holder Representative may reasonably request.

(o)            Reports to Owners.  Promptly upon distribution (and in any event within five Business Days), copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

(p)            Tax Returns of the Borrower.  No later than five days after they are required to be filed, copies of the Borrower’s signed and dated state and federal income tax returns and all related schedules, and copies of any extension requests.

(q)            Tax Returns and Financial Statements of Guarantors.  No later than May 15 of each year or thirty days after they are required to be filed, whichever is later, the current financial statement and signed and dated state and federal income tax returns and related schedules of each Guarantor, and copies of any extension requests.

(r)             Violations of Law.  No later than three days after discovery of any violation, a Record notifying the Holder Representative of the Borrower’s violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Borrower.

(s)            Pension Plans.  (i) Promptly upon discovery, and in any event within 30 days after the Borrower knows that any Reportable Event with respect to any Pension Plan has occurred, a Record authenticated by a Responsible Officer of the Borrower notifying the Holder Representative of the Reportable Event in detail and the actions which the Borrower proposes to take to correct the deficiency, together with a copy of any related notice sent to the Pension Benefit Guaranty Corporation; (ii) promptly upon discovery, and in any event within 10 days after the Borrower fails to make a required quarterly Pension Plan contribution under Section 412(m) of the Code, a Record authenticated by a Responsible Officer of the Borrower notifying the Holder Representative of the failure in detail and the actions that the Borrower will take to cure the failure, together with a copy of any related notice sent to the Pension Benefit Guaranty Corporation; and (iii) promptly upon discovery, and in any event within 10 days after the Borrower knows that it may be liable or may be reasonably expected to have liability for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan under Sections 4201 or 4243 of ERISA, a Record authenticated by a Responsible Officer of the Borrower notifying the Holder Representative of the details of the event and the actions that the Borrower proposes to take in response.

(t)             Other Reports.  From time to time, with reasonable promptness, all customer lists, receivables schedules, inventory reports, collection reports, deposit records, invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other materials, reports, records or information as the Holder Representative may request.

7.2            Financial Covenants.  The Borrower agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the following capitalized definitions:

(a)            Minimum Book Net Worth.  The Borrower shall maintain its Book Net Worth during each period set forth below in an amount not less than the amount set forth below:

Month Ending	Minimum Book Net Worth

November 30, 2009	$39,400,000
December 31, 2009	$37,400,000
January 31, 2010	$37,600,000
February 28, 2010	$38,000,000
March 31, 2010	$38,400,000
April 30, 2010	$38,800,000
May 31, 2010	$39,000,000
June 30, 2010	$39,000,000
July 31, 2010	$38,600,000
August 31, 2010	$38,200,000
September 30, 2010	$37,800,000
October 31, 2010	$37,800,000
November 30, 2010	$37,400,000
December 31, 2010	$37,200,000
January 31, 2011	$37,200,000
February 28, 2011	$37,200,000

provided however, that each of foregoing minimum required amounts (other than the minimum amount required for the November 30, 2009 test date) shall be increased by an amount equal to the greater of (i) the December G/L Adjustment, or (ii) zero (-0-).

(b)            Minimum Adjusted EBITDA.  Starting with the fiscal quarter ending March 31, 2011 and thereafter, the Borrower shall achieve Adjusted EBITDA each fiscal quarter, for the twelve-month period then ended, of not less than the amounts set forth in the Senior Credit Agreement for each respective period as adjusted to provide for a 20% cushion.

(c)            Capital Expenditures.  The Borrower shall not incur or contract to incur Capital Expenditures of more than the following:  (i) fiscal year ending December 31, 2009, $7,200,000; and (ii) fiscal year ending December 31, 2010 $6,600,000; provided, however, in the event the Borrower does not expend the entire $7,200,000 during the fiscal year ending December 31, 2009, the Borrower may carry forward to the fiscal year ending December 31, 2010 (but not to subsequent fiscal years) up to $720,000 of such unutilized portion.  All Capital Expenditures during fiscal year 2010 shall be applied first to reduce the $6,600,000 limit for fiscal year 2010, and then to reduce the carry-forward from fiscal year 2009, if any.

(d)            Future Financial Covenants.  With respect to future periods not covered by the foregoing Sections 7.2(a), (b), and (c), the Borrower and the Holder Representative agree to negotiate in good faith to establish, no later than April 30, 2009, minimum Book Net Worth, minimum Adjusted EBITDA, and maximum Capital Expenditures requirements for such future periods through the Maturity Date; provided that such requirements will reflect a 20% cushion from those agreed to with the Senior Lender for such future periods.

7.3            Other Liens and Permitted Liens.

(a)            Other Liens; Permitted Liens.  The Borrower shall not create, incur or suffer to exist any Lien upon any of its assets, now owned or later acquired, as security for any indebtedness, with the exception of the following (each a “Permitted Lien”; collectively, “Permitted Liens”):  (i) in the case of real property, covenants, restrictions, rights, easements and irregularities in title which do not materially interfere with the Borrower or any Guarantor’s business or operations; (ii) Liens in existence on the date of this Agreement that are described on Schedule 7.3; (iii) the Security Interest and Liens created by the Security Documents; (iv) purchase money Liens relating to the acquisition of Equipment not exceeding the lesser of cost or fair market value, not exceeding $550,000 in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after giving effect to such acquisition; (v) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained by the Borrower or the applicable Guarantor and such Liens do not have a priority over the Lien of the Holder Representative and the Holders in the Collateral; (vi) Liens created by operation of law or contract not securing the payment of indebtedness for money borrowed or guaranteed, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days and, if overdue, for which adequate reserves have been made; (vii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement; (viii) licenses (ranged on a non-exclusive basis), sublicenses, leases or subleases granted to third parties in the ordinary course of business and not interfering with the business of the Borrower or the Guarantors; (ix) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (x) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or the Guarantors in the ordinary course of business; (xii) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of Inventory in the ordinary course of business; (xiii) customary rights of setoff and bankers’ liens existing in the ordinary course of business upon deposits of the Borrower and the Guarantors; (xiv) precautionary Liens filed by equipment lessors pursuant to operating leases of the Borrower and the Guarantors; provided that no such Lien covers any property other than the property subject to such lease; (xiv) Liens arising from any judgment against the Borrower or any Guarantor not constituting an Event of Default so long such Liens do not have a priority over the Lien of the Holder Representative and the Holders in the Collateral; (xvi) Liens securing Indebtedness permitted by Section 7.4(f) and (g).

(b)            Financing Statements.  The Borrower shall not authorize the filing of any financing statement by any Person as Secured Party with respect to any of the Borrower’s assets, other than by (i) the Holder Representative or (ii) a Person holding a Permitted Lien (provided such filing shall only cover the assets of the Borrower in which such Person is allowed to have a Permitted Lien in accordance with this Section 7.3).  The Borrower shall not amend any financing statement filed by the Holder Representative as Secured Party except as permitted by law.

7.4            Indebtedness.  The Borrower shall not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or letters of credit issued on the Borrower’s behalf, or advances or any indebtedness for borrowed money of any kind, whether or not evidenced by an instrument, except: (a) the Obligations; (b) indebtedness of the Borrower described on Schedule 7.4, and any Refinancing Indebtedness in respect of such indebtedness (provided that if the amount of the Refinancing Indebtedness exceeds $550,000, the Borrower shall provide the Holder Representative with 10 days prior notice of the Borrower’s intent to incur the Refinancing Indebtedness and a description of the material terms of such Refinancing Indebtedness); (c) indebtedness secured by Permitted Liens; (d) indebtedness evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof in an aggregate amount at any time not exceeding $550,000; (e) Capitalized Lease Obligations in a principal amount not exceeding $550,000 outstanding at anytime; (f) indebtedness incurred by the Borrower to one or more of its insurance companies, incurred in the ordinary course of business to finance payment of its insurance premiums, not to exceed in the aggregate $1,650,000 outstanding at any time; (g)(i) indebtedness owed to Senior Lender so long as such indebtedness remains subject to the Intercreditor Agreement and (ii) any Subordinated Debt so long as such Subordinated Debt remains subject to a Subordination Agreement; (h) unsecured interest rate hedge agreements or currency hedge agreements entered into in the ordinary course of the Borrower’s business for bona fide hedging purposes and not for speculation; and (i) other unsecured Indebtedness not referred to in any other clause of this Section 7.4 in an aggregate principal amount not exceeding $110,000 at any time.  With respect to any such Subordinated Debt, the Borrower shall only make payments of such Subordinated Debt to the extent permitted under the terms of the applicable Subordination Agreement.

7.5            Guaranties.  The Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any Person (collectively, “Contingent Obligations”), except: (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date of this Agreement and described on Schedule 7.5, including extensions and renewals thereof which do not increase the amount of such obligations as of the date of such extension or renewal; (c) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; (d) Contingent Obligations consisting of customary indemnity obligations under real property leases entered into in the ordinary course of business; and (e) other Contingent Obligations not exceed $110,000 in the aggregate at any time outstanding.

7.6            Investments and Subsidiaries.  The Borrower shall not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person, including without limitation any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person, except:

(a)            investments in direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $110,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation) (“Cash Equivalents”);

(b)            travel advances or loans to the Borrower’s Officers and employees not exceeding at any one time an aggregate outstanding balance of $55,000;

(c)            prepaid rent not exceeding one month or security deposits;

(d)            current investments in the Subsidiaries in existence on the date of this Agreement which are identified on Schedule 5.5;

(e)            extensions of trade credit in the ordinary course of business;

(f)             subject to the limitations set forth in Section 5.23, investments received in connection with bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers;

(g)            investments outstanding on the Closing Date and set forth on Schedule 7.6;

(h)            deposits made in the ordinary course of business securing contractual obligations of the Borrower to the extent constituting a Permitted Lien; provided that if any such deposit exceeds $55,000, the Borrower shall promptly notify the Holder Representative of the material terms of such deposit;

(i)             Contingent Obligations expressly permitted hereunder;

(j)             deposit accounts maintained in the ordinary course of business; and

(k)            loans and advances that otherwise would be permitted to be made as a distribution in accordance with Section 5.7; and

(l)             other investments, loans and advances not listed above not to exceed $275,000 in the aggregate at any time outstanding.

7.7            Dividends and Distributions.  Except as set forth in this Agreement, the Borrower shall not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock, or make any payment on account of the purchase, redemption or retirement of any shares of its stock, or other securities or evidence of its indebtedness (other than scheduled payments with respect to indebtedness permitted under this Agreement, to the extent not prohibited by any intercreditor or subordination agreement to which the Holder Representative is a party (including the Intercreditor Agreement)) or make any distribution regarding its stock, either directly or indirectly; provided that (i) the Borrower may make distributions to Holdings, in amount not to exceed $110,000 per fiscal year, solely to permit Holdings to pay, as and when due and payable, obligations incurred in the ordinary course of business relating solely to holding company activities, and (ii) the Borrower may make distributions to Holdings to the extent that Holdings pays, on behalf of the Borrower, any taxes owing by the Borrower.

7.8            Salaries.  [Intentionally Omitted.

7.9            Key Person Life Insurance.  [Intentionally Omitted.]

7.10          Books and Records; Collateral Examination; Inspection and Appraisals.

(a)            Books and Records; Inspection.  The Borrower shall keep complete and accurate books and records with respect to the Collateral and the Borrower’s business and financial condition and any other matters that the Holder Representative may request, in accordance with GAAP consistently applied.  The Borrower shall permit any employee, attorney, accountant or other agent of the Holder Representative to audit, review, make extracts from and copy any of its books and records at any time during ordinary business hours, and to discuss the Borrower’s affairs with any of its Directors, Officers, employees, Owners or agents.

(b)            Authorization to the Borrower’s Agents to Make Disclosures to the Holder Representative.  The Borrower authorizes all accountants and other Persons acting as its agent to disclose and deliver to the Holder Representative’s employees, accountants, attorneys and other Persons acting as its agent, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower; provided that legal counsel for the Borrower shall not be required to disclose information to the Holder Representative that consists of attorney-client privileged communications between the Borrower and such counsel.

(c)            Collateral Exams, Audits, and Inspections.  The Borrower shall permit the Holder Representative’s employees, accountants, attorneys or other Persons acting as its agent, to examine, audit, and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

(d)            Collateral Appraisals.  The Holder Representative may also obtain, from time to time, but no more than once every 120 days during the period commencing on the date of this Agreement and ending on the first anniversary thereafter and then two times each one-year period thereafter, at the Borrower’s expense, an appraisal of the Borrower’s inventory and other Collateral by an appraiser acceptable to the Holder Representative in its sole discretion; provided that during a Default Period, the Holder Representative may obtain at any time (and from time to time) in the Holder Representative’s sole discretion such appraisals of the Borrower’s inventory and other Collateral at the Borrower’s expense.

7.11          Account Verification; Payment of Permitted Liens.

(a)            Account Verification.  The Holder Representative or its agents may (i) contact account debtors and other obligors at any time to verify the Borrower’s Accounts; and (ii) require the Borrower to send requests for verification of Accounts or send notices of assignment of Accounts to account debtors and other obligors.

(b)            Covenant to Pay Permitted Liens.  The Borrower shall pay when due each account payable due to any Person holding a Permitted Lien (as a result of such payable) on any Collateral, except as expressly provided in Section 7.3(a).

7.12          Compliance with Laws.

(a)            General Compliance with Applicable Law; Use of Collateral.  The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non compliance with which would have a Material Adverse Effect on its business or its financial condition; and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any material federal, state or local law, statute or ordinance.

(b)            Compliance with Federal Regulatory Laws.  The Borrower shall (i)  prohibit and cause each Subsidiary to prohibit, any Person that is an Owner or Officer from being listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not permit the proceeds of the sale and purchase of the Notes or any other financial accommodation extended by the Holders in any way that violates any foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the U.S.A. Patriot Act.

(c)            Compliance with Environmental Laws.  The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by them, and (ii) not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

7.13          Payment of Taxes and Other Claims.  The Borrower shall pay or discharge, when due, and cause each Subsidiary to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including without limitation the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach, (b) all federal, state, provincial and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower, although the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

7.14          Maintenance of Collateral and Properties.

(a)            The Borrower shall keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (ordinary wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts, although the Borrower may discontinue the operation and maintenance of any properties if the Borrower believes that such discontinuance is desirable to the conduct of its business and not disadvantageous in any material respect to the Holder Representative and the Holders.  The Borrower shall take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

(b)            The Borrower shall defend the Collateral against all Liens, claims and demands of all third Persons claiming any interest in the Collateral.  The Borrower shall keep all Collateral free and clear of all Liens except Permitted Liens.  The Borrower shall take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.

7.15          Insurance.  The Borrower shall at all times maintain insurance with insurers acceptable to the Holder Representative, in such amounts and on such terms (including deductibles) as the Holder Representative in its sole discretion may require and including, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles.  All insurance policies must contain an appropriate lender’s interest endorsement or clause, and name the Holder Representative as an additional insured.

7.16          Preservation of Existence.  The Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the ordinary conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

7.17          Delivery of Instruments, etc.  Upon written request by the Holder Representative, the Borrower shall promptly deliver to the Holder Representative in pledge all instruments, documents and chattel paper constituting Collateral in an amount in excess of $50,000 (individually or in the aggregate), endorsed or assigned by the Borrower.

7.18          Sale or Transfer of Assets; Suspension of Business Operations.  The Borrower shall not sell, lease, assign, transfer or otherwise dispose of (a) the stock of any Subsidiary, (b) all or a substantial part of its assets, or (c) any Collateral or any interest in Collateral (whether in one transaction or in a series of transactions) to any other Person other than (i) the sale of Inventory in the ordinary course of business; (ii) the use of cash and Cash Equivalents in the ordinary course of business; (iii) the sale of obsolete, surplus, uneconomical, or worn-out assets; (iv) leases or subleases granted to third parties in the ordinary course of business and in each case not interfering with the business of the Borrower; (v) subject to Section 7.23, write-offs or grants of discounts or forgiveness of Accounts, without recourse, which are at least 90 days past due in connection with the compromise or collection thereof in the ordinary course of business which do not interfere in any material respect of the Borrower; and (vi) transfers arising from investments, loans and advances to the extent permitted under Section 7.6.  The Borrower shall not liquidate, dissolve or suspend business operations.  The Borrower shall not transfer any part of its ownership interest in any Intellectual Property Rights and shall not permit its rights as licensee of Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit them to lapse if it has reasonably determined that such Intellectual Property Rights are no longer useful in its business.  If the Borrower transfers (other than by license) any Intellectual Property Rights for value, the Borrower shall pay the Proceeds to the Holder Representative for application to the Obligations.  The Borrower shall not license any other Person to use any of the Borrower’s Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or the provision of services to its customers.

7.19          Consolidation and Merger; Asset Acquisitions.  The Borrower shall not consolidate with or merge into any other entity, or permit any other entity to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other entity, except for (i) any merger or consolidation of a Subsidiary into the Borrower, with the Borrower being the survivor thereof and (ii) any merger or consolidation of a Subsidiary into another Subsidiary.  The Borrower shall not form or acquire any additional Subsidiary after the date of this Agreement.

7.20          Sale and Leaseback.  The Borrower shall not enter into any arrangement, directly or indirectly, with any other Person pursuant to which the Borrower shall sell or transfer any real or personal property, whether owned now or acquired in the future, and then rent or lease all or part of such property or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

7.21          Restrictions on Nature of Business.  The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower, and will not purchase, lease or otherwise acquire assets not related to its business.

7.22          Accounting.  The Borrower will not adopt any material change in accounting principles except as required by GAAP, consistently applied.  The Borrower will not change its fiscal year.

7.23          Discounts, etc.  After notice from the Holder Representative during a Default Period, (i) the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold and (ii) the Borrower will not at any time modify, amend, subordinate, cancel or terminate any Account.

7.24          Pension Plans.  Except as disclosed to the Holder Representative in a Record prior to the date of this Agreement, neither the Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become party to any Pension Plan, (b) become obligated to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law), or (d) amend any Plan in a manner that would materially increase its funding obligations.

7.25          Place of Business; Name.  The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business Premises, unless (i) the Holder Representative has received 30 days advance notice thereof, (ii) the Holder Representative continuously maintains a perfected Lien on the Collateral with the priority contemplated by this Agreement, and (iii) the Borrower exercises commercially reasonable efforts to provide the Holder Representative with a Collateral Access Agreement no later than the date that such transfer, move, or relocation occurs.  The Borrower will not permit any tangible Collateral or any records relating to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not change its name or jurisdiction of organization.

7.26          Constituent Documents.  The Borrower will not amend its Constituent Documents.

7.27          Reserved.

7.28          Performance by the Holder Representative.  If the Borrower fails to perform or observe any of its obligations under this Agreement at any time, the Holder Representative may, but need not, perform or observe them on behalf of the Borrower and may, but need not, take any other actions which the Holder Representative may reasonably deem necessary to cure or correct this failure; and the Borrower shall pay the Holder Representative upon written demand the amount of all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Holder Representative in performing these obligations, together with interest on these amounts at the Default Rate.

7.29          Holder Representative Appointed as the Borrower’s Attorney in Fact.  To facilitate the Holder Representative’s performance or observance of the Borrower’s obligations under this Agreement, the Borrower hereby irrevocably appoints the Holder Representative and the Holder Representative’s agents, as the Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) to create, prepare, complete, execute, deliver, endorse or file on behalf of the Borrower any instruments, documents, assignments, security agreements, financing statements, applications for insurance and any other agreements or any Record required to be obtained, executed, delivered or endorsed by the Borrower in accordance with the terms of this Agreement.

7.30          Use of Proceeds.

(a)            The Borrower and Holdings will use the proceeds of the loans evidenced by the Notes (a) to repay existing indebtedness of the Borrower and Holdings to MRC in full, (b) to repay existing indebtedness of Holdings and the Borrower to Union Bank, N.A., (c) for the working capital of Holdings, the Borrower and the other Subsidiaries and (d) to finance future growth initiatives.

(b)            No portion of the proceeds of the loans evidenced by the Notes shall be used for the “purpose of purchasing or carrying” any “margin stock” or “margin security” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

7.31          Further Assurances.

(a)            Holdings shall, unless the Required Holders otherwise consent, cause each Domestic Subsidiary formed or acquired after the date of this Agreement to become a Guarantor by timely complying with the requirements of Article IX hereof.  Upon execution and delivery of an Additional Guarantor Supplement or other Guaranty in compliance with such requirements, each such Person shall become a Guarantor of the Obligations and shall have all of the rights, benefits, duties, and obligations in such capacity under the Operative Documents.

(b)            At any time and from time to time Holdings shall, and shall cause each of its Domestic Subsidiaries to, execute and deliver such further documents and take such further action as may reasonably be requested by the Holder Representative to effect the purposes of the Operative Documents.

7.32          Reports to other Creditors.  Promptly after filing the same, the Borrower and Holdings shall furnish to the Holder Representative copies of any compliance certificate and other material information furnished, to the Senior Lender or any other holders of the Senior Obligations, or to the holders of any Subordinated Debt pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Holder Representative pursuant to any other provision of this Agreement.

7.33          Board Seat.

(a)            Upon the earlier to occur of (x) Holdings’ proxy statement (for the election of directions) for the annual meeting of stockholders to be held in calendar year 2010 or (y) June 30, 2010 (the “Designee Date”), and for as long as the Notes are outstanding, MRC shall have the right to nominate one individual to serve as a member of Holdings’ Board of Directors (“MRC’s Designee”), and Holdings agrees (i) to increase the size of Holdings’ Board of Directors and appoint MRC’s Designee to Holdings’ Board of Directors as promptly as practicable after the Designee Date, or, at Holdings’ option, to nominate MRC’s Designee and recommend to Holdings’ stockholders that MRC’s Designee be elected to Holdings’ Board of Directors at the annual meeting of stockholders of Holdings in 2010, and (ii) to recommend to Holdings’ stockholders that MRC’s Designee be elected to Holdings’ Board of Directors at annual meetings of stockholders occurring after the Designee Date and thereafter for as long as the Notes are outstanding.

(b)            In connection with any election of directors at an annual meeting of stockholders to which this Section 7.33 applies, MRC agrees to provide advance notice of MRC’s Designee to Holdings within the time periods set forth in Holdings’ Amended and Restated Bylaws.  MRC agrees to provide notice of the initial MRC Designee to Holdings no later than April 30, 2010.  In connection with MRC’s nomination of any MRC Designee, the MRC Designee shall deliver a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the secretary of Holdings, a signed consent to be named in Holdings’ proxy statement as a nominee for election as a director, such additional information that Holdings may reasonably request to determine the eligibility or qualifications of such person to serve as a director of Holdings, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director and all other documents reasonably requested by Holdings, including certifications as to compliance with Holdings’ insider trading policy and code of conduct.

7.34          Other Agreements.  Enter into any material amendment, waiver or modification of the Senior Loan Documents or any related agreements, other than as permitted by the Intercreditor Agreement.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.1            Events of Default.  If any one or more of the following events or conditions (each, an “Event of Default”) shall occur or exist:

(a)            The Borrower fails to pay any amount of any Note on the date that it becomes due and payable;

(b)            The Borrower fails to observe or perform (i) any covenant or agreement of the Borrower set forth in Sections 7.1 (o), and (p) and such failure to observe or perform shall continue unremedied for a period of 10 days after such failure, (ii) any covenant or agreement of the Borrower set forth in Section 7.12 and such failure shall not be cured within 30 days after the occurrence of such failure, (iii) any covenant or agreement of the Borrower set forth in Section 7.13; provided that if such a breach of Section 7.13 relates to a tax, assessment or charge that is less than $55,000, the Borrower shall have up to 30 days to cure such breach before it shall be deemed to be an Event of Default, or (iv) any other covenant or agreement of the Borrower in this Agreement (not described in clauses (i), (ii), and (iii) of this paragraph (b)), or in any of the Operative Documents;

(c)            Any covenant in Section 7.2 becomes inapplicable due to the lapse of time, and the Borrower shall fail to agree to amend the covenant to apply to future periods (it being understood that the new covenant levels shall provide for at least a 20% cushion from those provided in the Senior Credit Agreement with respect to such period for this Section 8.1(c) to apply);

(d)            Reserved.

(e)            Reserved.

(f)            A Change of Control shall occur;

(g)            (i) The Borrower or any Guarantor becomes insolvent or admits in a Record an inability to pay debts as they mature, or the Borrower or any Guarantor makes an assignment for the benefit of creditors; or the Borrower or any Guarantor applies for or consents to the appointment of any receiver, trustee, or similar officer for the benefit of the Borrower or any Guarantor, or for any of their properties; or (ii) any receiver, trustee or similar officer is appointed without the application or consent of the Borrower or such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of the Borrower or any Guarantor which remains undismissed, undischarged, unstayed, or unbonded for a period of 60 days or longer;

(h)            (i) The Borrower or any Guarantor files a petition under any chapter of the United States Bankruptcy Code or under the laws of any other jurisdiction naming the Borrower or such Guarantor as debtor; (ii) any such petition is instituted against the Borrower or any such Guarantor which remains undismissed or undischarged for a period of 60 days or longer; (iii) the Borrower or any Guarantor institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, debt arrangement, dissolution, liquidation or similar proceeding under the laws of any jurisdiction; or (iv) any such proceeding is instituted (by petition, application or otherwise) against the Borrower or any such Guarantor which remains undismissed or undischarged for a period of 60 days or longer.

(i)             Reserved.

(j)             Any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Guaranty, or by the Borrower (or any Responsible Officer of the Borrower) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement delivered to the Holder Representative in connection with this Agreement or pursuant to such Guaranty is untrue or misleading in any material respect when delivered to the Holder Representative;

(k)            A final, non-appealable arbitration award, judgment, or decree or order for the payment of money in an amount in excess of $550,000 (to the extent not insured or subject to indemnity), is entered against the Borrower which is not stayed or appealed within 60 days from the entry thereof;

(l)             The Borrower is in default beyond any applicable grace period with respect to (i) any bond, debenture, note or other evidence of indebtedness issued by the Borrower that is held by any third Person other than the Holder Representative, or under any instrument under which any such evidence of indebtedness has been issued or by which it is governed, or (ii) any lease or other contract, which in each case under clauses (i) or (ii) of this paragraph relates to an amount owing in excess of $550,000 individually or in the aggregate, in each case, except for obligations owed to the Senior Lender under the Senior Loan Documents;

(m)           The Borrower liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course, or merges with another Person; or sells or attempts to sell all or substantially all of its assets;

(n)            The Borrower fails to pay any indebtedness or obligation owed to the Holder Representative or any Holder which is unrelated to this Agreement as it becomes due and payable;

(o)            Any Guarantor repudiates or purports to revoke such Guarantor’s Guaranty, or fails to perform any obligation under such Guaranty, or any individual Guarantor dies or becomes incapacitated, or any other Guarantor ceases to exist for any reason (except as expressly permitted under this Agreement);

(p)            The Borrower engages in any act prohibited by the Intercreditor Agreement or any Subordination Agreement, or makes any payment on Junior Obligations (as defined in the Intercreditor Agreement) that a Junior Obligations Secured Party (as defined in the Intercreditor Agreement) was not contractually entitled to receive, including pursuant to or restricted by the Junior Obligations Security Documents (as defined in the Intercreditor Agreement) or the Intercreditor Agreement;

(q)            A Material Adverse Effect shall occur, as determined by the Holder Representative in the Holder Representative’s Permitted Discretion;

(r)             (i) The Borrower hires an Officer or appoints a Director who has been convicted of any felony offence under state or federal law, or (ii) any Director or Responsible Officer of the Borrower is indicted for a felony offence under state or federal law if, with respect to this clause (ii), (x) such indictment has not been dismissed within 15 days of the indictment of such Director or Responsible Officer, or (y) such Director or Responsible Officer of the Borrower has not been relieved of his or her duties as a Director or Officer, as applicable, within 15 days of such indictment.

(s)            Any Director, Officer, Guarantor, or Owner of at least 20% of the issued and outstanding capital stock of the Borrower is indicted for a felony offence under state or federal law, or the Borrower hires an Officer or appoints a Director who has been convicted of any such felony offense, or a Person becomes an Owner of at least 20% of the issued and outstanding capital stock of the Borrower who has been convicted of any such felony offense;

(t)             (i) Any Reportable Event, which constitutes sufficient grounds for termination of any Pension Plan or for the appointment of a trustee to administer any Pension Plan, has occurred and is continuing 30 days after the Borrower gives the Holder Representative a Record notifying it of the Reportable Event; or a trustee is appointed by an appropriate court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate or appoint a trustee to administer any Pension Plan; (ii) the Borrower or any ERISA Affiliate files for a distress termination of any Pension Plan under Title IV of ERISA; (iii) the Borrower or any ERISA Affiliate fails to make any quarterly Pension Plan contribution required under Section 412(m) of the Code, which may, either by itself or in combination with other failures, result in the imposition of a Lien on the Borrower’s assets in favor of the Pension Plan; or (iv) any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which could reasonably be expected to result in a material liability by the Borrower to the Multiemployer Plan under Title IV of ERISA; and/or

(u)            An event of default has occurred under the Senior Loan Documents or the Intercreditor Agreement, which default shall not have been cured or waived within any applicable grace period and for which the Senior Obligations shall be accelerated or declared to be due and payable prior to their stated maturity, then, and in any such event described in clauses (a) through (u) above in this Section 8.1,

(1)            the Required Holders may, by notice to the Borrower, declare the entire unpaid principal amount of the Notes, plus all interest accrued and unpaid thereon (including all PIK Interest) and all other amounts payable under this Agreement, the Notes and the other Operative Documents to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under clause (g) or (h) of this Section 8.1, in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and

(2)            the Holder Representative may, and at the request of the Required Holders, shall exercise any and all rights and remedies under this Agreement, the Notes and the other Operative Documents and proceed to protect and enforce such rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement, the Notes or the other Operative Documents or in aid of the exercise of any power granted in this Agreement, the Notes or the other Operative Documents, and proceed to enforce the payment of Obligations hereunder or any other legal or equitable right.  No remedy herein conferred upon any Holder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

8.2            Distribution of Proceeds.  In the event that following the occurrence or during the continuance of any Default or Event of Default, any Holder receives any monies with respect to the amounts due hereunder or under the Notes, such monies shall be distributed for application as follows:

(a)            First, to the payment of, or (as the case may be) the reimbursement of the Holders for or in respect of, all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Holders in connection with the collection of such monies by the Holders, for the exercise, protection or enforcement by the Holders of all or any of the rights, remedies, powers and privileges of the Holders under this Agreement or any of the other Operative Documents, pro rata based on the relative amount so incurred or sustained;

(b)            Second, to all other Obligations in such order or preference as the Required Holders may determine; provided, however, that distributions shall be made among the Holders pro rata in accordance with the Obligations owing to them; and

(c)            Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

8.3            Annulment of Defaults.  Section 8.1 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, then and in every such case the Holders of a majority (or if a higher percentage would be required under Section 11.2 to waive the underlying Event of Default, then such higher percentage) in principal amount of all Notes then outstanding, voting together as a single class, may, by written instrument filed with the Borrower, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

ARTICLE IX.
THE GUARANTIES

9.1            The Guaranties.  The payment and performance of the Obligations shall at all times be guaranteed by each Guarantor pursuant to this Article IX or pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Required Holders, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”).

To induce the Holders to purchase the Notes and in consideration of benefits expected to accrue to the Borrower and each Guarantor by reason thereof and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor (including any Domestic Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement or such other form of Guaranty as is reasonably acceptable to the Required Holders) hereby unconditionally and irrevocably guarantees jointly and severally to the Holders, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Operative Documents, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability).  In case of failure by the Borrower or any other obligor punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.  Each Guarantor agrees that its guaranty set forth in this Article IX is a guaranty of payment when due and not of collection, and each Guarantor waives (to the extent permitted by law) any right to require that any resort be made by the Holder Representative or any Holder to any collateral for the Obligations.

9.2            Guaranty Unconditional.  The obligations of each Guarantor under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)            any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower, any Guarantor or any other obligor under this Agreement or any other Operative Document or by operation of law or otherwise;

(b)            any modification or amendment of or supplement to this Agreement or any other Operative Document;

(c)            any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower, any Guarantor or any other obligor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower, any Guarantor or other obligor contained in any Operative Document or otherwise;

(d)            the existence of any claim, set-off, or other rights which the Borrower, any Guarantor or any other obligor may have at any time against any Holder, or any other Person, whether or not arising in connection herewith;

(e)            any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any Guarantor or any other obligor or any other Person or Property;

(f)             any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, any Guarantor or any other obligor, regardless of what obligations of the Borrower, any Guarantor or any other obligor remain unpaid;

(g)            any invalidity or unenforceability, for any reason, relating to or against the Borrower, any Guarantor or any other obligor of this Agreement or of any other Operative Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Guarantor or any other obligor of the principal of or interest on any Note or any other amount payable under the Operative Documents; or

(h)            any other act or omission to act or delay of any kind by any Holder or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Article IX.

9.3            Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances.  Each Guarantor’s obligations under this Article IX shall remain in full force and effect until the Obligations and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Operative Documents shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted).  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower, any Guarantor or any other obligor under the Operative Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower, any Guarantor or any other obligor, or otherwise, each Guarantor’s obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

9.4            Subrogation.  Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been asserted).  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Operative Documents, such amount shall be held in trust for the benefit of the Holders (and their respective affiliates) and shall forthwith be paid to the Holders (and their respective affiliates) or be credited and applied to the Obligations, whether matured or unmatured, in each case accordance with the terms of this Agreement and the other Operative Documents, subject to the Intercreditor Agreement.

9.5            Waivers.  Each Guarantor irrevocably waives, to the extent permitted by law, acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Holders or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

9.6            Limit on Recovery.  Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article IX shall not exceed the amount that is $1.00 less than the lowest amount that would render such Guarantor’s obligations under this Article IX void or voidable under applicable law, including, without limitation, applicable fraudulent conveyance, fraudulent transfer or similar laws.

9.7            Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Borrower, any Guarantor or any other obligor under this Agreement or any other Operative Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, such Guarantor or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Operative Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Required Holders, subject to applicable law.

9.8            Benefit to Guarantors.  The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor.  Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

9.9            Guarantor Covenants.  Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

9.10          Further Assurances.  In the event the Borrower, Holdings or any other Guarantor forms or acquires any other Subsidiary after the date hereof, the Borrower and the Guarantors shall promptly upon (and in any event within five (5) Business Days after) such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute an Additional Guarantor Supplement or such other Guaranty as the Required Holders may then require, and the Borrower and the Guarantors shall also deliver to the Holder Representative, or cause such Subsidiary to deliver to the Holder Representative, at the Borrower’s cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Required Holders in connection therewith.

ARTICLE X.
HOLDER REPRESENTATIVE

10.1          Appointment and Authorization.  Each Holder, by acceptance of any Note(s) held by it, hereby irrevocably appoints, designates and authorizes the Purchaser to take such action on its behalf under the provisions of this Agreement and each other Operative Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Document, together with such powers as are reasonably incidental thereto, including without limitation the authority to negotiate and execute subordination and intercreditor agreements on behalf of the Holders related to any Subordinated Debt, and each Holder expressly agrees that the terms of all such subordination and intercreditor agreements shall inure to the benefit of, and be binding upon, each Holder.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Operative Document, the Holder Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Holder Representative have or be deemed to have any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Document or otherwise exist against the Holder Representative.

10.2          Delegation of Duties.  The Holder Representative may execute any of its duties under this Agreement or any other Operative Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Holder Representative shall not be responsible to the Holders for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.3          Liability of Holder Representative.  None of the Holder Representative-Related Persons shall (i) be liable to the Holders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Operative Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Holders for any recital, statement, representation or warranty made by Holdings, the Borrower, any other Subsidiary or Affiliate of Holdings or the Borrower, or any officer thereof, contained in this Agreement or in any other Operative Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Holder Representative under or in connection with, this Agreement or any other Operative Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document, or for any failure of the Borrower, Holdings, any other Guarantor or any other party to any Operative Document to perform its obligations hereunder or thereunder.  No Holder Representative-Related Person shall be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Document, or to inspect any Property, books or records of Holdings, the Borrower, any other Subsidiary or Affiliate of Holdings.

10.4          Reliance.

(a)           The Holder Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower, Holdings or any other Guarantor), independent accountants and other experts selected by the Holder Representative.  The Holder Representative shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first receive such advice or concurrence of the Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Holder Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Document in accordance with a request or consent of the Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(b)           The Borrower and Holdings shall be entitled to rely, and shall be fully protected in relying (without investigation or inquiry), upon the Holder Representative in any instance where the Holder Representative purports to be acting on behalf of a Holder, Holders, or Required Holders; and the Holders shall indemnify, defend, and hold Borrower and Holdings harmless with respect to such reliance.

10.5          Notice of Default.  The Holder Representative shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Holder Representative shall have received written notice from a Holder or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Holder Representative receives such a notice, the Holder Representative shall give notice thereof to the Holders.  The Holder Representative may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Holders.

10.6          Credit Decision.  Each Holder, by acceptance of any Note(s) held by it, expressly acknowledges that none of the Holder Representative-Related Persons has made any representation or warranty to it and that no act by the Holder Representative hereinafter taken, including any review of the affairs Holdings and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Holder Representative to any Holder.  Each Holder, by acceptance of any Note(s) held by it, represents to the Holder Representative that it has, independently and without reliance upon the Holder Representative and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and the other Subsidiaries, and all applicable laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder.  Each Holder also represents that it will, independently and without reliance upon the Holder Representative and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower and the other Subsidiaries.  Except for notices, reports and other documents expressly herein required to be furnished to Holdings or the Borrower by the Holder Representative, the Holder Representative shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings and its Subsidiaries which may come into the possession of the Holder Representative.

10.7          Indemnification.  Whether or not the transactions contemplated hereby shall be consummated, the Holders, by acceptance of any Note(s) held by them, agree that, upon demand therefor they shall indemnify the Holder Representative (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Notes and at any time following the termination or resignation of the Holder Representative) be imposed on, incurred by or asserted against the Holder Representative (in its capacity as the Holder Representative and not as a Holder) in any way relating to or arising out of this Agreement, any other Operative Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Holder Representative under or in connection with any of the foregoing; provided, however, that no Holder shall be liable for the payment to the Holder Representative of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Holder Representative’s gross negligence or willful misconduct.  In addition, each Holder shall reimburse the Holder Representative upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Holder Representative in its capacity as the Holder Representative and not as a Holder in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Document, or any document contemplated by or referred to herein to the extent that the Holder Representative is not reimbursed for such expenses by or on behalf of the Borrower.  The obligation of the Holders in this Section 10.7 shall survive the payment of all Obligations.

10.8          Holder Representative in Individual Capacity.  The Purchaser and its affiliates may purchase Notes made by, make loans to, acquire equity interests in, make other investments in, and generally engage in any kind of lending, financial advisory or other business with Holdings, the Borrower and their Subsidiaries and Affiliates as though the Purchaser were not the Holder Representative hereunder and without notice to or consent of the Holders, including, without limitation with respect to the purchase of its Note at the Closing, and the Holders specifically acknowledge the Purchaser can take all actions with respect to its Note as it deems appropriate without reference to any agency created hereunder or any duty to the Holders created thereby or at common law.  With respect to its Note, the Purchaser shall have the same rights and powers under this Agreement and the other Operative Documents as any other Holder and may exercise the same as though it were not the Holder Representative, and the terms “Holder” and “Holders” (and the plural forms thereof) shall include the Purchaser in its individual capacity.

10.9          Successor Holder Representative.  The Holder Representative may resign as Holder Representative upon thirty (30) days’ prior notice to the Holders.  If the Holder Representative shall resign as Holder Representative under this Agreement, the Holders shall appoint from among the Holders a successor agent for the Holders, which successor shall be acceptable to the Borrower (with the Borrower’s consent not to be unreasonably withheld).  If no successor agent is appointed prior to the effective date of the resignation of the Holder Representative, the Holder Representative may thereupon appoint a successor agent from among the Holders, which successor shall be acceptable to the Borrower (with the Borrower’s consent not to be unreasonably withheld).  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Holder Representative and the term “Holder Representative” shall mean such successor agent and the retiring Holder Representative’s appointment, powers and duties as Holder Representative shall be terminated.  After any retiring Holder Representative’s  resignation hereunder as Holder Representative, the provisions of this Article X and Sections 11.4 and 11.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Holder Representative under this Agreement.  If no successor agent has accepted appointment as Holder Representative by the date which is thirty (30) days following a retiring Holder Representative’s notice of resignation (or, if later, ten (10) days after the date upon which the Holder Representative designates a successor agent), the retiring Holder Representative’s resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of the Holder Representative hereunder until such time, if any, as the Holder Representative appoint a successor agent as provided for above.

ARTICLE XI.
MISCELLANEOUS

11.1          No Waiver; Cumulative Remedies.  No failure or delay on the part of the Holder Representative or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.2          Amendments, Waivers and Consents.  Any provision in this Agreement, the Notes or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement and the other Operative Documents may be made, and compliance with any covenant or provision set forth herein or therein may be omitted or waived, if the Borrower shall obtain consent thereto in writing from the Required Holders, and shall, in any case, deliver copies of such consent in writing to all other Holders of Notes; provided that (i) without the consent of all Holders of Notes, no such consent or waiver shall be effective to reduce the amount of, to postpone the date fixed for the payment of, the principal of (including any required redemption) or interest or Prepayment Premium payable on any Note, to decrease the Interest Rate or the Prepayment Premium, to decrease or postpone any prepayments or redemptions, to increase the proportion of interest payable as PIK Interest rather than as cash interest, to alter, amend or waive compliance with Section 8.1(a), to alter or amend the consent mechanism provided for under Section 8.3 or this Section 11.2, or to release any material Guarantor from its guaranty hereunder or any Guaranty, and (ii) without the consent of the Holder Representative, no such consent or waiver shall be effective to alter the rights or obligations of the Holder Representative.  If the Required Holders vote to alter, amend or waive compliance with the Intercreditor Agreement or any subordination or intercreditor agreement relating to any Subordinated Debt, then all Holders shall be bound by such vote and agree to sign such consent or other document as may be necessary to effectuate such alteration, amendment or waiver.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Borrower to any Holders who did not execute the same.

11.3          Addresses for Notices, Etc.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, sent as an Electronic Record and delivered by encrypted e-mail, or delivered to the applicable party at the addresses indicated below:

If to the Borrower or any Guarantor:

Physicians Formula, Inc.
1055 West 8th Street
Azusa, CA 91702
Attention:  Jeff Berry, Chief Financial Officer
Telephone: 626-334-3395
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

With a copy (delivery of which alone shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street, Suite 3200

Chicago, IL 60654
Attention: Louis R. Hernandez, Esq.
Telephone: 312-862-2000
Fax: 312-862-2200
Email: lhernandez@kirkland.com

If to the Purchaser or the initial Holder Representative:

Mill Road Capital, L.P.
Two Sound View Drive
Greenwich, CT 06830
Attention: Thomas Lynch, Managing Director
Telephone: 203-987-3501
Fax: 203-621-3280
Email: tlynch@millroadcapital.com

With a copy (delivery of which alone shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  Peter M. Rosenblum, Esq.
Telephone: 617-832-1000
Fax: 617-832-7000
Email: prosenblum@foleyhoag.com

If to any other Holder or any successor Holder Representative, at such Holder’s or successor Holder Representative’s address for notices as set forth in the transfer records of the Borrower or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three (3) Business Days after being deposited in the mails, (ii) one Business Day after being deposited with the express overnight courier service or (iii) the Business Day when sent when sent by electronic facsimile transmission (with receipt confirmed) or sent as an Electronic Record by electronic mail or similar secure electronic channel to which the parties have agreed, respectively, addressed as aforesaid.

11.4          Costs, Expenses and Taxes.

(a)            The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Purchaser in connection with the preparation, negotiation, approval, execution and delivery of this Agreement, the Notes, the other Operative Documents and all other instruments and documents to be delivered hereunder and thereunder, and in connection with the consummation of the transactions contemplated hereby and thereby; (ii) all reasonable costs and expenses of the Holders and the Holder Representative in connection with the interpretation, administration, amendment or waiver (whether or not such amendment or waiver becomes effective) of any of this Agreement, the Notes, the other Operative Documents and all other instruments and documents to be delivered hereunder and thereunder; (iii) all costs and expenses (including court costs) of the Holders and the Holder Representative in connection with any Event of Default hereunder or the enforcement of any of this Agreement, the Notes, the other Operative Documents and all other instruments and documents to be delivered hereunder and thereunder and the exercise of the rights and remedies of any of the Holders hereunder or thereunder; provided, that the (A) Holder Representative and the (B) Holders collectively shall each be limited to a single counsel in each relevant jurisdiction.  Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Borrower agrees to pay on demand all reasonable fees and out of pocket expenses of Foley Hoag LLP, counsel to the Purchaser, and any counsel to the Holders (which other designated counsel shall, at any time, be limited to a single counsel in each relevant jurisdiction) selected by the Required Holders, in each case in connection with the transactions contemplated by the Operative Documents, including without limitation any interpretation, amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the other Operative Documents and all other instruments and documents to be delivered hereunder and thereunder or the exercise of the rights and remedies of the Holders hereunder and thereunder.  In addition, the Borrower agrees to pay the expenses of preparing Notes from time to time in connection with exchanges and transfers of Notes and the expenses of delivering copies of Operative Documents to Holders, and the Borrower agrees to indemnify, pay and hold each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay taxes (other than transfer taxes) and filing fees with respect to such transfer.

(b)            The Borrower and Holdings, jointly and severally, agree to pay any and all stamp, documentary and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the other Operative Documents and the other instruments and documents to be delivered hereunder or thereunder, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder, except in each case, in the case of an assignment of any of the Notes.  A certificate of the Holder Representative or any Holder requiring payment or reimbursement by the Borrower or Holdings pursuant to this Section 11.4(b) shall be conclusive if reasonably determined and set forth with reasonable detail absent manifest error, it being understood, however, that (i) the Borrower and Holdings shall only be required to pay or reimburse the Person making such claim for that portion of such tax reasonably attributable to its purchase of one or more Notes and extensions of credit under this Agreement and the other Operative Documents, and not for any portion of such tax attributable to other activities or transactions of such Person, (ii) no Person shall be required to make its tax returns, books or records available to Holdings, the Borrower or any other Subsidiary to verify its compliance with the provisions of this Section and (iii) for the avoidance of doubt, in no event shall the Borrower or Holdings be responsible for the income or franchise taxes of any Holder.

(c)            The provisions of this Section 11.4 shall survive the payment in full of all amounts due under this Agreement, the Notes and the other Operative Documents and the termination of this Agreement and the other Operative Documents.

11.5          Assignability, Binding Agreement.  This Agreement may not be assigned by the Borrower or any Guarantor without the prior written consent of each Holder.  Any Holder of one or more Notes may assign this Agreement and its Notes, in the minimum aggregate amount of $500,000 plus multiples of $100,000 in excess thereof (except in the case of an assignment by a Holder of the entire aggregate balance of its Notes, and except in the case of an assignment to a Holder or an Affiliate under common control of such Holder or an Approved Fund of a Holder), (i) freely without consent to another Holder or to an Affiliate under common control of such Holder of the assigning Holder or to an Approved Fund with respect to the assigning Holder, and (ii) with the prior consent of the Holder Representative and (so long as no Event of Default then exists) the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed) to any commercial bank, financial institution, Fund, or other investment fund or investor.  This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto, the Holders from time to time and their respective successors and permitted assigns.  Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.  The parties hereto and, whether or not a signatory hereto, each Holder (by its acceptance of any Note(s) held by it) hereby acknowledge and agree that the Intercreditor Agreement entered into by the Purchaser as Holder Representative, and any subordination or intercreditor agreements entered into by the Holder Representative on behalf of the Holders relating to any Subordinated Debt, shall inure to the benefit of, and be binding upon each Holder as if it were a party thereto, and each Holder agrees to execute and deliver such further instruments or documents as the Senior Lender (with respect to the Intercreditor Agreement) or the Holder Representative or the Purchaser (with respect to any such subordination or intercreditor agreements relating to any Subordinated Debt) shall reasonably require to give effect to the foregoing.

11.6          Payments in Respect of Notes.  Except as set forth in Section 11.5, the Holders of the Notes, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the Holders of the Notes whether received by voluntary payment, by realization upon security or guaranties, by the exercise of the right of set-off, by counterclaim or cross-action or by the enforcement of any or all of the Notes.  Except as set forth in Section 11.5, if any Holder of one or more Notes receives any payment on its Notes in excess of its pro rata portion, then such Holder receiving such excess payment shall purchase for cash from the other Holders of the Notes an interest in their Notes in such amounts as shall result in a ratable participation by all of the Holders of the Notes in the aggregate unpaid amount of Notes then outstanding.

11.7          Reserved.

11.8          Indemnification.  In addition to the payment of expenses pursuant to Section 11.4, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees, to indemnify, pay and hold the Holder Representative and each Holder and the partners, members, officers, directors, employees and agents of such Person (collectively, the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, litigation and court costs, settlement costs and the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitees shall be designated a party thereto), or otherwise, which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Notes and the other Operative Documents and all other matters related thereto or in connection therewith, (ii) the Holders’ agreement to purchase the Notes, or the use or intended use of the proceeds of the Notes hereunder, (iii) the violation of any securities law by the Borrower or Holdings in connection with or otherwise affecting the transactions contemplated by the Operative Documents, (iv) the failure of any of the parties (other than the Holder Representative and the Holders) to the Operative Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby or (v) any Environmental Law or any Hazardous Substances (A) present on or under the Premises (B) released from or onto the Premises, or (C) generated by Holdings and/or any Subsidiary (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities which are determined by a final court decision or arbitral award to have resulted from the gross negligence or willful misconduct of that Indemnitee or any employee, partner, member, officer, director or agent of that Indemnitee.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower and Holdings shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred or suffered by the Indemnitees or any of them.  This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement and the other Operative Documents, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification.

11.9          Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Holder and its affiliates are hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by such Holder or such an affiliate to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to the Holders under the Operative Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Operative Documents, irrespective of whether or not (a) such Holder shall have made any demand hereunder or (b) the principal of or the interest on the loans or Notes and other amounts due under this Agreement of the other Operative Documents shall have become due and payable pursuant to Section 8.1 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in no event shall any Holder offset against the Borrower’s payroll account number 4121973010 maintained at Senior Lender so long as the funds held in such payroll account are limited to the amount required to satisfy the Borrower’s payroll obligations during the following seven day period (as of any date of determination).  Such Holder shall promptly notify the Borrower after any such set-off and application made by such Holder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10        Marshaling; Payments Set Aside.  No Holder shall be under any obligation to marshal any assets in favor of the Borrower, any Guarantor or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower or any Guarantor makes a payment or payments to the Holders, or the Holders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Holders in their discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

11.11        Survival of Representations and Warranties.  All representations and warranties made to any party to this Agreement, the Notes, the other Operative Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Holders or on behalf of the Holders.

11.12        Entire Agreement.  This Agreement, together with the other Operative Documents, embodies the entire agreement and understanding between the Borrower, the Guarantors, the Holder Representative and the Holders, and supersedes all prior agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.13        Severability.  The invalidity or unenforceability of any provision hereof shall in no way afflict the validity or enforceability of any other provision.

11.14        Waiver of Jury Trial; Waiver of Certain Damages.  EACH OF THE BORROWER, EACH GUARANTOR, THE PURCHASER, THE HOLDER REPRESENTATIVE AND (BY ACCEPTANCE OF ANY NOTE(S) HELD BY IT) EACH HOLDER HEREBY WAIVES ITS RIGHT TO JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER OPERATIVE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING , WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PURCHASER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTES AND THE OTHER OPERATIVE DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH OF THE PARTIES (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (b) ACKNOWLEDGES THAT EACH OF THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

11.15        Governing Law; Jurisdiction; Venue; Place of Performance.  THIS AGREEMENT AND EACH OF THE OTHER OPERATIVE DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AND EACH GUARANTOR CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY HOLDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS AND CONSENT TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR ANY SUCH GUARANTOR, AS THE CASE MAY BE, BY MAIL AT THE BORROWER’S OR SUCH GUARANTOR’S ADDRESS SET FORTH HEREIN.  THE BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  ANY SUIT OR JUDICIAL PROCEEDING BY THE BORROWER OR ANY GUARANTOR AGAINST THE PURCHASER, ANY OTHER HOLDER OR THE HOLDER REPRESENTATIVE OR ANY OF THEIR AFFILIATES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

11.16        No Limitation.  Nothing in Section 11.15 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against the Borrower or any Guarantor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

11.17        Section Headings; Construction.  The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.  The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

11.18        Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.  Any counterpart may be executed by the delivery of a facsimile signature thereon by telecopier or by electronic mail, each of which shall be of the same legal effect, validity and enforceability as an original manually executed signature page.

11.19        Further Assurances.  From and after the date of this Agreement, upon the reasonable request of the Holder Representative or the Holders, the Borrower and each Guarantor shall execute and deliver, and shall cause their respective Subsidiaries to execute and deliver, such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Operative Documents.

11.20        Specific Performance.  Upon breach by the Borrower or any Guarantor or the occurrence and continuance of any Event of Default with respect to any obligation hereunder under the Notes or under any other Operative Document, each Holder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

11.21        Actions by Holders.  Except as provided in Section 11.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Holders, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the Required Holders.

11.22        Confidential Information.  Each of the Holders (by the acceptance of any Note(s) held by it) and the Holder Representative agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, the Holder Representative or any other Holder, (e) in connection with the exercise of any remedies hereunder or under any other Operative Document or any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, any Note(s) or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings, the Borrower or any other Subsidiary and their obligations, (g) with the prior written consent of the Borrower or Holdings, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Holders or the Holder Representative on a non-confidential basis from a source other than Holdings, the Borrower or any other Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Notes or Obligations, (j) to entities which compile and publish information about the subordinated debt market, provided that only basic information about the amount, pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j), or (k) in any press release, “tombstone” advertisement or other similar publicity announcement, provided that only basic information about the identity or the Borrower and the amount and structure of the transaction evidenced hereby (and in no event any proprietary or confidential business information about the Borrower or any Guarantor) may be disclosed pursuant to this subsection (k).

For purposes of this Section, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings, the Borrower or any other Subsidiaries or any of their respective businesses, other than any such information that is available to the Holders on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any other Subsidiaries.

The provisions of this Section 11.22 shall survive termination of this Agreement.

11.23        Material Nonpublic Information.  MRC shall reserve the right to elect not to receive any information required to be disclosed under the terms of any Operative Document, to the extent such information would be considered to be material nonpublic information as defined under any applicable federal or state securities laws.

11.24        Publicity.  Except as may be required by applicable law, and except for disclosures on a confidential basis to any investors in, senior lenders to, or legal counsel and other professional advisers to the Borrower or any Guarantor, and except for disclosures in the ordinary course of business in credit applications or government filings, without the prior written consent of the Purchaser neither the Borrower nor any Guarantor shall, and the Borrower and the Guarantors shall not permit any of their Affiliates to, (i) disclose to any Person the interest rates, fees or pricing terms, or any other financial or other material terms and conditions, provided in this Agreement and the other Operative Documents or (ii) issue a publicity release or announcement or otherwise make any other public disclosure concerning this Agreement or the transactions contemplated hereby intended primarily for publicity purposes and having no independent business purpose other than publicity.  If any announcement is required by law to be made by the Borrower, any Guarantor or any of their Affiliates, prior to making such announcement the Borrower will, if possible in compliance with such law, deliver a draft of such announcement to the Purchaser and shall give the Purchaser a reasonable opportunity to comment thereon.

11.25        Limitation of Liability.  No party shall have any liability to any other party (whether sounding in tort, contract, or otherwise) for consequential damages suffered by any other party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Operative Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and each party hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any of the foregoing.

11.26        USA Patriot Act.  Each Holder that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that, pursuant to the requirements of the Patriot Act, it may be required to obtain, verify, and record information that identifies the Borrower or such Guarantor, which information includes the name and address of the Borrower and such Guarantor and other information that will allow such Holder to identify the Borrower and such Guarantor in accordance with the Patriot Act.

11.27        Arbitration. Arbitration.  The Purchaser, the Holder Representative, each Holder (by acceptance of any Note(s) held by it) and the Borrower agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to (a) any credit subject to this Agreement, or any of the Operative Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (b) requests for additional credit.

(b)            Governing Rules.  Any arbitration proceeding will (a) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (b) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (c) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to in this Agreement, as applicable, as the “Rules”).  If there is any inconsistency between the terms of this Agreement and the Rules, the terms and procedures set forth in this Agreement shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained in this Agreement shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)            No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (a) foreclose against real or personal property collateral; (b) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (c) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference under this Agreement, including without limitation those arising from the exercise of the actions detailed in clauses (a), (b) and (c) of this Section 11.27(c).

(d)            Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope of this Agreement and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)            Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)             Class Proceedings and Consolidations.  No party to this Agreement shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Operative Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)            Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results of the proceeding, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Operative Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Operative Documents or any relationship between the parties.

11.28        INTERCREDITOR AGREEMENT.  THE TERMS AND CONDITIONS OF THIS AGREEMENT INCLUDING WITHOUT LIMITATION ARTICLES II AND VIII AND THE OTHER OPERATIVE DOCUMENTS ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly authorized and executed this Senior Subordinated Note Purchase and Security Agreement under seal as of the date first above written.

BORROWER:

PHYSICIANS FORMULA, INC.,
a New York Corporation

By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer

Federal Employer Identification No. 13-3015258
Organizational Identification No. N/A

GUARANTORS:

PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware Corporation

By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware Corporation

By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer

PHYSICIANS FORMULA DRTV, LLC,
a Delaware Limited Liability Company

By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer

Signature Page to Senior Subordinated Note Purchase Agreement

ACCEPTED AND AGREED:

PURCHASER AND INITIAL
HOLDER REPRESENTATIVE:

MILL ROAD CAPITAL, L.P.,
a Delaware Limited Partnership

By:	/s/ Charles Goldman
Name: Charles Goldman
Title: Managing Director

Signature Page to Senior Subordinated Note Purchase Agreement

TABLE OF CONTENTS

ARTICLE I. PURCHASE AND SALE OF THE SENIOR SUBORDINATED NOTES		1
1.1	The Notes.	1
1.2	Purchase and Sale of the Notes	2
1.3	Payments and Endorsements.	2
1.4	Redemptions; Prepayments; Repurchases.	3
1.5	Default Rate of Interest	5
1.6	Maximum Legal Rate of Interest	5
1.7	Payment or Delivery on Non-Business Days	6
1.8	Transfer and Exchange of Notes	6
1.9	Replacement of Notes	6
1.10	Ranking	6
1.11	Closing Fee; Expenses	7
1.12	Original Issue Discount.	7
1.13	Security Interest.	7
1.14	Amendments for Mezzanine Financing and Warrants.	7
1.15	Standstill.	8

ARTICLE II. SECURITY INTEREST.		8
2.1	Grant of Security Interest	8
2.2	Notifying Account Debtors and Other Obligors; Collection of Collateral	8
2.3	Collateral Assignment of Insurance	9
2.4	Borrower’s Premises.	9
2.5	License	10
2.6	Financing Statements.	10
2.7	Setoff	10
2.8	Collateral Related Matters	11
2.9	Notices Regarding Disposition of Collateral	11
2.10	Limitation on Security Interest	11
2.11	Senior Lender Acting as Bailee	11

ARTICLE III. DEFINITIONS; INTERPRETATION		12
3.1	Definitions.	12
3.2	Interpretation	23
3.3	Change in Accounting Principles	23

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		24
4.1	Representations and Warranties of the Purchaser	24

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BORROWER		25
5.1	Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number..	25
5.2	Capitalization.	25
5.3	Authorization of Borrowing; No Conflict as to Law or Agreements.	25

5.4	Legal Agreements.	26
5.5	Subsidiaries..	26
5.6	Financial Condition; No Adverse Change	26
5.7	Litigation.	26
5.8	Intellectual Property Rights.	26
5.9	Taxes.	27
5.10	Titles and Liens.	27
5.11	No Defaults.	27
5.12	Submissions to the Holder Representative.	28
5.13	Financing Statements.	28
5.14	Rights to Payment.	28
5.15	Employee Benefit Plans.	28
5.16	Environmental Matters.	29
5.17	Commercial Tort Claims.	30
5.18	Margin Rules.	30
5.19	Representation by Counsel.	30
5.20	Relationship of Parties, etc.	30
5.21	Brokers.	30
5.22	Foreign Assets Control Regulations and Anti-Money Laundering.	30
5.23	Securities Act.	30
5.24	Delivery of and Senior Loan Documents.	31

ARTICLE VI. CONDITIONS PRECEDENT		31
6.1	Representations and Warranties.	31
6.2	No Default.	31
6.3	No Violation of Order or Judgment.	31
6.4	Documentation at Closing.	31
6.5	Financial Information.	33
6.6	Litigation.	33
6.7	Material Adverse Effect.	33
6.8	Necessary Consents.	33
6.9	Material Agreements.	33
6.10	Due Diligence.	34
6.11	Fees.	34

ARTICLE VII. COVENANTS		34
7.1	Reporting Requirements.	34
7.2	Financial Covenants.	37
7.3	Other Liens and Permitted Liens.	38
7.4	Indebtedness	39
7.5	Guaranties	40
7.6	Investments and Subsidiaries	40
7.7	Dividends and Distributions	41
7.8	Salaries. [Intentionally Omitted.	41
7.9	Key Person Life Insurance. [Intentionally Omitted.]	41
7.10	Books and Records; Collateral Examination; Inspection and Appraisals.	41
7.11	Account Verification; Payment of Permitted Liens.	42

7.12	Compliance with Laws.	42
7.13	Payment of Taxes and Other Claims	43
7.14	Maintenance of Collateral and Properties.	43
7.15	Insurance	43
7.16	Preservation of Existence	44
7.17	Delivery of Instruments, etc	44
7.18	Sale or Transfer of Assets; Suspension of Business Operations	44
7.19	Consolidation and Merger; Asset Acquisitions	44
7.20	Sale and Leaseback	44
7.21	Restrictions on Nature of Business	45
7.22	Accounting	45
7.23	Discounts, etc	45
7.24	Pension Plans	45
7.25	Place of Business; Name	45
7.26	Constituent Documents	45
7.27	Reserved.	45
7.28	Performance by the Holder Representative	45
7.29	Holder Representative Appointed as the Borrower’s Attorney in Fact	46
7.30	Use of Proceeds.	46
7.31	Further Assurances.	46
7.32	Reports to other Creditors	46
7.33	Board Seat.	47
7.34	Other Agreements	47

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		47
8.1	Events of Default	47
8.2	Distribution of Proceeds	51
8.3	Annulment of Defaults	51

ARTICLE IX. THE GUARANTIES		51
9.1	The Guaranties.	51
9.2	Guaranty Unconditional.	52
9.3	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances.	53
9.4	Subrogation.	53
9.5	Waivers.	53
9.6	Limit on Recovery.	53
9.7	Stay of Acceleration.	53
9.8	Benefit to Guarantors.	54
9.9	Guarantor Covenants.	54
9.10	Further Assurances.	54

ARTICLE X. HOLDER REPRESENTATIVE		54
10.1	Appointment and Authorization.	54
10.2	Delegation of Duties.	54
10.3	Liability of Holder Representative.	54
10.4	Reliance.	55

10.5	Notice of Default.	55
10.6	Credit Decision.	56
10.7	Indemnification.	56
10.8	Holder Representative in Individual Capacity.	57
10.9	Successor Holder Representative.	57

ARTICLE XI. MISCELLANEOUS		57
11.1	No Waiver; Cumulative Remedies.	57
11.2	Amendments, Waivers and Consents.	58
11.3	Addresses for Notices, Etc.	58
11.4	Costs, Expenses and Taxes.	59
11.5	Assignability, Binding Agreement.	61
11.6	Payments in Respect of Notes.	61
11.7	Reserved.	61
11.8	Indemnification.	61
11.9	Set-Off.	62
11.10	Marshaling; Payments Set Aside.	63
11.11	Survival of Representations and Warranties.	63
11.12	Entire Agreement.	63
11.13	Severability.	63
11.14	Waiver of Jury Trial; Waiver of Certain Damages.	63
11.15	Governing Law; Jurisdiction; Venue; Place of Performance.	64
11.16	No Limitation.	64
11.17	Section Headings; Construction.	64
11.18	Counterparts.	65
11.19	Further Assurances.	65
11.20	Specific Performance.	65
11.21	Actions by Holders.	65
11.22	Confidential Information.	65
11.23	Material Nonpublic Information.	66
11.24	Publicity.	66
11.25	Limitation of Liability.	67
11.26	USA Patriot Act.	67
11.27	Arbitration.	67
11.28	INTERCREDITOR AGREEMENT.	69

SCHEDULES, EXHIBITS AND ANNEXES

Exhibit A	—	Form of Senior Subordinated Note
Exhibit B	—	Form of Guarantor Security Agreement
Exhibit C	—	Form of Patent and Trademark Security Agreement
Exhibit D	—	Form of Collateral Pledge Agreement
Exhibit E	—	Compliance Certificate
Exhibit F	—	Additional Guarantor Supplement

Schedule 2.4	—	Premises
Schedule 5.1	—	Names, Address, Locations
Schedule 5.2	—	Capitalization
Schedule 5.5	—	Subsidiaries
Schedule 5.8	—	Intellectual Property
Schedule 5.15	—	Employee Benefit Plans
Schedule 5.16	—	Environmental Matters
Schedule 7.3	—	Liens
Schedule 7.4	—	Indebtedness
Schedule 7.5	—	Guaranties
Schedule 7.6	—	Investments

Annex A	—	Amended Terms and Conditions of Senior Subordinated Notes and Issuance of Warrants
Annex A-1	—	Form of Amendment to Purchase and Security Agreement
Annex A-2	—	Form of Amended Senior Subordinated Note
Annex A-3	—	Form of Warrant
Annex A-4	—	Form of Registration Rights Agreement

Exhibit A
Form of Senior Subordinated Note

See Attached

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.  FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, THE YIELD TO MATURITY OF THIS NOTE AND ANY OTHER INFORMATION REQUIRED UNDER TREASURY REGULATIONS SECTION 1.275-3(b)(1)(i), THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF PHYSICIANS FORMULA INC. AT 1055 WEST 8TH STREET, AZUSA, CA 91702, TEL NO. (626) 334-3395 AT ANY TIME BEGINNING 10 DAYS AFTER THE DATE OF ISSUANCE.

PHYSICIANS FORMULA, INC.
FORM OF SENIOR SUBORDINATED NOTE

$8,000,000.00	November 6, 2009

FOR VALUE RECEIVED, Physicians Formula, Inc., a New York corporation (the “Maker”), hereby promises to pay to the order of Mill Road Capital, L.P., a Delaware limited partnership (“MRC”), or its registered assigns and transferees (collectively, the “Payee”) the principal sum of Eight Million Dollars ($8,000,000.00), plus the aggregate amount of accrued interest from time to time capitalized thereon, less the aggregate amount of principal prepaid or repaid from time to time, in each case, pursuant to the terms and conditions of and at the times provided in the Purchase Agreement (as defined below).

1.              Notes.  This Senior Subordinated Note (this “Note”) is issued pursuant to, and is subject to the terms and entitled to the benefits of, the Senior Subordinated Note Purchase and Security Agreement of even date herewith among the Maker, MRC and the Guarantors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms (the “Purchase Agreement”).  The Payee is entitled to enjoy the benefits of and to enforce the provisions of the Purchase Agreement as a Holder and is subject to the obligations thereunder of Holder.  Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.              Interest.  Commencing on the date of issuance, this Note will accrue interest on the unpaid principal amount thereof at the Interest Rate specified in, and subject to adjustment as provided in, the Purchase Agreement.  Interest on this Note shall be computed based on a 360-day year and actual days elapsed, and all PIK Interest on this Note shall be compounded quarterly on the first day of each calendar quarter.  Cash interest on this Note shall be payable monthly in arrears on each Interest Payment Date commencing on December 1, 2009 by wire transfer of immediately available funds to one or more accounts designated by the Payee.  The records of the Payee shall, absent manifest error, be conclusive evidence of the outstanding principal balance of this Note, including all PIK Interest added to the principal amount thereof and the compounding thereof, but any failure of the Payee to record, or any error in so recording, any such amount on the Payee’s records shall not limit or otherwise affect the obligations of the Maker under this Note to make all payments of principal of and interest thereon when due.

If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of this Note and any unpaid interest from time to time in default shall (both before and after acceleration and entry of judgment) bear interest, payable in cash on demand, at a rate per annum equal to the Interest Rate payable pursuant to Section 1.1 of the Purchase Agreement plus three percent (3%); provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the applicable Interest Rate as set forth in Section 1.1 of the Purchase Agreement.

The obligations of the Maker to pay interest under this Note are subject in all events to the provisions of Section 1.6 of the Purchase Agreement relating to Excess Interest and the Maximum Rate.

3.              Maturity; Required Redemption.  Unless the maturity of this Note is accelerated pursuant to Article VIII of the Purchase Agreement, this Note shall mature and be redeemed by the Maker in one installment which shall be paid on May 6, 2013.  On the stated or accelerated maturity date of the Notes, the Maker will pay in cash the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK interest.

4.              Optional Prepayments.  The Maker may voluntarily prepay this Note, in whole or in part, at any time.  Optional prepayments permitted pursuant to the Purchase Agreement may only be made upon payment to the Payee of an amount equal to the sum of the principal amount to be prepaid, together with all accrued and unpaid interest (including PIK Interest) on the amount so prepaid through the date of prepayment, plus the Prepayment Premium, if any, as provided in the Purchase Agreement.

5.              Repurchase upon a Change of Control.  The Maker is obligated upon the occurrence of a Change of Control to repurchase this Note in whole on the terms and conditions set forth in Section 1.4(c) of the Purchase Agreement.

6.              Prepayment Premium.  In the event of any prepayment of this Note prior to the Maturity Date pursuant to Sections 1.4(b) and (c) of the Purchase Agreement, the Maker shall pay to the Payee the Prepayment Premium indicated in the Purchase Agreement corresponding to the time period in which such prepayment occurs or is required to occur.

7.              Guaranty and Security.  The payment and performance of this Note is and shall at all times be guaranteed (the “Guaranty”) by each Guarantor pursuant to Article IX of the Purchase Agreement.  This Note is secured pursuant to the terms of (a) the security interest granted by the Borrower under Article II of the Purchase Agreement, (b) the Guarantor Security Agreement dated as of the date hereof among the Guarantors and the Payee and (c) the other Security Documents.  The Payee is entitled to the benefits of the Guaranty, the Guarantor Security Agreement, the other Security Documents and the other Operative Documents, and may enforce the agreements of the Maker contained therein, and the Payee may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

8.              Remedies on Default. Etc.  Reference is made to the Purchase Agreement for the remedies available to the Payee upon the occurrence of an Event of Default as described in the Purchase Agreement.  The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation attorneys’ fees and costs of collection, incurred or paid by the holder of this Note in enforcing this Note in accordance with the Purchase Agreement.

9.              No Impairment.  No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the currency, provided.

10.            Waivers; Amendments.  The Maker and each endorser and guarantor hereby waives presentment, demand, protest and notice of any kind.  No failure or delay on the part of the Maker or the Payee or holder hereof in exercising any right, power, privilege or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise.  This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

11.            Lost Notes, etc.  If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to the Maker of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note; provided, however, if Payee, its nominee, or any of its partners or members is the holder of this Note and this Note is lost, stolen or destroyed, the affidavit of an authorized partner, member or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification shall be required as a condition to the execution and delivery by the Maker of a new Note in replacement of this Note other than the holder’s written agreement to indemnify the Maker.

12.            Waiver of Jury Trial.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ITS RIGHT TO JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE PURCHASE AGREEMENT, THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING , WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PAYEE RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTES AND THE OPERATIVE DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER OF SUCH PERSONS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT  SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT EACH OTHER SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THE PURCHASE AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED THEREIN.

13.            Governing Law; Jurisdiction; Venue.  THIS NOTE AND EACH OF THE OTHER OPERATIVE DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE MAKER AND EACH GUARANTOR CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE PAYEE UNDER THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS AND CONSENT TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER OR ANY SUCH GUARANTOR, AS THE CASE MAY BE, BY MAIL AT THE MAKER’S OR SUCH GUARANTOR’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT.  THE MAKER AND EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  ANY SUIT OR JUDICIAL PROCEEDING BY THE MAKER OR ANY GUARANTOR AGAINST THE PAYEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Maker has caused this Senior Subordinated Note to be duly executed under seal on the date set forth above by a duly authorized representative of the Maker.

PHYSICIANS FORMULA, INC.

By:
Name:
Title:

Exhibit B
Form of Guarantor Security Agreement

See Attached

THE RIGHTS OF THE BENEFICIARY OF THIS INSTRUMENT ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE”INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.

FORM OF GUARANTOR SECURITY AGREEMENT

THIS GUARANTOR SECURITY AGREEMENT (“Agreement”), dated as of November 6, 2009, is made by and among PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation, PHYSICIANS FORMULA COSMETICS, INC., a Delaware corporation, PHYSICIANS FORMULA DRTV, LLC, a Delaware limited liability company (each a “Grantor” and, collectively, the “Grantors”), and MILL ROAD CAPITAL, L.P., a Delaware limited partnership (the “Holder Representative”).

The Holder Representative has entered into that certain Senior Subordinated Note Purchase and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Purchase Agreement”) with PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”) and the other Grantors, pursuant to which the Holder Representative has agreed to purchase Borrower’s Senior Subordinated Notes due May 6, 2013 (individually a “Note” and collectively, the “Notes”).

It is a condition precedent to the purchase of the Notes by the Holder Representative under the Purchase Agreement that each Grantor shall have executed and delivered this Agreement.

ACCORDINGLY, in consideration of the mutual covenants contained in the Purchase Agreement and herein, the parties hereby agree as follows:

1.             Definitions.  All terms defined in the recitals hereto and the Purchase Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Purchase Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” shall have the meaning given it under the UCC.

“Collateral” means all of the Grantors’ Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any collection account, and any items in any lockbox; together with (i) all substitutions and replacements for and products of such property; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, Equipment and repairs now or subsequently attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future; (v) all collateral subject to the Lien of any of the Security Documents; (vi) any money, or other assets of the Grantors that come into the possession, custody, or control of the Holder Representative now or in the future; (vii) Proceeds of any of the above Collateral; (viii) books and records of the Grantors, including without limitation all mail or e-mail addressed to the Grantors; and (ix) all of the above Collateral, whether now owned or existing or acquired now or in the future or in which the Grantors have rights now or in the future.

“Equipment” shall have the meaning given it under the UCC.

“Event of Default” has the meaning given it in Section 6.

“Excluded Property” means, collectively, (i) any permit, lease or license or any contractual obligation entered into by the Grantors (A) that prohibits or requires the consent of any Person other than the Grantors and their Subsidiaries which has not been obtained as a condition to the creation by the Grantors of a Lien on any right, title or interest in such permit, lease, license or contractual obligation or any Capital Stock or equivalent thereof related thereto or that contains terms stating that the granting of a lien therein would otherwise result in a material loss by the Grantors of any material rights therein, (B) to the extent that any law applicable thereto prohibits the creation of a Lien thereon or (C) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or any contractual obligation, but only, with respect to the prohibition in (A), (B) and (C) to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) property or assets owned by the Grantors that is subject to a purchase money Lien or a Capital Lease Obligation if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than the Grantors and their Subsidiaries which has not been obtained as a condition to the creation of any other Lien on such property or such assets, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office) (each such trademark, an “Intent To Use Trademark”) and (iv) shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is described in the IRC); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“General Intangibles” shall have the meaning given it under the UCC.

“Inventory” shall have the meaning given it under the UCC.

“Investment Property” shall have the meaning given it under the UCC.

“Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with any Grantor’s business or operations as presently conducted, (iii) licenses (ranged on a non-exclusive basis), sublicenses, leases or subleases granted to third parties in the ordinary course of business and not interfereing with the business of any Grantor, and (iv) Liens in existence on the date hereof and as described on Exhibit C hereto.

“Security Interest” has the meaning given in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.              Security Interest.  The Grantors hereby pledge, collaterally assign and grant to the Holder Representative and the Holders a Lien and security interest (collectively referred to as the “Security Interest”) in the Collateral as security for the payment and performance of all Obligations; provided, however, notwithstanding the foregoing, no Lien is hereby granted on any Excluded Property, and such Excluded Property shall not be deemed to be “Collateral”; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall be deemed to be “Collateral.”

3.              Representations, Warranties and Agreements.  Each Grantor hereby represents, warrants and agrees as follows:

(a)            Title.  The Grantor (i) has good and marketable title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Grantor acquires any rights in Collateral hereafter arising, good and marketable title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than the Holder Representative and the holders of Permitted Liens.  The Grantor will not sell or otherwise dispose of the Collateral or any interest therein outside the ordinary course of business, without the prior written consent of the Holder Representative, except for: (i) the use of cash and Cash Equivalents in the ordinary course of business; (ii) the sale of obsolete, surplus, uneconomical, or worn-out assets; (iii) leases or subleases granted to third parties in the ordinary course of business in each case not interfering with the business of the Grantor; (iv) licenses of Intellectual Property Rights granted to third parties in the ordinary course of business in each case not interfering with the business of the Grantor; and (v) subject to Section 7.23 of the Purchase Agreement, write-offs or grants of discounts or forgiveness of Accounts, without recourse, which are at least 90 days past due in connection with the compromise or collection thereof in the ordinary course of business which do not interfere in any material respect of Grantor.

(b)            Chief Executive Office; Identification Number.  The Grantor’s chief executive office and principal place of business is located at the address set forth under its signature below.  The Grantor’s federal employer identification number and organization identification number is correctly set forth under its signature below.

(c)            Location of Collateral.  As of the date hereof, the tangible Collateral is located at the locations identified on Exhibit A attached hereto, other than tangible Collateral in transit between such locations in the ordinary course of business.  The Grantor will not permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(d)            Changes in Name, Constituent Documents, Location.  The Grantor will not change its name, Constituent Documents, or jurisdiction of organization, without the prior written consent of the Holder Representative.  The Grantor will not change its business address, without thirty (30) days prior written notice to the Holder Representative.

(e)            Fixtures.  The Grantor will not permit any tangible Collateral (other than in-store displays) to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Holder Representative that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.  If any part or all of the tangible Collateral (other than in-store displays) is now or will become so related to particular real estate as to be a fixture, the real estate concerned is accurately set forth in Exhibit B hereto.

(f)             Rights to Payment.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Holder Representative) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay such obligation.  The Grantor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(g)            Commercial Tort Claims.  Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event, within five Business Days), the Grantor will deliver to the Holder Representative notice of any commercial tort claims brought against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Grantor’s damages, copies of any complaint or demand letter submitted by the Grantor, and such other information as the Holder Representative may reasonably request.  Upon written request by the Holder Representative, the Grantor will grant the Holder Representative a security interest in all commercial tort claims it may have against any such Person.

(h)            Miscellaneous Covenants.  The Grantor will:

(i)             keep all tangible Collateral in good repair, working order and condition, ordinary wear and tear excepted, and will, from time to time, replace any worn, broken or defective parts thereof, although Grantor may discontinue the operation  and maintenance of any properties if Grantor believes that such discontinuance is desirable to the conduct of its business and not disadvantageous in any material respect to the Holder Representative;

(ii)            pay or discharge when due all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, although Grantor shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made;

(iii)           at any time during ordinary business hours, permit the Holder Representative or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Grantor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Grantor;

(iv)           keep accurate and complete records pertaining to the Collateral and pertaining to the Grantor’s business and financial condition in accordance with GAAP consistently applied and cause the Company to submit such periodic reports regarding the Collateral and its business and financial condition as in accordance with the Purchase Agreement;

(v)            promptly, after a Responsible Officer obtains actual knowledge thereof (and in any event within five Business Days), notify the Holder Representative of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of its payment;

(vi)           if the Holder Representative at any time so requests in writing (after the occurrence and during the continuance of an Event of Default), promptly deliver to the Holder Representative any instrument, document or chattel paper constituting Collateral in an amount in excess of $50,000, duly endorsed or assigned by the Grantor;

(vii)          at all times keep all tangible Collateral insured with insurers acceptable to the Holder Representative, in such amounts and on such terms (including deductibles) as the Holder Representative in its sole discretion may require and including, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles, with all insurance policies containing an appropriate lender’s interest endorsement or clause, and name the Holder Representative as an additional insured;

(viii)         from time to time authorize or execute such financing statements as the Holder Representative may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix)            pay when due or reimburse the Holder Representative on demand for all costs of collection of any of the Obligations and all expenses (including in each case all reasonable attorneys’ fees) incurred by the Holder Representative in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings: provided that such incurrence is not a product of the Holder Representative’s gross negligence, bad faith or will misconduct;

(x)            authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Holder Representative may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Holder Representative’s rights under this Agreement; and

(xi)            not use or keep any Collateral, or permit it to be used or kept by any Subsidiary, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(i)             Holder Representative’s Right to Take Action.  Each Grantor authorizes the Holder Representative to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or “all assets” as the Holder Representative deems reasonably necessary or useful to perfect the Security Interest.  Each Grantor will not amend any financing statements in favor of the Holder Representative except as permitted by law.  Further, if any Grantor at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after the Holder Representative gives such Grantor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), the Holder Representative may (but need not) perform or observe such agreement on behalf and in the name, place and stead of such Grantor (or, at the Holder Representative’s option, in the Holder Representative’s own name) and may (but need not) take any and all other actions which the Holder Representative may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of such Grantor to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, such Grantor shall thereupon pay the Holder Representative on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Holder Representative in connection with or as a result of the Holder Representative’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Holder Representative at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by the Holder Representative of such agreements of the Grantors, each Grantor hereby irrevocably appoints (which appointment is coupled with an interest) the Holder Representative, or its delegate, as the attorney-in-fact of such Grantor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Grantor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Grantor under this Section 3 and Section 4 below.

(j)             Senior Lender as Bailee.  With respect to any provision in this Agreement which requires any Grantor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights or other Collateral requiring possession or control thereof in order to perfect the security interest of the Holder Representative and the Holders therein under the UCC, no such delivery or giving of control to the Holder Representative shall be required to the extent such Collateral is required to be delivered to or control is required to be given to the Senior Lender in accordance with the Senior Credit Agreement, it being understood that the Senior Lender is acting as agent and bailee for the benefit of the Holder Representative and the Holders pursuant to the terms of the Intercreditor Agreement.

(k)            Future Grantors.  The Borrower, Holdings and each Guarantor are required to cause each of their Domestic Subsidiaries formed or acquired after the Closing Date to execute and deliver to the Holder Representative, concurrently with the formation or acquisition thereof, a joinder to this Agreement substantially in the form of Exhibit D hereto and the Additional Guarantor Supplement substantially in the form of Exhibit F attached to the Purchase Agreement.

4.              Rights of the Holder Representative.  At any time and from time to time, whether before or after an Event of Default, the Holder Representative may take any or all of the following actions:

(a)            Account Verification.  The Holder Representative may at any time and from time to time send or require the Grantors to send requests for verification of accounts or notices of assignment to account debtors and other obligors.  The Holder Representative may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b)            Collection Account.  The Holder Representative may establish a collateral account for the deposit of checks, drafts and cash payments made by the Grantors’ account debtors. If a collateral account is so established, each Grantor shall promptly deliver to the Holder Representative, for deposit into said collateral account, all payments on Accounts and chattel paper received by it.  All such payments shall be delivered to the Holder Representative in the form received (except for any Grantor’s endorsement where necessary).  Until so deposited, all payments on Accounts and chattel paper received by any Grantor shall be held in trust by such Grantor for and as the property of the Holder Representative and shall not be commingled with any funds or property of such Grantor.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation.  Unless otherwise agreed in writing, no Grantor shall have any right to withdraw amounts on deposit in any collateral account.

(c)            Lockbox.  The Holder Representative may, by notice to the Grantors, require each Grantor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of the Holder Representative. Each Grantor hereby authorizes and directs the Holder Representative to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

(d)            Direct Collection.  The Holder Representative may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Holder Representative for security and shall be paid directly to the Holder Representative.  At any time after the Holder Representative or any Grantor gives such notice to an account debtor or other obligor, the Holder Representative may (but need not), in its own name or in such Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any reasonable to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.              Assignment of Insurance.  Each Grantor hereby collaterally assigns to the Holder Representative, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Grantor under or with respect to, any and all policies of insurance covering the Collateral, each Grantor hereby directs the issuer of any such policy to pay any such moneys directly to the Holder Representative.  After the occurrence and during the continuance of an Event of Default, the Holder Representative may (but need not), in its own name or in any Grantor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.              Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (i) an Event of Default shall occur under the Purchase Agreement; (ii) any Grantor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand; or (iii) any Grantor shall fail to observe or perform any covenant or agreement herein binding on it.

7.              Remedies upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Holder Representative may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Grantor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Holder Representative may require the Grantors to make the Collateral available to the Holder Representative at a place to be designated by the Holder Representative which is reasonably convenient to both parties, and if notice to the Grantors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to the Holder Representative by law or agreement against the Collateral, against any Grantor or against any other Person or property.  Upon the occurrence and during the continuance of an Event of Default, the Holder Representative is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to any Grantor that the Holder Representative deems reasonably necessary or appropriate to the disposition of any Collateral.

8.              Other Personal Property.  Unless at the time the Holder Representative takes possession of any tangible Collateral, or within seven (7) days thereafter, any Grantor gives written notice to the Holder Representative of the existence of any goods, papers or other property of such Grantor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Holder Representative shall not be responsible or liable to such Grantor for any action taken or omitted by or on behalf of the Holder Representative with respect to such property.

9.              Notices; Requests for Accounting.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, sent as an Electronic Record and delivered by encrypted e-mail, or delivered to the applicable party at the addresses indicated below:

If to the Borrower or any Guarantor:

Physicians Formula, Inc.
1055 West 8th Street
Azusa, CA 91702
Attention:  Jeff Berry, Chief Financial Officer
Telephone: 626-334-3395
Fax: 626-812-9462
Email: jeff.berry@physiciansformula.com

With a copy (delivery of which alone shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attention: Louis R. Hernandez, Esq.
Telephone: 312-862-2000
Fax: 312-862-2200
Email: lhernandez@kirkland.com

If to the Purchaser or the initial Holder Representative:

Mill Road Capital, L.P.
Two Sound View Drive
Greenwich, CT 06830
Attention: Thomas Lynch, Managing Director
Telephone: 203-987-3501
Fax: 203-621-3280
Email: tlynch@millroadcapital.com

With a copy (delivery of which alone shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  Peter M. Rosenblum, Esq.
Telephone: 617-832-1000

Fax: 617-832-7000
Email: prosenblum@foleyhoag.com

If to any other Holder or any successor Holder Representative, at such Holder’s or successor Holder Representative’s address for notices as set forth in the transfer records of the Borrower or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three (3) Business Days after being deposited in the mails, (ii) one Business Day after being deposited with the express overnight courier service or (iii) the Business Day when sent when sent by electronic facsimile transmission (with receipt confirmed) or sent as an Electronic Record by electronic mail or similar secure electronic channel to which the parties have agreed, respectively, addressed as aforesaid.  All requests under Section 9-210 of the UCC (1) shall be made in a writing signed by an authorized Person, (2) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (3) shall be deemed to be sent when received by the Holder Representative and (4) shall otherwise comply with the requirements of Section 9-210.  Each Grantor requests that the Holder Representative respond to all such requests which on their face appear to come from an authorized individual and releases the Holder Representative from any liability for so responding.  Each Grantor shall pay the Holder Representative the maximum amount allowed by law for responding to such requests.

10.            Miscellaneous.  This Agreement has been duly and validly authorized by all necessary corporate (or equivalent company) action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Holder Representative, and, in the case of amendment or modification, in a writing signed by the Grantors.  A waiver signed by the Holder Representative shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Holder Representative’s rights or remedies.  All rights and remedies of the Holder Representative shall be cumulative and may be exercised singularly or concurrently, at the Holder Representative’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Holder Representative’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Holder Representative exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Holder Representative need not otherwise preserve, protect, insure or care for any Collateral.  The Holder Representative shall not be obligated to preserve any rights the Grantors may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or apply any cash proceeds of Collateral in any particular order unless otherwise provided in the Purchase Agreement.  This Agreement shall be binding upon and inure to the benefit of the Grantors and the Holder Representative and their respective successors and assigns and shall take effect when signed by the Grantor and the Holder Representative and delivered to the Holder Representative, and each Grantor waives notice of the Holder Representative’s acceptance hereof.  A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by any Grantor shall have the same force and effect as the original for all purposes of a financing statement.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Holder Representative or the Grantor in connection with this Agreement or the other Operative Documents may be venued in either the state or federal courts located in New York County, New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.            Arbitration.  The Holder Representative and each Grantor agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(a)            Governing Rules.  Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(b)            No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(c)            Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Code of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(d)            Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(e)            Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Obligations, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(f)             Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(g)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GRANTORS:

PHYSICIANS FORMULA HOLDINGS, INC.
a Delaware Corporation

By:
Print Name:
Title:

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email:
jeff.berry@physiciansformula.com

FID:
OID:

PHYSICIANS FORMULA COSMETICS, INC.
a Delaware Corporation

By:
Print Name:
Title:

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email:
jeff.berry@physiciansformula.com

FID:
OID:

[Signature Page to Guarantor Security Agreement]

PHYSICIANS FORMULA DRTV, LLC
a Delaware Limited Liability Company

By:
Print Name:
Title:

Address:	1055 West 8th Street
Azusa, CA 91702
Attn: Jeff Berry
Fax: 626-812-9462
Email:
jeff.berry@physiciansformula.com

FID:
OID:

HOLDER REPRESENTATIVE:

MILL ROAD CAPITAL, L.P.
a Delaware Limited Partnership

By:
Print Name:
Title:

Address:	Two Sound View Drive
Greenwich, CT 06830
Attn: Thomas Lynch, Managing Director
Fax: 203-987-3501
Email: tlynch@millroadcapital.com

[Signature Page to Guarantor Security Agreement]

EXHIBIT A

LOCATION OF COLLATERAL

Location
1055 W. 8th Street Azusa, CA 91702

1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada

435 Park Court Lino Lakes, MN 55014
230 South Ninth Avenue City of Industry, CA 91746
250 South Ninth Avenue City of Industry, CA 91746
753-755 Arrow Grand Circle Way Covina, CA 91722
2169 Wright Ave. La Verne, CA 91750

EXHIBIT B

FIXTURES

None.

EXHIBIT C

PERMITTED LIENS

Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
U.S. District Court, California Central District*		CA	02/04/2009	2:09-CV-0866-ABC-FMO
Liens in favor of the Senior Lender
* This judgment lien has been discharged.

EXHIBIT D

JOINDER

AGREEMENT TO BE BOUND BY GUARANTOR SECURITY AGREEMENT

This Agreement to be bound by the Guarantor Security Agreement (this “Agreement”) is executed as of the ___ day of ______________, ___, by ______________, a _____________ (the “New Subsidiary”).

RECITALS

A.             Pursuant to that certain Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 among Physicians Formula, Inc., a New York corporation (the “Borrower”), the Guarantors party thereto and Mill Road Capital, L.P. (the “Holder Representative”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement), the Holder Representative purchased certain Notes from the Borrower.

B.             As a condition subsequent to the execution of the Purchase Agreement by the Lender, each Domestic Subsidiary of the Borrower existing as of the Closing Date entered into a guaranty and executed the Guarantor Security Agreement dated as of November 6, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), each in favor of the Holder Representative.

C.             The Purchase Agreement provides that when the Borrower, Holdings or any Guarantor acquires or forms a new Domestic Subsidiary, such Person will cause such Domestic Subsidiary to provide a Guaranty and to become a party to the Security Agreement.

D.             On [Insert Date], the New Subsidiary [Describe acquisition/formation of New Subsidiary]. The New Subsidiary anticipates that it will benefit from the funds available to the Borrower under the Purchase Agreement, and in recognition of this benefit and in order to comply with the Purchase Agreement, the New Subsidiary is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, the New Subsidiary agrees as follows:

SECTION 1.           Representations and Warranties. On and as of the date of this Agreement (the “Effective Date”) and for the benefit of the Lender, the New Subsidiary hereby makes, as to itself, each of the representations and warranties contained in the Security Agreement.

SECTION 2.           Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Grantor under the Security Agreement, and shall be bound by all the provisions of the Security Agreement in the same manner as if the New Subsidiary had executed the Security Agreement on the Closing Date.  Notwithstanding the foregoing, (i) references in the Security Agreement to information regarding any Grantor being set forth on the signature page for such such Grantor, shall, in the case of the New Subsidiary, refer to its signature page hereto and (ii) references to Exhibits A-C in the Security Agreement shall refer, with respect to the New Subsidiary, to Exhibits A-C hereto.

SECTION 3.           Waiver. Without limiting the generality of the waivers in the Security Agreement, the New Subsidiary specifically agrees to be bound by the Security Agreement, and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Security Agreement.

SECTION 4.           Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without reference to its choice of law rules).

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be bound by the Security Agreement to be executed by its duly authorized officer as of this __ day of ___________, ___.

________________, a _____________

By:
Name:
Title:

[Attach Exhibits A-C of the Guarantor Security Agreement]

Exhibit C
Form of Patent and Trademark Security Agreement

See Attached

FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT

This Patent and Trademark Security Agreement (this “Agreement”), dated as of November 6, 2009, is made by and between [_________], a [________]  having a business location at the address set forth below next to its signature (the “Debtor”), and Mill Road Capital, L.P., a Delaware Limited Partnership (the “Secured Party”), having a business location at the address set forth below next to its signature.

Recitals

Physicians Formula, Inc. (the “Company”), an Affiliate of the Debtor, the Debtor, the other Guarantors party thereto and the Secured Party are parties to that certain Senior Subordinated Note Purchase and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Purchase Agreement”) setting forth the terms on which the Secured Party shall purchase notes from the Company.

As a condition to the Secured Party’s obligation to purchase notes, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Operative Documents and herein, the parties hereby agree as follows:

1.              Definitions. All terms defined in the Recitals hereto or in the Purchase Agreement that are not otherwise defined herein shall have the meanings given to them therein. In addition, the following terms have the meanings set forth below:

“Patents” means all of the Debtor’s right, title and interest in and to patents or applications for patents, fees or royalties with respect thereto, and including without limitation the right to sue for past, present and future infringement and damages therefor, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Security Interest” has the meaning given in Section 2 below.

“Trademarks” means all of the Debtor’s right, title and interest in and to: (i) trademarks, service marks, registrations and applications for registration therefor, and the respective goodwill associated therewith, (ii) fees or royalties with respect thereto, and (iii) the right to sue for past, present and future infringement, dilution and damages therefor, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2.              Security Interest. The Debtor hereby pledges, collaterally assigns and grants to the Secured Party a Lien and security interest (collectively referred to as the “Security Interest”) in the Patents and in the Trademarks, as security for the payment and performance of all Obligations; provided, however, notwithstanding the foregoing, no Lien is hereby granted on any Excluded Property, and such Excluded Property shall not be deemed to be “Collateral”; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall be deemed to be “Collateral.”  As set forth in the Purchase Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of the Debtor.  This Agreement grants only the Security Interest herein described, is not intended to and does not affect any present transfer of title of any Trademarks owned by the Debtor and makes no assignment and grants no right to assign or perform any other action with respect to any intent to use Trademark applications owned by the Debtor, unless such action is permitted under 15 U.S.C. § 1060.

3.             Representations, Warranties and Agreements.  The Debtor represents, warrants and agrees as follows:

(a)            Existence; Authority.  The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Debtor.

(b)            Patents.Exhibit A accurately lists all Patents owned or controlled by the Debtor as of the date hereof, or to which the Debtor has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof.  If after the date hereof, the Debtor owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then the Debtor shall provide written notice to the Secured Party with a replacement Exhibit A in accordance with Section 7.1(i) of the Purchase Agreement, which upon acceptance by the Secured Party shall become part of this Agreement.

(c)            Trademarks.Exhibit B accurately lists all Trademarks (excluding “intent-to-use” Trademark applications as described in the definition of “Collateral” in the Purchase Agreement”) owned or controlled by the Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to the Debtor’s or any Affiliate’s business(es).  If after the date hereof, the Debtor owns or controls any Trademarks (excluding “intent-to-use” Trademark applications as described in the definition of “Collateral” in the Purchase Agreement”) not listed on Exhibit B (other than common law marks which are not material to the Debtor’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then the Debtor shall provide written notice to the Secured Party with a replacement  Exhibit B in accordance with Section 7.1(i) of the Purchase Agreement, which upon acceptance by the Secured Party shall become part of this Agreement.

(d)            Third Parties.  As of the date hereof, (i) neither Physicians Formula Holdings, Inc., nor any of its Subsidiaries (other than Physicians Formula, Inc.) owns, controls, or has a right to have assigned to it any items that would, if such item were owned by the Debtor, constitute Patents or Trademarks and (ii) no other third party owns, controls, or has a right to have assigned to it any items that would constitute Patents or Trademarks used by the Company or the Debtor in its business operations other than licenses of Patents and Trademarks granted to third parties in the ordinary course of business, copies of which have been provided to Secured Party.  If after the date hereof any such party owns, controls, or has a right to have assigned to it any such items, then the Company and the Debtor shall promptly either: (x) cause such third party to assign all of its rights in such item(s) to the Company or the Debtor as applicable; or (y) notify the Secured Party of such item(s) and cause such third party to execute and deliver to the Secured Party a patent and trademark security agreement substantially in the form of this Agreement.

(e)            Title.  The Debtor has good and marketable title to each Patent and each Trademark listed on Exhibit A and Exhibit B, free and clear of all Liens except Permitted Liens.  The Debtor (i) will have, at the time the Debtor acquires any Patents or Trademarks hereafter arising, good and marketable title to each such Patent or Trademark free and clear of all Liens except Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all Liens except Permitted Liens.

(f)             No Sale.  Except as permitted in the Purchase Agreement, the Debtor will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without the Secured Party’s prior written consent.

(g)            Defense.  The Debtor will at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Permitted Liens.

(h)            Maintenance.  The Debtor will at its own expense maintain the Patents and the Trademarks to the extent legally permissible and to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor.  The Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing the Secured Party: (i) sufficient written notice, of at least thirty (30) days, to allow the Secured Party to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

(i)             Secured Party’s Right to Take Action .  If the Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if the Debtor notifies the Secured Party that it intends to abandon a Patent or Trademark, the Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j)             Costs and Expenses.  Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Secured Party in connection with or as a result of the Secured Party’s taking action under subsection (i) or exercising its rights under Section 5, together with interest thereon from the date expended or incurred by the Secured Party at the Default Rate.

(k)            Power of Attorney. To facilitate the Secured Party’s taking action under subsection (i) and exercising its rights under Section 5, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3, or, necessary for the Secured Party, upon the occurrence and during the continuation of an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Purchase Agreement as provided therein and the payment and performance of all Obligations.

4.              Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (a) an Event of Default, as defined in the Purchase Agreement, shall occur; or (b) the Debtor shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made except if made as of an earlier date, in which case, on such date.

5.              Remedies.  Upon the occurrence and continuance of an Event of Default and at any time thereafter, the Secured Party may, at its option, take any or all of the following actions:

(a)            The Secured Party may exercise any or all remedies available under the Purchase Agreement.

(b)            The Secured Party may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks in accordance with this Agreement.

(c)            The Secured Party may enforce the Patents and Trademarks and any licenses thereunder, and if Secured Party shall commence any suit for such enforcement, the Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement.

6.              Purchase Agreement.  The Debtor hereby acknowledges and affirms that the rights and remedies with respect to the Patents and Trademarks are more fully set forth in the Purchase Agreement, the terms and provisions of which are hereby incorporated by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern.

7.              Termination.  This Agreement and the Security Interest granted hereby shall terminate in full as set forth in Section 2.6 of the Purchase Agreement.  In connection with any termination or release pursuant to Section 2.6 of the Purchase Agreement, the Secured Party shall promptly execute and deliver to the Debtor all documents that the Debtor shall reasonably request to evidence such termination or release.

8.              Miscellaneous.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party.  A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to the Debtor under this Agreement shall be given in the manner and with the effect provided in the Purchase Agreement.  The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective participants, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof.  The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.  A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws)of the State of New York.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms of this Agreement.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

9.              Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(a)            Governing Rules.  Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(b)            No Waiver of Provisional Remedies; Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party (if not otherwise restricted by the terms and conditions of this Agreement) to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(c)            Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(d)            Discovery.  In any arbitration proceeding discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(e)            Class Proceedings and Consolidations.  The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(f)             Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(g)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Operative Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Operative Documents or any relationship between the parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

[______________________]	[___________________________]
1055 West 8th Street
Azusa, California 91702	By:
Attention: Jeff Berry	Name:
Title:

Mill Road Capital, L.P.	MILL ROAD CAPITAL, L.P.
Two Sound View Drive	By:
Greenwich, CT 06830	Name:
Fax: 203-621-3280	Title:
Attention: Thomas Lynch, Managing Director

[Signature Page to Patent and Trademark Security Agreement]

STATE OF	)
)
COUNTY OF	)

On this ____ day of November 2009, before me, _______________________, Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity on behalf of which the person acted, executed this instrument. I certify under penalty of perjury under the laws of the State of _________________ that the foregoing is true and correct.

Witness my hand and official seal

STATE OF	)
)
COUNTY OF	)

On this ____ day of _______________ 2009, before me, _______________________, Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity on behalf of which the person acted, executed this instrument. I certify under penalty of perjury under the laws of the State of __________________ that the foregoing is true and correct.

Witness my hand and official seal

EXHIBIT A

UNITED STATES PATENT APPLICATIONS

[______________]

UNITED STATES ISSUED PATENTS

[______________]

FOREIGN PATENTS OWNED

[______________]

UNITED STATES PATENT APPLICATIONS

[______________]

EXHIBIT B
UNITED STATES TRADEMARKS AND SERVICE MARKS

REGISTRATIONS

[______________]

APPLICATIONS

[______________]

FOREIGN TRADEMARKS PENDING

[______________]

FOREIGN TRADEMARKS REGISTERED

[______________]

Exhibit D
Form of Collateral Pledge Agreement

See Attached

THE RIGHTS OF THE BENEFICIARY OF THIS INSTRUMENT ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.

FORM OF COLLATERAL PLEDGE AGREEMENT

Date:  November 6, 2009

DEBTOR:	[_________________]
1055 West 8th Street
Azusa, California 91702
Attn: Jeff Berry, CFO

SECURED PARTY:	Mill Road Capital, L.P. (the “Secured Party”)
Two Sound View Drive
Greenwich, CT 06830
Attn: Thomas Lynch, Managing Director

1.              Security Interest and Collateral.  To secure the payment and performance of the Obligations (defined below) which the Debtor may now or at any time hereafter owe to the Secured Party pursuant to that certain Senior Subordinated Note Purchase and Security Agreement dated as of even date herewith by and among the Debtor, the Guarantors party thereto and the Secured Party, (the “Purchase Agreement”), the Debtor hereby grants the Secured Party a security interest (herein called the “Security Interest”) in the following property (collectively, the “Collateral”):  the issued and outstanding capital stock, equity securities, membership interests or units, and ownership interests, and rights issued or granted in connection with the foregoing, of each Person (including, but not limited to, [_____________], a [_________] as set forth on Schedule 1) that are now or hereafter owned or held of record or beneficially by Debtor, and the certificates representing such shares, securities and/or interests; (ii) all other capital stock, equity securities, warrants, options, membership interests and units, and ownership interests, and rights issued or granted in connection with the foregoing, issued by such Person now or hereafter owned or held of record or beneficially by Debtor at any time (and the certificates or other documents or instruments representing such shares, securities and/or other interests); (iii) all rights associated with anything of the foregoing (including any rights under any shareholders agreements, investor rights agreements, registration rights agreements, and similar agreements); and (iv) any and all replacements, products and proceeds of, and dividends, distributions in property or securities, returns of capital or other distributions made on or with respect to, any of the foregoing; provided, however, the “Collateral” shall not include shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is defined in the IRC).  Capitalized terms used but not otherwise defined herein shall have the meanings accorded them in the Purchase Agreement.

“Obligations” shall mean all indebtedness, obligations and liabilities of the Borrower and/or the Guarantors to any of the Holders, individually or collectively, whether existing on the date of the Purchase Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred or owing under the Purchase Agreement, the Notes or any of the other Operative Documents or in respect of any of the Notes or other instruments, agreements or documents at any time evidencing any of the foregoing, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all interest, fees and other amounts that, but for the filing of a petition in bankruptcy, would otherwise accrue (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and including all fees and disbursements of counsel that are required to be paid by the Borrower or any Guarantor pursuant to any of the Operative Documents), and including obligations to perform acts and refrain from taking actions as well as obligations to pay money.

2.              Representations, Warranties and Covenants.  The Debtor represents, warrants and covenants that:

2.1            The Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if reasonably required by the Secured Party.

2.2            The Debtor is the owner of the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral and except for Permitted Liens.

2.3            The Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral and except for Permitted Liens.

2.4            The Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral in the same manner as required under Section 7.13 of the Purchase Agreement.

2.5            At any time, upon the reasonable request by the Secured Party, the Debtor will deliver to the Secured Party all notices, financial statements, reports or other communications received by the Debtor as an owner or holder of the Collateral.

2.6            The Debtor will promptly upon receipt deliver (and in any event, within five (5) Business Days thereof) to the Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

With respect to any provision in this Agreement which requires the Debtor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights or other Collateral requiring possession or control thereof in order to perfect the security interest of the Secured Party therein under the UCC, no such delivery or giving of control to the Secured Party shall be required to the extent such Collateral is required to be delivered to or control is required to be given to the Senior Lender in accordance with the Senior Credit Agreement, it being understood that the Senior Lender is acting as agent and bailee for the benefit of the Secured Party pursuant to the terms of the Intercreditor Agreement.

3.              Rights of the Secured Party.  The Debtor agrees that the Secured Party may at any time, upon the occurrence and during the continuance of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to the Secured Party of any amounts due or distributable thereon; (ii) in the Debtor’s name or the Secured Party’s name, enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (iii) receive all proceeds of the Collateral; and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at the Secured Party’s option, be applied in reduction of the Indebtedness, in such order of application as the Secured Party may determine, unless otherwise provided in the Purchase Agreement, or be remitted to the Debtor.

4.              Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (i) the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or the Debtor shall fail to observe or perform any covenant or agreement herein; (ii) any “Event of Default” shall occur under the Purchase Agreement; (iii) any representation or warranty made, or deemed made, by the Debtor shall prove false or misleading in any material respect; or (iv) an Event of Default, as defined in any credit agreement or other instrument or agreement evidencing or governing any or all of the Obligations, shall occur and be continuing.

5.              Remedies upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise any one or more of the following rights or remedies:  (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii)  exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to the Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; and/or (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement, including against the Collateral or against the Debtor.

6.              Miscellaneous.  Any disposition of the Collateral in the manner provided in Section 0 shall be deemed commercially reasonable.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party or upon the payment in full of the Obligations other than contingent indemnification obligations for which no claim has been asserted.  A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to the Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, or by telecopier to the Debtor at its address or telecopier number, as the case may be, set forth above or at the most recent address or telecopier number shown on the Secured Party’s records.  All requests under Section 9-210 of the Uniform Commercial Code (i) shall be made in a writing signed by a person duly authorized by Debtor, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Secured Party, and (iv) shall otherwise comply with the requirements of Section 9-210.  The Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding.  The Debtor shall pay Secured Party the maximum amount allowed by law for responding to such requests.  The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  The Debtor will reimburse the Secured Party for all expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.  This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  This Agreement shall be governed by the internal laws (other than conflict laws) of the State of New York and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in New York, shall have the meanings therein stated.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state and federal courts located in New York County, New York.

7.              Arbitration.

7.1            Arbitration.  The parties hereto agree, upon demand by any party (or by Secured Party, who shall be considered a “party” for purposes of this Section 7), to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way the Indebtedness which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

7.2            Governing Rules.  Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

7.3            No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party (if not otherwise restricted by the terms and conditions of this Agreement) to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

7.4            Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

7.5            Discovery.  In any arbitration proceeding discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

7.6            Class Proceedings and Consolidations.  The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

7.7            Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

7.8            Real Property Collateral; Judicial Reference.  Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration.

7.9            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Operative Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Operative Documents or any relationship between the parties.

[signature on next page]

IN WITNESS WHEREOF, the undersigned has executed this Collateral Pledge Agreement as of the date and year first above written.

[____________________]

By:
Print Name:
Title:

[Signature Page to Collateral Pledge Agreement]

SCHEDULE 1

PLEDGED INTERESTS

Pledged Interest	Certificate No.	No. of Shares	Percentage Interest in Issuer	Other Classes of Shares

Exhibit E
Compliance Certificate

See Attached

Exhibit E

COMPLIANCE CERTIFICATE

To:	Mill Road Capital, L.P.
Date:	[__________________, 200_]
Subject:	Financial Statements

In accordance with our Senior Subordinated Note Purchase and Security Agreement dated November 6, 2009 (as amended from time to time, the “Purchase Agreement”), attached are the financial statements of Physicians Formula, Inc. (the “Borrower”) dated [______________], 200_ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Purchase Agreement.

A.            Preparation and Accuracy of Financial Statements.  I certify, on behalf of the Borrower and not in any individual capacity, that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, and fairly present all material respects Borrower’s financial condition as of the Reporting Date.

B.             Name of Borrower; Merger and Consolidation.  I certify, on behalf of the Borrower and not in any individual capacity, that:

(Check one)

☐	Borrower has not, since the date of the Purchase Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐
Borrower has, since the date of the Purchase Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger was consented to in advance by the Holder Representative in an Authenticated Record or otherwise permitted under the Purchase Agreement, and/or is more fully described in the statement of facts attached to this Certificate.

C.             Events of Default.  I certify, on behalf of the Borrower and not in any individual capacity, that:

(Check one)

☐	I have no knowledge of the occurrence of an Event of Default under the Purchase Agreement, except as previously reported to the Holder Representative in a Record.

☐
I have knowledge of an Event of Default under the Purchase Agreement not previously reported to the Holder Representative in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Holder Representative may under the terms of the Purchase Agreement impose the Default Rate at any time during the resulting Default Period.

D.             Litigation Matters.  I certify, on behalf of the Borrower and not in any individual capacity, that:

(Check one)

☐	I have no knowledge of any litigation required to be reported under Section 7.1(g) of the Purchase Agreement.

☐
I have knowledge of litigation required to be reported under Section 7.1(g) of the Purchase Agreement and not previously disclosed to the Holder Representative, as more fully described in the statement of facts attached to this Certificate.

E. Deposits. I certify, on behalf of the Borrower and not in any individual capacity, that:

☐	Borrower has not made any deposits exceeding $50,000 of the type described in Section 7.6(h).

☐	Borrower has made one or more deposits exceeding $50,000, the terms of which are described in the statement of facts attached to this Certificate

F.             Financial Covenants.  I further certify, on behalf of the Borrower and not in any individual capacity, that:

(Check and complete each of the following)

1.             Minimum Book Net Worth.  Pursuant to Section  7.2(a) of the Purchase Agreement, as of the Reporting Date, Borrower’s Book Net Worth was $[___________], which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the applicable amount set forth in Section 7.2(a).

2.             Minimum EBITDA.  Pursuant to Section 7.2(b) of the Purchase Agreement, as of the Reporting Date, Borrower’s EBITDA was $[___________], which ☐ satisfies ☐ does not satisfy the requirement that EBITDA be not less than the amount set forth in Section 7.2(b).

3.             Capital Expenditures.  Pursuant to Section 7.2(c) of the Purchase Agreement, for the year-to-date period ending on the Reporting Date, Borrower has expended or contracted to expend during the fiscal year ended [______________], 200_ for Capital Expenditures, $__________________, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed the amount set forth in Section 7.2(c).

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP consistently applied.

PHYSICIANS FORMULA, INC.

By:
Its:	Responsible Officer

PHYSICIANS FORMULA HOLDINGS, INC.

By:
Its:	Responsible Officer

Exhibit F
Additional Guarantor Supplement

See Attached

Exhibit F

Additional Guarantor Supplement

______________, 20___

To the Holders under
the Agreement
described below

Ladies and Gentlemen:

Reference is made to the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 by and among Physicians Formula, Inc., as Borrower, the Guarantors referred to therein and Mill Road Capital, L.P. (the “Agreement”).  Terms not defined herein which are defined in the Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Agreement, effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Section 5 of the Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 7 of the Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Agreement, including without limitation Article IX thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Holders, and it shall not be necessary for the Holders, or any of their affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

Very truly yours,

[Name of Guarantor]

By
Name
Title

Schedule 2.4
Premises

1055 West 8th Street Azusa
Azusa, California 91702

Location
1055 W. 8th Street Azusa, CA 91702

1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada

435 Park Court Lino Lakes, MN 55014
230 South Ninth Avenue City of Industry, CA 91746
250 South Ninth Avenue City of Industry, CA 91746
753-755 Arrow Grand Circle Way Covina, CA 91722
2169 Wright Ave. La Verne, CA 91750

PREMISES

The Premises referred to in the Senior Subordinated Note Purchase and  Security Agreement have an address of 1753 Arrow Grand Circle Way Covina, CA 91722, and are legally described as follows:

Tract No:  41841

Abbreviated Description:  TR=41841 LOTS 28 THRU 30 AND E 60 FT OF LOT 27 AND E 104-22 FT OF LOT 31

City/Muni/Twp:  REGION/CLUSTER:  27/27609

The Premises referred to in the Senior Subordinated Note Purchase and  Security Agreement have an address of 230 South Ninth Avenue, City of Industry, CA 91746, and are legally described as follows:

The southwesterly 132 feet of the northeasterly 396 feet of Lot 5 in Block 2 of Tract No. 1343, in the City of Industry, in the County of Los Angeles, State of California, as per map recorded in Book 20 Pages 10 and 11 on Maps, in the office of the County Recorder of said County.

EXCEPT therefrom the precious ores and metals thereof, as excepted in the partition between William Workman and John Rowland, Sr., in the partition deed recorded in Book 10 Page 39 of Deeds.

ALSO EXCEPTING and reserving all the oil and mineral rights of said land with the right to enter thereon for the purposes of extracting the same, subject to any damage to said purchaser resulting from such entry upon said land, as excepted and reserved by Cross Land Company, a corporation, be deed recorded January 29, 1920 in Book 7028 Pages 286, of Deeds.

By an instrument dated August 12, 1966, recorded August 29, 1966 said Cedars of Lebanon Hospital relinquished all rights to enter upon the surface of said land.

The Premises referred to in the Senior Subordinated Note Purchase and  Security Agreement have an address of 250 South Ninth Avenue, City of Industry, CA 91746, and are legally described as follows:

The northeast 132 feet of the southwest 264 feet of Lot 5 in Block 2 of Tract No. 1343, in the City if Industry, County of Los Angeles, State of California, as per map recorded in Book 20 pages 10 and 11 of Maps, in the office of the county recorder of said county.

Except all the oil and mineral rights of said land with the right to enter thereon for the purpose of extracting the same, subject to any damage in said purchaser resulting from such entry upon said land, as excepted and reserved by Cross Land Company, a corporation, by deed recorded January 24, 1920 in Book 7028 page 286 of deeds.

All right, title and interest in and to the surface of said land for the purpose of exploring for and extracting any minerals, oil, gas and other hydrocarbons was quitclaimed to the record owners by deed recorded November 4, 1964, in Book D-2686 page 628, Official Records.

The Premises referred to in the Senior Subordinated Note Purchase and  Security Agreement have an address of 1055 W. Eighth Street, Azusa, CA 91702 and are legally described as follows:

The southerly approximately 82,800 square feet of a free standing industrial/warehouse/distribution building located at 1055 W. Eighth St. Azusa California as further shown on Annex I attached hereto.

In the event of any conflict between the address and the legal description, the legal description shall control.

Schedule 5.1
Names, Address and Locations

Chief Executive Office/Principal Place of Business:

1055 West 8th Street Azusa
Azusa, California 91702

Other Inventory and Equipment Locations:

Location
1055 W. 8th Street Azusa, CA 91702

1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada

435 Park Court Lino Lakes, MN 55014
230 South Ninth Avenue City of Industry, CA 91746
250 South Ninth Avenue City of Industry, CA 91746
753-755 Arrow Grand Circle Way Covina, CA 91722
2169 Wright Ave. La Verne, CA 91750

Physicians Formula, Inc.
FEIN: 13-3015258
Org ID: N/A for New York entities

Schedule 5.2
Capitalization

Capitalization Chart
Holder	Type of Rights/Stock	No. of Shares (after exercise of all rights to acquire shares)	% Interest (on a fully diluted basis)
Physicians Formula Holdings, Inc.	Holder of Common Stock in Physicians Formula, Inc.	100	100%
Physicians Formula, Inc.	Holder of Common Stock in Physicians Formula Cosmetics, Inc.	1,000	100%
Physicians Formula, Inc.	Holder of Common Units in Physicians Formula DRTV, LLC	1,000	100%

Organizational Chart

SEE ANNEX A

10/23/2009

Physicians Formula Corporate Structure

Schedule 5.5
Subsidiaries

Physicians Formula Cosmetics, Inc.
Physicians Formula DRTV, LLC

Schedule 5.8
Intellectual Property

Physicians Formula, Inc. - Intellectual Property

Owned Intellectual Property

U.S. Trademarks Registered	Registration No.
Actiplump	3,496,856
Artist's Eraser	3,262,868
Baked Berries	3,169,240
Baked Berry	3,127,457
Baked Butter	3,189,776
Baked Cocoa	3,146,080
Baked Ginger	3,146,079
Baked Gingersnap	3,112,495
Baked Oatmeal	3,189,775
Baked Pyramid	3,382,889
Baked Sands	3,189,777
Baked Smokes	3,169,239
Baked Spices	3,189,774
Baked Sugar	3,197,148
Baked Sweets	3,107,413
Baked to Perfection	3,235,191
Blemish Rx	3,402,746
Bronze Gems	3,332,539
Brow-Tweez	3,446,275
Circle RX & Design	3,419,413
Cliniclear Technology	3,586,902
Conceal RX & Mortar & Pestle Design	3,325,455
Cover 2 Go	3,235,257
Covertoxten50	3,277,212
Derm@Home	3,170,157
Durascreen	1,695,175
Eco-Olive	3,446,345
Ecoblend	3,423,809
Eurobuffer	3,295,301
Exerc’Eyes	3,064,200
Face Aid	3,202,539
F.L.A.T.	3,346,200
How Green is Your Makeup?	3,544,638
Illuminating Veil	3,402,750
Line Erase RX & Design	3,641,110
Magic Mosaic	3,098,670

Mineral Bronzebrightener	3,644,714
Mineral Wear	3,104,495
Mineral Wear	3,164,117
Mineral Wear	3,373,540
Mineral Wear	3,595,401
Mineral Wear	3,554,909
My Secret Formula	3,577,246
Organic Wear	3,454,574
Organisoy	3,423,808
Painter's Palette	3,331,759
Painter's Tube	3,320,750
PF	3,277,282
PF & Palette Design	3,294,477
Physicians Formula & Design (Line)	3,494,604
Plump Potion	3,341,830
Plump Potion	3,455,125
Pro-Cover	3,276,953
Revined	3,074,104
Silipcone	3,419,412
The Once-A-Day, All Day Sunscreen	2,021,117
Wanderful Brow Wand	3,407,243

California Trademarks Registered	Registration No.
Physicians Formula	112615
Physicians Formula & Line Design	112616

Trademarks Pending	Application No.
Bamboo Wear	77/677,128
Bambuki	77/773,439
Bronze Booster & Sun Design	77/569,242
Brow Designer	77/136,836
Mineral Cheekbrightener	77/677,070
DHA+ Infusion	77/555,910
Eco-Aroma Therapy	77/617,381
Eye-Tech	77/639,786
Happy Wear	77/814,994
Healthy Wear	77/691,778
How Green is Your Makeup Remover?	77/663,154
How Green is Your Skincare?	77/663,162
Line Erase Rx & Design	77/569,244
Organiblend	77/276,037
Mineral Cheekbrightener	77/677,070
Mineral Shimmer Gem	77/726,090
Organic Glow	77/087,977
Time Proof	77/136,799
True Organic	77/087,988
Your Beauty. Our Passion. We promise.	77/594,530

Intellectual Property Rights Licensed from Others.
None.

Infringement.
None.

Schedule 5.15
Employee Benefits

None.

Schedule 5.16
Environmental Matters

(a)            Hazardous Substances on Premises.

None.

(b)            Disposal of Hazardous Substances.

Company was named in the late 1990s as a de minimis PRP for the cleanup of the Operating Industries, Inc. Superfund site (landfill) in Monterey Park, California for generating a small volume of non-hazardous wastes disposed at the landfill.  Company, one of hundreds of PRPs, settled the matter by paying a de minimis settlement sum.

(c)            Claims and Proceedings with Respect to Environmental Law Compliance.

Company was named in the late 1990s as a de minimis PRP for the cleanup of the Operating Industries, Inc. Superfund site (landfill) in Monterey Park, California for generating a small volume of non-hazardous wastes disposed at the landfill.  Company, one of hundreds of PRPs, settled the matter by paying a de minimis settlement sum.

Company has been the subject of numerous alleged Occupational Safety and Health Administration (“OSHA”) violations, all of which have been fully abated.

In 1999 Company, along with dozens of other manufacturers and distributors of dandruff shampoos, was named a defendant in a Proposition 65 lawsuit, Gottesfeld v. Alva-Amco, Inc., et al., for manufacturing and distributing without a Proposition 65 warning a dandruff shampoo containing coal tar.  Company settled the lawsuit in 1999 for a de minimis sum.

Company recalled 16,300 bottles of eye makeup remover lotion distributed between March 14 and May 28, 2001 due to alleged contamination with bacteria.  Company does not expect to incur any additional liabilities as a result of this matter.

(d)            Compliance with Environmental Law; Permits and Authorizations.

Company was named in the late 1990s as a de minimis PRP for the cleanup of the Operating Industries, Inc. Superfund site (landfill) in Monterey Park, California for generating a small volume of non-hazardous wastes disposed at the landfill.  Company, one of hundreds of PRPs, settled the matter by paying a de minimis settlement sum.

Company has been the subject of numerous alleged Occupational Safety and Health Administration (“OSHA”) violations, all of which have been fully abated.

In 1999 Company, along with dozens of other manufacturers and distributors of dandruff shampoos, was named a defendant in a Proposition 65 lawsuit, Gottesfeld v. Alva-Amco, Inc., et al., for manufacturing and distributing without a Proposition 65 warning a dandruff shampoo containing coal tar.  Company settled the lawsuit in 1999 for a de minimis sum.

Company recalled 16,300 bottles of eye makeup remover lotion distributed between March 14 and May 28, 2001 due to alleged contamination with bacteria.  Company does not expect to incur any additional liabilities as a result of this matter.

(e)            Status of Premises.

None.

Schedule 7.3
Permitted Liens

Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
U.S. District Court, California Central District*		CA	02/04/2009	2:09-CV-0866-ABC-FMO
Liens in favor of the Senior Lender
* This judgment lien has been discharged.

Schedule 7.4

Indebtedness

None.

Schedule 7.5
Guaranties

None.

Annex A-1

Schedule 7.6

Investments

None.

ANNEX A

MEZZANINE FINANCING

If Holdings Stockholder approval is obtained, then the terms of the Operative Documents shall be modified as follows and Holdings shall issue warrants to MRC under the terms set forth below.  The parties will execute and deliver documentation to effect the below changes.

SENIOR SUBORDINATED NOTES MODIFICATIONS

Maturity:	5 years from the Closing Date of the existing Senior Subordinated Notes Purchase and Security Agreement.

Coupon:
10.0% per annum payable in cash and 4.0% per annum payable-in-kind

Cash interest payable monthly by automatic bank draft in arrears on a 360 day basis and actual days elapsed; PIK accrued annually and added to the principal balance of the Senior Subordinated Notes

Fees:	No additional fees; provided, that, whether closing occurs or not, all reasonable out-of-pocket expenses, including legal expenses, will be reimbursed.

Security:	The same as set forth in the existing Senior Subordinated Notes Purchase and Security Agreement and the other Operative Documents, except that there shall be no cap on MRC’s lien.

Optional Redemption:
The Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, at any time prior to maturity, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest, if any, to the date of redemption:

Percentage
5 years prior to Maturity Date	105%
4 years prior to Maturity Date	104%
3 years prior to Maturity Date	102%
2 years prior to Maturity Date	101%
1 year prior to Maturity Date	100%

Closing Conditions:	As set forth for the initial closing of the existing Senior Subordinated Notes Purchase and Security Agreement plus the following:

	•	Approval by the Issuer’s shareholders of the transaction as set forth in this Term Sheet, all in accordance with Section 203 of the Delaware General Corporation Law and the Nasdaq Rules.

WARRANTS

Issuer:	Physicians Formula Holdings, Inc. (“Holdings”)

Amount:	700,000 warrants assuming share price at closing is $2.028

Formula:	Formula for number of warrants is function of 30-day average closing price
• Share price ratchet formula: ($2.028 / 30-day average closing price) * 700,000 = number of warrants

Strike Price:	$0.25

Maturity:	Seven (7) Years

Registration Rights:
Holdings agrees, at its expense,  (1) to file a registration statement on Form S-3 (or on Form S-1 if the filing has not been made on or prior to April 30, 2010) providing for the resale of the shares of Common Stock underlying the warrants within 30 days of the closing date of the mezzanine financing (i.e. the closing date of the amendment of the Senior Subordinated Notes) and (2) to use its reasonable efforts to cause the registration statement to be declared effective within 120 days of the closing date; provided that Holdings shall use reasonable efforts to cause the registration statement to be declared effective promptly, but in any event, within five days after the SEC reaches a no comment position with respect to the registration statement.  Holdings shall pay liquidated damages in the amount of 0.5% of the invested amount per month for up to 6 months and 1.0% for the following 6 months if it fails to file on time or fails to cause the registration statement to become effective on time.  In addition, MRC will have piggyback rights to participate in any underwritten offerings by Holdings, subject to customary underwriter cut backs. The agreement covering MRC’s registration rights shall cover additional terms usual and customary in transactions such as this, including required periods of effectiveness and penalties for lapse.

In the event Holdings is not currently S-3 eligible, Holdings may delay the initial filing of the registration statement until April 30, 2010 without penalty.

Annex A-1

FIRST AMENDMENT TO

SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT dated as of ________, 20__ (the “Amendment”) amends the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 (the “Original Agreement”), by and among Mill Road Capital, L.P., a Delaware limited partnership (the “Holder”), Physicians Formula, Inc., a New York corporation (the “Borrower”), Physicians Formula Holdings, Inc., a Delaware corporation (“Holdings”) and the Guarantors party to the Original Agreement.

WHEREAS, the Holder, the Borrower, Holdings and the Guarantors desire to amend the Original Agreement to change the terms of the Notes sold under the Original Agreement and to permit the issuance and sale by Holdings of warrants to the Holder; and

WHEREAS, the Holder holds Notes representing at least a majority of the aggregate principal amount of the Notes outstanding on the date hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.             Defined Terms

 Capitalized terms used herein, unless specified otherwise, shall have the same meanings and/or references as contained in the Original Agreement.

2.             Original Agreement Modifications

(a)            Section 1.1(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(a)          The Borrower has authorized the issuance and sale of its amended and restated Senior Subordinated Notes due November 6, 2014 in the aggregate original principal amount of eight million dollars ($8,000,000) in the form set forth as Exhibit A attached hereto (referred to herein individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange therefor or replacement thereof).  Commencing on the First Amendment Effective Date, the Notes will accrue interest on the unpaid principal amount thereof at an interest rate per annum (the “Interest Rate”) consisting of (i) ten percent (10.00%) per annum in cash interest plus (ii) four percent (4.00%) per annum to be added automatically to the unpaid principal amount of the Notes (“PIK Interest”) on each Interest Payment Date.”

(b)            The third sentence of Section 1.1(b) of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

“All accrued PIK Interest shall be compounded annually on the first day of each calendar year.”

(c)            Section 1.4(a) of the Original Agreement is hereby amended by deleting the reference to “May 6, 2013” in the first sentence of such section and replacing it with “November 6, 2014”.

(d)            Section 1.4(d) of the Original Agreement is amended and restated in its entirety as follows:

“(d)          Prepayment Premium.  In the event of any prepayment or repurchase of the Notes prior to the Maturity Date pursuant to clauses (b) or (c) above, the Borrower shall pay to the Holder Representative (on behalf of the Holders) the prepayment premium indicated below corresponding to the time period in which such prepayment or repurchase occurs or is required to occur (the “Prepayment Premium”) (which prepayment premium shall be paid to the Holder Representative (on behalf of the Holders) as liquidated damages and compensation for the costs of making funds available with respect to the loans evidenced by the Notes):

Period	Prepayment Premium (% of the aggregate principal amount of the Notes prepaid or repurchased)

Closing Date through November 5, 2010	5%
November 6, 2010 through November 5, 2011	4%
November 6, 2011 through November 5, 2012	2%
November 6, 2012 through November 5, 2013	1%
November 6, 2013 and thereafter	0%
”

(e)            Section 1.8 of the Original Agreement is amended and restated in its entirety as follows:

“1.8          Transfer and Exchange of Notes and Warrants.  The Borrower shall keep a register in which it shall provide for the registration of the Notes and the Warrants and the registration of transfers of Notes and the Warrants.  The Holder of any Note or Warrant may, prior to maturity, prepayment or repurchase of such Note or the expiration of such Warrant, surrender such Note or Warrant at the principal office of the Borrower for transfer or exchange.  Any Holder desiring to transfer or exchange any Note or Warrant (including, but not limited to, any assignment of a Note or Notes or a Warrant or Warrants contemplated by Section 11.5 hereof) shall first notify the Borrower in writing at least ten (10) Business Days in advance of such transfer or exchange.  Promptly, but in any event within ten (10) Business Days after such notice to the Borrower from the Holder Representative (on behalf of a Holder of one or more Notes) of  a Holder’s intention to make such an exchange of such Holder’s Note(s) and without expense (other than transfer taxes, if any) to such Holder, the Borrower shall issue in exchange therefor another Note or Notes in the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Holder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without further restriction).  Each new Note shall be made payable to such Person or Persons, or assigns, as the Holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Borrower shall have no obligation or liability under any Note to any Person other than the registered Holder of each such Note.  Assignments and transfers of Notes by the Holders shall be made in compliance with Section 11.5 hereof.  Assignments, transfers and exchanges of Warrants shall be made in compliance with the terms set forth in the Warrants.

(f)             Section 2.10 of the Original Agreement is hereby deleted in its entirety.

(g)            The Original Agreement is hereby amended by inserting the following new Article IIA as follows:

ARTICLE IIA
ISSUANCE OF THE WARRANTS

2A.1         The Warrants.  Holdings has authorized the issuance and sale of warrants for the purchase of up to an aggregate of [_______]1 shares of Common Stock, on a fully diluted basis (the “Warrant Shares”) (subject to adjustment as provided therein) in the form set forth as Exhibit G attached hereto (referred to herein individually as a “Warrant” and collectively as the “Warrants”, which terms shall also include any warrants delivered in exchange therefor or replacement thereof).  The Warrants shall be exercisable at a purchase price equal to $0.25 per Warrant Share (subject to adjustment as provided in the Warrants).

2A.2        Purchase and Sale of the Warrants.  For no additional consideration, Holdings agrees to issue to the Purchaser on the First Amendment Effective Date, the Warrant.

2A.3        Registration Rights.  The Purchaser and its successors and assigns shall have the registration rights with respect to the Common Stock purchasable under the Warrants as set forth in the Registration Rights Agreement.

2A.4        Representations and Warranties of the Purchaser regarding the Warrants.

The Purchaser hereby represents and warrants, which representations and warranties shall survive the First Amendment Effective Date, that:

__________________________
1 The formula to calculate the number of shares is a function of the 30-day average closing price.  The formula is ($2.028 / 30-day average closing price) * 700,000.  The 30-day average closing price is calculated as of the close of business on November 5, 2009 (the “First Calculation Date”); provided, however, that, if Holder would receive a greater number of shares calculating the 30-day average closing price as of the closing date of the First Amendment to the Senior Subordinated Note Purchase and Security Agreement (the “Second Calculation Date”), then the Holder shall be entitled to such number of additional shares that is equal to the difference between the calculations on the First Calculation Date and the Second Calculation Date.

(a)            It is the present intention of the Purchaser to acquire its Warrant and the Warrant Shares for its own account, and not as nominee or agent.

(b)            The Warrants and the Warrant Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof in violation of the securities laws; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of the Purchaser shall at all times be within its control.  The Purchaser was not formed solely for the purpose of making an investment in the Borrower.  The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Warrants and Warrant Shares.  In making its decision to acquire the Warrant, the Purchaser has relied upon independent investigations made by the Purchaser and the Purchaser’s representatives, including the Purchaser’s own professional, tax and other advisors.  The Purchaser and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Borrower concerning the terms and conditions of the acquisition of the Warrant.  The Purchaser has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for the Purchaser to evaluate the financial risks inherent in the acquisition of the Warrant.  The Purchaser understands that its acquisition of the Warrant involves a high degree of risk and that no governmental authority has passed on or made any recommendation or endorsement of the Warrant.

(c)            The Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Warrants and the Warrant Shares are not, and will not be, registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.  The Purchaser acknowledges that, in issuing the Purchaser’s Warrant and the Warrant Shares, the Borrower is relying on the representations and warranties of the Purchaser in this Section 2A.4.

(d)            The Purchaser hereby acknowledges that its Warrant and each certificate, if any, representing Warrant Shares (unless no longer required in the written opinion of counsel delivered to the Borrower, which opinion and counsel shall be reasonably satisfactory to the Borrower and its legal counsel, it being agreed that Foley Hoag LLP shall be satisfactory counsel) shall bear a legend substantially in the following form (in addition to any other legend required by the Operative Documents):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by the Purchaser of the its Warrant Shares shall constitute a confirmation by it of the foregoing representations.

2A.5        Representations and Warranties of Holdings regarding the Warrants.

Holdings hereby represents and warrants, which representations and warranties shall survive the First Amendment Effective Date, that:

(a)            Authority; No Conflicts.

(i)             The execution, delivery and performance of the Operative Documents and the transactions contemplated thereby by Holdings (including the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants) are within the power and authority of Holdings and have been authorized by all corporate or other organizational proceedings of Holdings and its stockholders and do not and will not (i) contravene any provision of the certificate of incorporation or bylaws or any other organizational documents of Holdings or any law, rule or regulation applicable to Holdings, (ii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any order, agreement, lease, mortgage, note, bond, indenture, license, or other instrument or undertaking to which Holdings is a party or by which any of its properties are bound, or (iii) result in or require the imposition of any Lien on any of the properties, assets or rights of Holdings, except in favor of the Holders.

(ii)            The Warrants being purchased hereunder and the Warrant Shares issuable upon exercise of the Warrants, when issued, delivered and paid for in the manner set forth in this Agreement or, in the case of the Warrant Shares, when issued, delivered and paid for in the manner set forth in the Warrant, will be duly authorized and validly issued and outstanding.  No preemptive rights or other rights of any Person to subscribe for or purchase, and no anti-dilution adjustment or similar rights of any Person, exist or will be triggered with respect to the issuance and sale of the Warrants or the issuance of the Warrant Shares upon the exercise of the Warrants.  Holdings will at all times hereafter keep available, solely for issuance and delivery upon exercise of the Warrants, such number of shares of Common Stock as from time to time shall be issuable upon exercise of the Warrants.

(b)            Securities Act.  Neither Holdings, nor anyone acting on its behalf has offered or will offer to sell Warrants, Common Stock or other securities to, or has solicited or will solicit offers with respect thereto from, or has entered into or will enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Warrants, or the issuance of the Warrant Shares issuable upon exercise of the Warrants, under the registration provisions of the Securities Act or the registration provisions of any securities or Blue Sky laws of any applicable jurisdiction.  Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, neither the issuance of the Warrants, nor the issuance of the Warrant Shares upon exercise of the Warrants, is required to be registered under the Securities Act or any applicable state securities laws, and such issuances shall be in compliance with all applicable federal and state securities laws.

(h)            Section 3.1 of the Original Agreement is hereby amended by amending and restating the following definitions therein:

“Holder” or “Holders” shall mean the Purchaser (so long as it holds one or more Notes or one or more Warrants, as the context requires) and any other holder or holders from time to time of one or more Notes and/or one or more Warrants, as the context requires.

“Maturity Date” shall be November 6, 2014.

“Operative Documents” means this Agreement, the Notes, the Guaranties, the Security Documents, the Intercreditor Agreement, the Warrants, the Registration Rights Agreement and each other agreement, instrument or document now or hereafter executed and pursuant to or in connection with any of the foregoing.

(i)             Section 3.1 of the Original Agreement is hereby further amended by inserting the following definitions therein in appropriate alphabetical order:

“Common Stock” is the common stock, par value $0.01 per share, of Holdings.

“First Amendment Effective Date” is ________, 20__.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the First Amendment Effective Date among Purchaser, Holdings and the other Persons party thereto in the form attached hereto as Exhibit H.

“Warrant” or “Warrants” shall have the meaning given to such term in Section 2A.1 hereof.

“Warrant Shares” shall have the meaning given to such term in Section 2A.1 hereof.

(j)             The third sentence of Section 3.2 of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

“The words “party” or “parties” when used with reference to this Agreement shall include each party to this Agreement and, by their acceptance of a Note or Warrant, each Holder.”

(k)            Section 8.1 of the Original Agreement is hereby amended by inserting the following new sentence at the end thereof as follows:

“Without in any way limiting the rights of the Holders, Holdings hereby agrees that the Holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if Holdings or the Borrower were to fail to comply with its obligations under Article IIA and/or Article VII hereof, and that Holdings therefore agrees that the Holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Holdings’ obligations under Article IIA and/or Article VII hereof.”

(l)             Article X of the Original Agreement is hereby amended by deleting the references to the clause “Each Holder, by acceptance of any Note(s) held by it,” throughout such Article and replacing it with the clause “Each Holder, by acceptance of any Note(s) or Warrant(s) held by it,”.

(m)           Section 10.8 of the Original Agreement is hereby amended by deleting the references to the clause “with respect to its Note” throughout such Section and replacing it with the clause “with respect to its Note and its Warrant”.

(n)           Section 11.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“11.2        Amendments, Waivers and Consents.  Any provision in this Agreement, the Notes or the other Operative Documents (other than the Warrants) to the contrary notwithstanding, changes in or additions to this Agreement and the other Operative Documents may be made, and compliance with any covenant or provision set forth herein or therein may be omitted or waived, if the Borrower shall obtain consent thereto in writing from the Required Holders, and shall, in any case, deliver copies of such consent in writing to all other Holders of Notes and/or Warrants; provided that (i) without the consent of all Holders of Notes, no such consent or waiver shall be effective to reduce the amount of, to postpone the date fixed for the payment of, the principal of (including any required redemption) or interest or Prepayment Premium payable on any Note, to decrease the Interest Rate or the Prepayment Premium, to decrease or postpone any prepayments or redemptions, to increase the proportion of interest payable as PIK Interest rather than as cash interest, to alter, amend or waive compliance with Section 8.1(a), to alter or amend the consent mechanism provided for under Section 8.3 or this Section 11.2, or to release any material Guarantor from its guaranty hereunder or any Guaranty, and (ii) without the consent of the Holder Representative, no such consent or waiver shall be effective to alter the rights or obligations of the Holder Representative.  The provisions of the Warrants may be amended or waived in the manner provided, and with the consent of the Persons required, under Section 12 of the Warrants.  If the Required Holders vote to alter, amend or waive compliance with the Intercreditor Agreement or any subordination or intercreditor agreement relating to any Subordinated Debt, then all Holders shall be bound by such vote and agree to sign such consent or other document as may be necessary to effectuate such alteration, amendment or waiver.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Borrower to any Holders who did not execute the same.”

(o)            The last sentence of Section 11.4(a) of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

“In addition, the Borrower agrees to pay the expenses of preparing Notes and Warrants from time to time in connection with exchanges and transfers of Notes and/or Warrants and the expenses of delivering copies of Operative Documents to Holders, and the Borrower agrees to indemnify, pay and hold each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay taxes (other than transfer taxes) and filing fees with respect to such transfer.”

(p)            Section 11.4(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(c)          The provisions of this Section 11.4 shall survive the payment in full of all amounts due under this Agreement, the Notes and the other Operative Documents, the exercise in full or termination of the Warrants, and the termination of this Agreement and the other Operative Documents.”

(q)            Section 11.5 of the Original Agreement is hereby amended by inserting the following new sentence at the end thereof as follows:

“Any holder of one or more Warrants may assign its Warrants in compliance with the terms set forth in the Warrants.”

(r)            Section 11.7 of the Original Agreement is hereby amended and restated in its entirety as follows:

“11.7        Payments in Respect of Warrants.  The Holders of the Warrants, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, Holdings or any Person directly or indirectly affiliated with Holdings or any of its managers, directors, officers, members or other equityholders, of the Warrants, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the Holders of the Warrants in proportion to their respective holdings of Warrants.  If any Holder of one or more Warrants receives any such sum in respect of its Warrants in excess of its pro rata portion, then such Holder receiving such excess payment shall purchase for cash from the other Holders of Warrants an interest in their Warrants in such amount as shall result in a ratable participation by all of the Holders of the Warrants in the aggregate of all Warrants then outstanding.”

(s)            Clause (ii) of Section 11.8 of the Original Agreement is hereby amended and restated in its entirety as follows:

“(ii) the Holders’ agreement to purchase the Notes and Warrants, or the use or intended use of the proceeds of the Notes and Warrants hereunder,”

(t)             The last sentence of Section 11.8 of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

“This indemnification shall survive the payment and satisfaction of all Obligations, the exercise in full or termination of the Warrants, and the termination of this Agreement and the other Operative Documents, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification.”

(u)            The parenthetical in the first sentence of Section 11.14 of the Original Agreement is hereby amended by amending and restating such parenthetical in its entirety as follows:

“(BY ACCEPTANCE OF ANY NOTE(S) OR WARRANT(S) HELD BY IT)”

(v)            Section 11.20 of the Original Agreement is hereby amended and restated in its entirety as follows:

“11.20      Specific Performance.  Upon breach or default by the Borrower or any Guarantor with respect to any obligation hereunder under the Notes, the Warrants (or the Warrant Shares) or under any other Operative Document, each Holder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.”

(w)            The parenthetical in the first sentence of Section 11.22 of the Original Agreement is hereby amended by amending and restating such parenthetical in its entirety as follows:

“(by the acceptance of any Note(s) or Warrant(s) held by it)”

(x)            Clause (f)(A) of Section 11.22 of the Original Agreement is hereby amended and restated in its entirety as follows:

“(A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, any Note(s) or any Warrant(s) or”

3.             Amendments to Exhibits

The Exhibits to the Credit Agreement are amended (i) by replacing Exhibit A, with the form of Amended and Restated Senior Subordinated Note attached hereto as Annex B and (ii) by adding the following new Exhibit G (Warrant), attached hereto as Annex C, and Exhibit H (Registration Rights Agreement), attached hereto as Annex D.

4.             Amendment to Operative Documents; Consistent Changes

References to the “Purchase Agreement” or the “Note Purchase Agreement” in the Operative Documents shall be deemed to be references to the Original Agreement as amended by this Amendment.  Furthermore, the Operative Documents are hereby amended wherever necessary to reflect the changes described herein.

5.             Confirmation of Certain Terms and Other Matters

Each of the Borrower, Holdings, the Guarantors and the Holder hereby ratify and confirm all terms and provisions of the Operative Documents and all other documents, instruments, or agreements executed in connection therewith and agree that, except as expressly amended herein, all of such terms and provisions remain in full force and effect.  The Borrower , Holdings, the Guarantors and the Holder hereby confirm and acknowledge that the obligations of the Borrower, Holdings and the Guarantors under the Original Agreement include all obligations and liabilities of the Borrower, Holdings and the Guarantors under the Original Agreement, as amended from time to time including, but not limited to, this Amendment.  Each of the Borrower, Holdings and the Guarantors also confirm and acknowledge that this Amendment and the documents, instruments or agreements executed in connection therewith shall constitute Operative Documents.  Except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Operative Document and shall not be deemed to prejudice any right or rights which the Holder may now have or may have in the future under or in connection with any Operative Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

6.             Collateral Security

Each of the Borrower, Holdings and the Guarantors further acknowledge and agree that the Security Documents continue to secure the Borrower’ prompt, punctual and faithful payment and performance of (i) the Original Agreement, as amended by this Amendment and any further extensions, renewals, substitutions, modifications, amendments or replacements thereof; (ii) the Notes and any further extensions, renewals, substitutions, modifications, amendments or replacements of any thereof; (iii) any and all liabilities of the Borrower to the Holders (including, without limitation, those arising under the Operative Documents and this Amendment); (iv) any and all liabilities, debts and obligations, whether now existing or hereafter arising, or at any time owing by the Borrower to the Holders, including without limitation, costs, costs of collection, attorneys’ reasonable fees and all court and litigation costs and expenses, and (v) all sums, bearing interest at the rate provided in the Original Agreement, as modified, advanced to or on behalf of the Borrower by the Holders for any purposes, whether dependent or independent of this transaction, all of which shall be equally secured with and have the same priority as the original advances under the Notes.

7.             Representations and Warranties

Each of the Borrower, Holdings and the Guarantors hereby represent and warrant that except as otherwise disclosed on the list of “Exceptions to Representations” annexed hereto as Annex A: (a) they have complied and are now in compliance with, all of the terms and provisions set forth in the Operative Documents, as amended, on their part to be observed and performed; (b) no Event of Default specified in Section 8.1 of the Original Agreement has occurred or is continuing or would occur as a result of the transactions contemplated by this Amendment (including the issuance of the Warrants); and (c) the execution, delivery and performance of this Amendment (including the issuance of the Warrants): (i) has been duly authorized by all requisite corporation action, including approval by the stockholders of Holdings, (ii) will not violate either (x) any provision of law applicable to the Borrower, Holdings or any Guarantor, any governmental regulation, or its charter documents, or (y) any order of any court or other agency of government binding on the Borrower, Holdings or any Guarantor or any indenture, agreement, or other instrument to which the Borrower, Holdings or any Guarantor is a party, or by which they or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

8.             Conditions to Holder’s Obligations

The willingness of the Holder to consent to and enter into this Amendment is subject to the satisfaction of the following conditions concurrently with the execution and delivery of this Amendment:

(a)            The Holder shall have received approving resolutions of the Board of Directors (or other appropriate governing body) and the shareholders or members of each of the Borrower, Holdings and the Guarantors, certified as of the date hereof by the Secretary of the Borrower, Holdings and the Guarantors authorizing the execution and delivery by the Borrower, Holdings and the Guarantors of this Amendment and all documents referenced herein.

(b)            The Borrower, Holdings and the Guarantors shall have executed and delivered to the Holder, as applicable, (i) this Amendment, (ii) the Amended and Restated Senior Subordinated Note attached hereto as Annex B, (iii) the Warrant attached hereto as Annex C, and (iv) the Registration Rights Agreement attached hereto as Annex D.

(c)            The Holder shall have received a certificate of a Responsible Officer of each of the Borrower and Holdings as to the accuracy of the Borrower’s and Holdings’ representations and warranties in the Original Note Purchase Agreement in all material respects and in this Amendment and as to such other matters as the Holder may reasonably request.

(d)            The Holder shall have received the favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors regarding, among other things, the issuance of the warrants, in form and substance reasonably satisfactory to the Holder.

(e)            This Amendment and all documents referenced herein or to be delivered in connection herewith shall be on terms reasonably satisfactory to Holder’s tax counsel.

(f)             The Borrower shall have paid to the Holder all outstanding legal and other out of pocket fees and expenses incurred relative to the Holder’s relationship with the Borrower and all costs and fees associated with this Amendment.

(g)            The Holder shall have received such other documents, certificates, instruments, and agreements from the Borrower as the Holder may reasonably request.

9.             Miscellaneous

(a)            This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

(b)            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)            Each of the Borrower, Holdings and the Guarantors shall, from time to time, at its expense, execute and deliver to the Holder all such other and further instruments, agreements and documents and take or cause to be taken all such other and future action as the Holder shall reasonably request in order to effect and confirm or vest more securely all rights contemplated by this Amendment, the Original Agreement or any Operative Document.

<The remainder of this page is intentionally left blank>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:
PHYSICIANS FORMULA, INC.,
a New York Corporation

By:
Name:
Title:

GUARANTORS:
PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware Corporation

By:
Name:
Title:

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware Corporation
By:
Name:
Title:

PHYSICIANS FORMULA DRTV, LLC,
a Delaware Limited Liability Company

By:
Name:
Title:

Signature Page to First Amendment to Senior Subordinated Note Purchase and Security Agreement

HOLDER:

MILL ROAD CAPITAL, L.P.,
a Delaware Limited Partnership

By:
Name:
Title:

Signature Page to First Amendment to Senior Subordinated Note Purchase and Security Agreement

Annex A

Exceptions to Representations

[Borrower to complete]

Signature Page to First Amendment to Senior Subordinated Note Purchase and Security Agreement

Annex A-2

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.  FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, THE YIELD TO MATURITY OF THIS NOTE AND ANY OTHER INFORMATION REQUIRED UNDER TREASURY REGULATIONS SECTION 1.275-3(b)(1)(i), THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF PHYSICIANS FORMULA INC. AT 1055 WEST 8TH STREET, AZUSA, CA 91702, TEL NO. (626) 334-3395 AT ANY TIME BEGINNING 10 DAYS AFTER THE DATE OF ISSUANCE.

PHYSICIANS FORMULA, INC.
AMENDED AND RESTATED SENIOR SUBORDINATED NOTE

$8,000,000.00	[_________], 20__

FOR VALUE RECEIVED, Physicians Formula, Inc., a New York corporation (the “Maker”), hereby promises to pay to the order of Mill Road Capital, L.P., a Delaware limited partnership (“MRC”), or its registered assigns and transferees (collectively, the “Payee”) the principal sum of Eight Million Dollars ($8,000,000.00), plus the aggregate amount of accrued interest from time to time capitalized thereon, less the aggregate amount of principal prepaid or repaid from time to time, in each case, pursuant to the terms and conditions of and at the times provided in the Purchase Agreement (as defined below).

1.              Notes.  This Senior Subordinated Note (this “Note”) is issued pursuant to, and is subject to the terms and entitled to the benefits of, the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 among the Maker, MRC and the Guarantors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Senior Subordinated Note Purchase and Security Agreement dated as of [______], 20__, in accordance with its terms (the “Purchase Agreement”).  The Payee is entitled to enjoy the benefits of and to enforce the provisions of the Purchase Agreement as a Holder and is subject to the obligations thereunder of Holder.  Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.              Interest.  Commencing on the date of issuance, this Note will accrue interest on the unpaid principal amount thereof at the Interest Rate specified in, and subject to adjustment as provided in, the Purchase Agreement.  Interest on this Note shall be computed based on a 360-day year and actual days elapsed, and all PIK Interest on this Note shall be compounded annually on the first day of each calendar year.  Cash interest on this Note shall be payable monthly in arrears on each Interest Payment Date commencing on [___________] by wire transfer of immediately available funds to one or more accounts designated by the Payee.  The records of the Payee shall, absent manifest error, be conclusive evidence of the outstanding principal balance of this Note, including all PIK Interest added to the principal amount thereof and the compounding thereof, but any failure of the Payee to record, or any error in so recording, any such amount on the Payee’s records shall not limit or otherwise affect the obligations of the Maker under this Note to make all payments of principal of and interest thereon when due.

If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of this Note and any unpaid interest from time to time in default shall (both before and after acceleration and entry of judgment) bear interest, payable in cash on demand, at a rate per annum equal to the Interest Rate payable pursuant to Section 1.1 of the Purchase Agreement plus three percent (3%); provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the applicable Interest Rate as set forth in Section 1.1 of the Purchase Agreement.

The obligations of the Maker to pay interest under this Note are subject in all events to the provisions of Section 1.6 of the Purchase Agreement relating to Excess Interest and the Maximum Rate.

3.              Maturity; Required Redemption.  Unless the maturity of this Note is accelerated pursuant to Article VIII of the Purchase Agreement, this Note shall mature and be redeemed by the Maker in one installment which shall be paid on November 6, 2014.  On the stated or accelerated maturity date of the Notes, the Maker will pay in cash the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK interest.

4.              Optional Prepayments.  The Maker may voluntarily prepay this Note, in whole or in part, at any time.  Optional prepayments permitted pursuant to the Purchase Agreement may only be made upon payment to the Payee of an amount equal to the sum of the principal amount to be prepaid, together with all accrued and unpaid interest (including PIK Interest) on the amount so prepaid through the date of prepayment, plus the Prepayment Premium, if any, as provided in the Purchase Agreement.

5.              Repurchase upon a Change of Control.  The Maker is obligated upon the occurrence of a Change of Control to repurchase this Note in whole on the terms and conditions set forth in Section 1.4(c) of the Purchase Agreement.

6.              Prepayment Premium.  In the event of any prepayment of this Note prior to the Maturity Date pursuant to Sections 1.4(b) and (c) of the Purchase Agreement, the Maker shall pay to the Payee the Prepayment Premium indicated in the Purchase Agreement corresponding to the time period in which such prepayment occurs or is required to occur.

7.              Guaranty and Security.  The payment and performance of this Note is and shall at all times be guaranteed (the “Guaranty”) by each Guarantor pursuant to Article IX of the Purchase Agreement.  This Note is secured pursuant to the terms of (a) the security interest granted by the Borrower under Article II of the Purchase Agreement, (b) the Guarantor Security Agreement dated as of November 6, 2009 among the Guarantors and the Payee and (c) the other Security Documents.  The Payee is entitled to the benefits of the Guaranty, the Guarantor Security Agreement, the other Security Documents and the other Operative Documents, and may enforce the agreements of the Maker contained therein, and the Payee may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

8.              Remedies on Default. Etc.  Reference is made to the Purchase Agreement for the remedies available to the Payee upon the occurrence of an Event of Default as described in the Purchase Agreement.  The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation attorneys’ fees and costs of collection, incurred or paid by the holder of this Note in enforcing this Note in accordance with the Purchase Agreement.

9.              No Impairment.  No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the currency, provided.

10.            Waivers; Amendments.  The Maker and each endorser and guarantor hereby waives presentment, demand, protest and notice of any kind.  No failure or delay on the part of the Maker or the Payee or holder hereof in exercising any right, power, privilege or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise.  This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

11.            Lost Notes, etc.  If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to the Maker of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note; provided, however, if Payee, its nominee, or any of its partners or members is the holder of this Note and this Note is lost, stolen or destroyed, the affidavit of an authorized partner, member or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification shall be required as a condition to the execution and delivery by the Maker of a new Note in replacement of this Note other than the holder’s written agreement to indemnify the Maker.

12.            Waiver of Jury Trial.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ITS RIGHT TO JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE PURCHASE AGREEMENT, THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING , WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PAYEE RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTES AND THE OPERATIVE DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER OF SUCH PERSONS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT  SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT EACH OTHER SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THE PURCHASE AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED THEREIN.

13.            Governing Law; Jurisdiction; Venue.  THIS NOTE AND EACH OF THE OTHER OPERATIVE DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE MAKER AND EACH GUARANTOR CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE PAYEE UNDER THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS AND CONSENT TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER OR ANY SUCH GUARANTOR, AS THE CASE MAY BE, BY MAIL AT THE MAKER’S OR SUCH GUARANTOR’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT.  THE MAKER AND EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  ANY SUIT OR JUDICIAL PROCEEDING BY THE MAKER OR ANY GUARANTOR AGAINST THE PAYEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

14.            This Note amends and restates and is substituted for that certain promissory note dated November 6, 2009 in the original principal amount of $8,000,000 made by Borrower in favor of Payee (the “Prior Note”) and this Note is in substitution for (but not in payment of) the Prior Note.

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IN WITNESS WHEREOF, the Maker has caused this Amended and Restated Senior Subordinated Note to be duly executed under seal on the date set forth above by a duly authorized representative of the Maker.

PHYSICIANS FORMULA, INC.

By:
Name:
Title:

Signature Page to Amended and Restated Senior Subordinated Note

Annex A-3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Warrant No. [20__] - #__ Void After [____, 20___]	Right to Purchase [_______] (subject to the qualifications and adjustments set forth herein) shares of Common Stock of Physicians Formula Holdings, Inc.

PHYSICIANS FORMULA HOLDINGS, INC.

Common Stock Purchase Warrant

[________, [20___]

Physicians Formula Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that for good and valuable consideration, MILL ROAD CAPITAL, L.P., and its successors and assigns (the “Holder”), is entitled to subscribe for and purchase from the Company an aggregate of __________ (________)2 validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) at a purchase price per share equal to $0.25 (the “Exercise Price”), all subject to the terms, conditions and adjustments as hereinafter provided.  The Exercise Price shall be subject to adjustment from time to time pursuant to the provisions of Section 6 hereof.

This Warrant is issued pursuant to, and in accordance with, the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 by and among the Company, Physicians Formula, Inc. (a wholly-owned subsidiary of the Company), the Guarantors party thereto and Holder, as amended on the date hereof (the “Purchase Agreement”) and is subject to the terms thereof.

Section 1.               Definitions.  Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Purchase Agreement.  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

__________________________
2 The formula to calculate the number of shares is a function of the 30-day average closing price.  The formula is ($2.028 / 30-day average closing price) * 700,000.  The 30-day average closing price is calculated as of the close of business on November 5, 2009 (the “First Calculation Date”); provided, however, that, if Holder would receive a greater number of shares calculating the 30-day average closing price as of the closing date of the First Amendment to the Senior Subordinated Note Purchase and Security Agreement (the “Second Calculation Date”), then the Holder shall be entitled to such number of additional shares that is equal to the difference between the calculations on the First Calculation Date and the Second Calculation Date.

Annex A-3

(a)            “Fair Market Value” shall mean, as of the date of determination: (i) if the Common Stock is listed on a national securities exchange, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or market system on the last Business Day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; (ii) if the Common Stock is not listed, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by OTC Bulletin Board or other similar over-the-counter quotation service on the last Business Day prior to the date of exercise of this Warrant or (iii) if the Common Stock is not so listed and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined mutually by (x) a majority of the members of the Board of Directors of the Company, and (y) the Holder.  If the Board of Directors and the Holder are unable to agree on the Fair Market Value within five (5) Business Days, the Fair Market Value shall be determined by an Independent Appraiser (as defined below) selected by agreement of the Board of Directors and the Holder. If the parties cannot agree upon an Independent Appraiser within five (5) Business Days, then, within a further five (5) Business Days, the parties shall each select one Independent Appraiser and the two Independent Appraisers shall, within a further five (5) Business Days, select a third Independent Appraiser who shall determine the Fair Market Value.  “Independent Appraiser” shall mean any nationally recognized independent auditing firm or investment banking firm that does not provide services directly to either party.  Any determination of the Fair Market Value by an Independent Appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

(b)            “Warrant Expiration Date” shall mean 5:00 p.m., Pacific Time, on the seventh anniversary of the date of this Warrant; provided, that, if such date is not a Business Day, the next Business Day immediately thereafter.

Section 2.               Transfers; Negotiability.  This Warrant and the shares of Common Stock issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

Section 3.               Exercise of Warrant.

3.1           Manner of Exercise.  Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part (but not as to a fractional share of Common Stock), by the Holder at any time or from time to time, on any Business Day on or prior to the Warrant Expiration Date by (i) the delivery of a duly executed exercise form in the form attached as Exhibit A hereto (an “Exercise Form”) to the Company at its office at 1055 West 8th Street, Azusa, California 91702, or at such other office as the Company may designate by notice in writing, and (ii) the delivery of payment to the Company by cash, check made payable to the order of the Company, wire transfer of funds to a bank account designated by the Company or any other means approved by the Company, an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is exercised.  In lieu of payment of the aggregate Exercise Price, the Holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by using the following net issuance formula:

Annex A-3

X=((P)(A-B))/A

where

X =	the number of shares of Common Stock to be issued to the holder for the portion of this Warrant being exercised;
P =	the number of shares of common stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised, at the date of calculation;
A =	the Fair Market Value of one share of Common Stock as of the exercise date; and
B =	the Exercise Price as in effect on the exercise date.

3.2           Issuance of Common Stock.

(a)            Upon receipt of the documents and payments described in Section 3.1 hereof, the Company shall, within five (5) Business Days, (x) if a registration statement relating to the shares of Common Stock issuable upon exercise of this Warrant is effective, and the Company’s transfer agent for its Common Stock (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, cause to be credited such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (y) issue and deliver to the address as specified in the Exercise Form, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided.  The credit or stock certificate or certificates so delivered shall be in the denomination specified in the Exercise Form and shall be registered in the name of the Holder or its permitted designee (as specified in the Exercise Form).  This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or its permitted designee (as specified in the Exercise Form) shall be deemed to have become a holder of such shares for all purposes as of the close of business on the date on which the Exercise Form and payments described in Section 3.1 hereof, are received by the Company as aforesaid.  The Holder of the Warrant shall tender this Warrant to the Company within a reasonable period of time after exercise pursuant to Section 3.1, but in any event within five (5) Business Days.  Upon receipt of the tendered Warrant, unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall deliver to the Holder or its permitted designee (as specified in the Exercise Form) a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.  The tender and exchange of this Warrant when partially exercised and the delivery by the Company of a replacement Warrant pursuant to the preceding sentence, shall not be required for the Holder to exercise this Warrant to purchase any unpurchased shares of Common Stock called for by this Warrant.  The Company shall pay any documentary or issue stamp taxes attributable to the issuance of this Warrant, a replacement Warrant or the shares of Common Stock issuable upon exercise of this Warrant.

Annex A-3

(b)           Upon any exercise of this Warrant, the Company may require customary representations from the Holder that the Holder is an “accredited investor” as defined in 501(a) under the Securities Act, to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

3.3            Fractional Shares.  No fractional Shares shall be issuable upon exercise of the Warrant and the number of shares of Common Stock to be issued upon exercise of the Warrant shall be rounded down to the nearest whole share of Common Stock.  If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a whole share of Common Stock as of the exercise date over the Exercise Price for such fractional share.

Section 4.               Mutilated or Missing Warrant.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of shares of Common Stock, but only upon receipt of a written statement reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, indemnity reasonably satisfactory to the Company with respect thereto.

Section 5.               Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 5, out of the authorized and unissued shares of Common Stock, 100% of the number of shares issuable upon exercise of the rights of purchase represented by this Warrant.  The Company agrees that all shares of Common Stock issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 6.               Adjustments.  Subject and pursuant to the provisions of this Section 6, the Exercise Price and number of shares of Common Stock subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

Annex A-3

6.1           Dividend, Subdivision or Combination of Common Stock.  If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise thereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the aggregate number of shares of Common Stock for which this Warrant is exercisable (the “Warrant Share Number”) shall be proportionately increased.  If the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the Warrant Share Number shall be proportionately decreased.  An adjustment made pursuant to this Section 6.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

6.2           Certain Distributions.  In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving entity and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 6.1) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (i) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by a fraction (x) the numerator of which shall be the Fair Market Value of Common Stock immediately prior to the date of distribution less the then fair market value (in the case of distributions other than cash, as determined by a majority of the members of the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities, other assets or rights so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Fair Market Value of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (ii) the Warrant Share Number shall be increased by being multiplied by a fraction (x) the numerator of which shall be the Fair Market Value of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (y) the denominator of which shall be the Fair Market Value of one share of Common Stock immediately prior to such record date less the fair market value (in the case of distributions other than cash, as determined by a majority of the members of the Board of Directors of the Company) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed.  Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

Annex A-3

6.3           Consolidation, Merger, etc.  If any (i) capital reorganization, (ii) reclassification, (iii) consolidation, merger, tender offer or other business combination of the Company with another entity that involves a transfer of more than fifty percent (50%) of the voting power of the Company, (iv) the sale of all or substantially all of the Company’s assets to another entity, or (v) voluntary sale, conveyance, exchange or transfer of the voting Capital Stock of the Company that involves the sale, conveyance, exchange or transfer of more than fifty percent (50%) of the voting power of the Company (each, an “Extraordinary Event”) shall be effected, then, prior to the consummation of such Extraordinary Event, the Company shall make appropriate provision, including providing written notice of the Extraordinary Event to the Holder at least ten (10) Business Days prior to effecting such Extraordinary Event, to ensure that the Holder shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof (without duplication with Sections 6.1 and 6.2 hereof).  The Holder agrees to keep all information it receives regarding the Extraordinary Event confidential until such time as the Company has disclosed such information publicly. The foregoing provisions shall similarly apply to successive Extraordinary Events.

6.4           Other Changes.  In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 6.1, 6.2 or 6.3 (but not including any action described in any such Section) and it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as a majority of the Board of Directors and the Holder in good faith determine would be equitable in the circumstances.

6.5           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights against impairment.

6.6           Certificate as to Adjustments.  Upon each adjustment of the Exercise Price, and/or number of shares of Common Stock, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and number of shares of Common Stock in effect upon the date thereof and the series of adjustments leading to such Exercise Price and number of shares of Common Stock.

Annex A-3

Section 7.               Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier.  All notices to Holder shall be addressed to the Holder’s address set forth on the signature page hereto, or at such other address as shall have been furnished to the other parties hereto in writing, or if to the Company at: 1055 West 8th Street, Azusa, California 91702.

Section 8.               Registration Rights.  The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated as of the date hereof, by and between the Holder and the Company, and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement.

Section 9.               Successors.  All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 10.             Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

Section 11.             No Rights as Shareholder.  Prior to the exercise of this Warrant, the Holder shall not have or exercise any voting rights or other rights as a shareholder of the Company by virtue of its ownership of this Warrant.

Section 12.             Amendments.  This Warrant shall not be amended without the prior written consent of the Company and the Holder; provided, that with the written consent of the Holder (which consent shall not be unreasonably withheld) the Company may amend this Warrant in a manner not adverse to the Holder to effect any adjustments required to comply with the Company’s obligations hereunder as described in Section 6.3.

Section 13.             Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[remainder of this page intentionally left blank]

Annex A-3

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of [_______, [20___].

PHYSICIANS FORMULA HOLDINGS, INC.

By:
Name:
Title:

HOLDER

MILL ROAD CAPITAL, L.P.

By: Mill Road Capital GP LLC,
       its General Partner

By: __________________________
Name:
Title:
Address:	Two Sound View Drive, Suite 300
Greenwich, Connecticut 06830

[Signature Page to Warrant]

Annex A-3

APPENDIX A
PHYSICIANS FORMULA HOLDINGS, INC.
WARRANT EXERCISE FORM

To: PHYSICIANS FORMULA HOLDINGS, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by

❑	certified mail to the above address, or
❑	electronically (provide DWAC Instructions:___________________),
or
❑	other (specify: __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Signature:

Name (please print)

Address:

Assignee:

A-1

APPENDIX B
PHYSICIANS FORMULA HOLDINGS, INC.
NET ISSUE ELECTION NOTICE

To: PHYSICIANS FORMULA HOLDINGS, INC.

Date:_________________________

The undersigned hereby elects under Section 3.1 of the Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

B-1

Annex A-4

PHYSICIANS FORMULA HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this ___ day of _________, 20__ by and among (i) PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation (the “Company”), (ii) MILL ROAD CAPITAL, L.P., a Delaware limited partnership (“MRC”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 7(c) hereof.

WHEREAS, the Company has agreed to issue and sell to MRC, and MRC has agreed to purchase from the Company, a warrant to purchase up to [______] shares (the “Warrant”) of the Company’s common stock, $0.01 par value per share ( “Common Stock”), upon the terms and conditions set forth in that certain Senior Subordinated Note Purchase and Security Agreement, dated November 6, 2009 and as amended on the date hereof, by and among the Company, Physicians Formula, Inc. (a wholly-owned subsidiary of the Company), the Guarantors party thereto and MRC (the “Purchase Agreement”); and

WHEREAS, the terms of the Purchase Agreement provide for the execution and delivery of this Agreement by the Company and MRC, if certain conditions, including approval by the Company’s stockholders of issuance of the Warrants, are met.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1)
Certain Definitions.  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.  As used in this Agreement, the following terms shall have the following meanings:

a)	“Allowed Delay” shall have the meaning ascribed thereto in Section 2(c).

b)	“Availability Date” shall have the meaning ascribed thereto in Section 3(i).

c)	“Blue Sky Application” shall have the meaning ascribed thereto in Section 6(a).

d)	“Cut Back Shares” shall have the meaning ascribed thereto in Section 2(d).

e)	“Effectiveness Period” shall have the meaning ascribed thereto in Section 3(a).

f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

g)	“Filing Deadline” shall have the meaning ascribed thereto in Section 2(a).

h)
“Investors” means, unless the context otherwise indicates, MRC and any affiliate or permitted transferee of MRC who is a subsequent holder of the Registrable Securities and who agrees to become bound by the provisions of this Agreement in accordance with Section 7(c).

FH draft dated November 5, 2009

i)
“Liquidated Damages Amount” of each Investor shall equal (i) during the first 180-day period following the particular Liquidated Damages Measurement Date, $40,000 per 30-day period multiplied by the number of Registrable Securities held by such Investor on the applicable Liquidated Damages Measurement Date, divided by the total initial number of shares of Registrable Securities outstanding on the Warrant Closing Date (appropriately adjusted, if applicable, for stock splits, stock dividends, combinations or similar recapitalizations); and (ii) during the second 180-day period following the particular Liquidated Damages Measurement Date, $80,000 per 30-day period multiplied by the number of Registrable Securities held by such Investor on the applicable Liquidated Damages Measurement Date, divided by the total initial number of shares of Registrable Securities outstanding on the Warrant Closing Date (appropriately adjusted, if applicable, for stock splits, stock dividends, combinations or similar recapitalizations).

j)	“Liquidated Damages Measurement Date” shall have the meaning ascribed thereto in Section 2(c).

k)	“Piggyback Registration” shall have the meaning ascribed thereto in Section 2(e).

l)
“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

m)
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

n)
“Registrable Securities” means shares of Common Stock issued or issuable (i) upon exercise of the Warrant (as defined in the Purchase Agreement) and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security when (a) such securities have been sold pursuant to a Registration Statement or Rule 144 under the Securities Act; (b) such securities have otherwise by transferred by the Investor and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration under the Securities Act; or (c) such securities have been issued upon exercise of the Warrant and shall have ceased to be outstanding.

o)
“Registration Statement” means the Resale Registration Statement and any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities in a Piggyback Registration pursuant to this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

FH draft dated November 5, 2009

p)	“Required Investors” means the Investors holding a majority of the Registrable Securities.

q)	“SEC” means the U.S. Securities and Exchange Commission.

r)	“SEC Restrictions” shall have the meaning ascribed thereto in Section 2(d).

s)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

t)	“Warrant Closing Date” means the date of this Agreement.

2)	Registration.

a)
Resale Registration Statements.  The Company agrees to file with the SEC, as promptly as practicable following the Warrant Closing Date, but no later than 30 days after the Warrant Closing Date (the “Filing Deadline”) (i) one or more registration statements on Form S-3 (or, if the Company shall not then be eligible to use Form S-3, on such other form as the Company shall then be eligible to use) pursuant to Rule 415 under the Securities Act covering the resale by the Investors of the Registrable Securities (the “Resale Registration Statement”) or (ii) one or more prospectus supplements or other materials under Rule 430B promulgated under the Securities Act to include in a prospectus that is part of an effective registration statement such information as shall be necessary to identify the Investors as selling security holders and to permit the resale by the Investors of the Registrable Securities; provided, however, that in the event the Company is not S-3 eligible prior to the Filing Deadline, the Filing Deadline shall be extended to the earlier of (i) 30 days after the Company is S-3 eligible, and (ii) April 30, 2010.  If a Resale Registration Statement covering all of the Registrable Securities is not filed with the SEC on or prior to Filing Deadline, as extended pursuant to the terms of this paragraph, then the Company will make payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to such Investor’s Liquidated Damages Amount for each 30-day period (or pro rata for any portion thereof) following the Filing Date until the earlier of (i) the date on which the Company files a Resale Registration Statement covering all of the Registrable Securities with the SEC, and (ii) the date on which Liquidated Damages begin to accrue under Section 2(c).  Subject to any SEC comments, each Resale Registration Statement filed pursuant to this Section 2(a) shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in a Resale Registration Statement without the Investor’s prior written consent.  Each Resale Registration Statement shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Any Resale Registration Statement which covers the resale of Registrable Securities shall not cover transactions in shares of Common Stock or other securities for the account of any holder other than the Investors without the prior written consent of the Required Investors.  Each Resale Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

FH draft dated November 5, 2009

b)
Expenses.  The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors (not to exceed $30,000 in the aggregate) and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

c)	Effectiveness.

i)
The Company shall use reasonable efforts to have a Resale Registration Statement declared effective as soon as practicable, but, in any event, no later than 120 days after the Warrant Closing Date.  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Resale Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A) a Resale Registration Statement covering all of the Registrable Securities is not declared effective by the SEC prior to the earliest of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Resale Registration Statement will be made or that the SEC has no further comments on the Resale Registration Statement or (ii) the 120 days after the Warrant Closing Date (or, if pursuant to Section 2(a) such Resale Registration Statement was timely filed later than the 60th day after the Warrant Closing Date because the Company was not S-3 eligible prior to the Filing Deadline, the 60th day after the date that such Registration Statement was filed) or (B) after a Resale Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Resale Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Resale Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to such Investor’s Liquidated Damages Amount for each 30-day period (or pro rata for any portion thereof) following the date by which such Resale Registration Statement should have been effective until the earlier of the date on which the Resale Registration Statement is declared effective and end of the Effectiveness Period.  The amounts payable as liquidated damages, pursuant to this paragraph or Section 2(a), shall be paid in arrears within three (3) Business Days of the last day of each 30-day period following the date of commencement of the accrual of Liquidated Damages (each a “Liquidated Damages Measurement Date”) and continuing until such time as Liquidated Damages cease to accrue, as determined pursuant to this paragraph or Section 2(a), as the case may be.  Such payments shall be made to each Investor in cash.

FH draft dated November 5, 2009

ii)
For not more than thirty (30) consecutive days, and for not more than an aggregate of sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Resale Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company or (B) to amend or supplement the affected Resale Registration Statement or the related Prospectus so that such Resale Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Resale Registration Statement until the end of the Allowed Delay and (c) use reasonable efforts to terminate an Allowed Delay as promptly as practicable.

d)
Rule 415; Cutback  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its reasonable efforts to persuade the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”.  The Investors shall have the right to participate or to have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects.  In the event that, despite the Company’s reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Resale Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Resale Registration Statement without the prior written consent of such Investor; provided, further, that the Company shall not be obligated to register the Registrable Securities of any Investor that does not provide such consent if the SEC requires such Investor to be named as an “underwriter” and after the Company’s best efforts to comply with the terms of Section 2(d) (including (i) and (ii) above) hereof the SEC refuses to alter its position, and the Investor’s refusal to consent prevents the Company from having the Resale Registration Statement declared effective by the applicable deadline, and, in such event, the Liquidated Damages Amount shall not accrue with respect to Registrable Securities held by an Investor that does not consent to be so named.  Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provide.  No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares).  For the avoidance of doubt, all of the provisions of this Section 2 (including the liquidated damages provisions) shall be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) Business Days after the Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be tolled for a period equal to the number of days elapsed from the date the Resale Registration Statement initially including such Cut Back Shares was first filed with the SEC and the Restriction Termination Date applicable to such Cut Back Shares.

FH draft dated November 5, 2009

e)	Right to Piggyback Registration.

i)
If at any time following the date of this Agreement any Registrable Securities remain outstanding and the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its shareholders, it shall at each such time promptly give written notice to the holders of the Registrable Securities of its intention to do so (but in any event within one (1) Business Day after the initial filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after receipt of the Company’s notice (a “Piggyback Registration”).  Such notice shall offer the holders of the Registrable Securities the opportunity to register such number of shares of Registrable Securities as each such holder may request and shall indicate the intended method of distribution of such Registrable Securities.

ii)
Notwithstanding the foregoing, (A) if such registration involves an underwritten public offering, the Investors must sell their Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 2(b)) and subject to the Investors entering into customary underwriting documentation for selling shareholders in an underwritten public offering, and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2(e)(i) and prior to the effective date of the registration statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to cause such registration statement to become effective under the Securities Act, the Company shall deliver written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that nothing contained in this Section 2(e)(ii) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay liquidated damages under this Section 2.  If such registration involves an underwritten public offering and the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the Investors in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Investor or in such other proportions as shall mutually be agreed to by all such selling Investors.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

FH draft dated November 5, 2009

iii)
Each Investor participating in a Piggyback Registration relating to an underwritten public offering agrees, if and to the extent requested by the managing underwriter of such underwritten public offering, to enter into a customary lock-up agreement with the underwriters, on terms no less favorable than the lock-up terms of other participants in the offering.

3)
Company Obligations.  The Company will use reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

a)
use reasonable efforts to cause such Resale Registration Statement to become effective and to remain continuously effective for a period that will terminate on the earlier of: (1) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time have been sold, (2) the date on which no Registrable Securities are held by any Investor and (3) the date that is six months after the expiration of the Warrant (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

b)
prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement and the Prospectus as may be necessary to keep the Resale Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

FH draft dated November 5, 2009

c)
provide copies to and permit counsel designated by the Investors a reasonable opportunity to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

d)
furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

e)
use reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

f)
prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

g)
use reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

h)
immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

FH draft dated November 5, 2009

i)
otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, at their request, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter after the quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

j)
With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4)
Due Diligence Review; Information.  The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all filings with the SEC and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.  The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

FH draft dated November 5, 2009

5)	Obligations of the Investors.

a)
Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor in connection with the filing of the Registration Statement.  The Company shall be obligated to include as a selling stockholder in such Registration Statement each Investor that provides such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement and the Company shall not be obligated to register the Registrable Securities of any Investor that does not provide such information by such date.

b)
Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

c)
Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

6)	Indemnification.

FH draft dated November 5, 2009

a)
Indemnification by the Company.  The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, the successors and assigns of any of the foregoing, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorney’s fees), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse such Investor, and each such officer, director, member, employee and agent, all successors and assigns of any of the foregoing, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

b)
Indemnification by the Investors.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, the Company, its directors, officers, employees and stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from: (i) any untrue statement or alleged untrue statement of any material fact in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto, or the omission or alleged omission to state a fact required to be stated or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto; and (ii) any violation by the Investor or its agents of any rule or regulation promulgated under the Securities Act applicable to the Investor or its agents and relating to action or inaction required of the Investor in connection with such registration.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6, and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission and any underwriting discounts and commissions) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

FH draft dated November 5, 2009

c)
Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any single proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

d)
Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6, the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and any underwriter discounts and commissions) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7)	Miscellaneous.

FH draft dated November 5, 2009

a)
Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Required Investors.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

b)
Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission or air courier which guarantees overnight delivery:

If to the Company:

Physicians Formula Holdings, Inc.
1055 West 8th Street
Azusa, CA 91702
Attention:  Jeff Berry, Chief Financial Officer
Telephone: 626-334-3395
Fax: 626-812-9462

With a copy (delivery of which alone shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street, Suite 3200
Chicago, IL 60654
Attention: James S. Rowe, Esq.
                   Elisabeth M. Martin
Telephone: 312-862-2000
Fax: 312-862-2200

If to the initial Investor:

Mill Road Capital, L.P.
Two Sound View Drive
Greenwich, CT 06830
Attention: Thomas Lynch, Managing Director
Telephone: 203-987-3501
Fax: 203-621-3280

With a copy (delivery of which alone shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  Peter M. Rosenblum, Esq.
Telephone: 617-832-1000
Fax: 617-832-7000

FH draft dated November 5, 2009

If to any other Investor, at such Investor’s address as it appears in the records of the Company (unless otherwise indicated by any such Investor).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s facsimile machine operator, if sent by facsimile transmission and; on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

c)
Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that (i) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected, which written notice shall state the name and address of such transferee or assignee and the number of Registrable Securities with respect to which such registration rights are being transferred or assigned, and (ii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

d)
Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

e)
Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

f)
Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

g)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

FH draft dated November 5, 2009

h)
Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

i)
Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

j)
Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

k)
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.  MRC AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[remainder of this page intentionally left blank]

Annex A-4

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

THE COMPANY:	PHYSICIANS FORMULA HOLDINGS, INC.

By:
Name:
Title:

INVESTOR:	MILL ROAD CAPITAL, L.P.

By: Mill Road Capital GP LLC,
its General Partner

By:
Name:
Title:
	Address:	Two Sound View Drive, Suite 300
Greenwich, Connecticut 06830

[Signature Page to Registration Rights Agreement]

Annex A-4

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange or other market;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Annex A-4

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Annex A-4

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective the earlier of: (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) six months after the expiration of the Warrant.